Exhibit 4.3

EXECUTION VERSION

SALE-PURCHASE AGREEMENT

by and among

GREEN 485 HOLDINGS LLC,

as Transferor,

and

MAZAL 485 LLC,

as Transferee

August 7, 2009

TABLE OF CONTENTS

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EXHIBITS

1(A)	Description of Land
1(B)	Leases
1(C)	Existing Contracts
1(D)	Telecommunications Contracts
1(E)	Brokerage Agreements
1(F)	Union Agreements
2(A)	Company LLC Agreement
2(B)	Contribution Agreement
2(C)	JV Loan Promissory Note
2(D)	Member Loan Promissory Note
2(E)	Option Agreement
2(F)	Transferor Pledge and Security Agreement
2(G)	Assignment of Limited Liability Company Interest
2(H)	Title Affidavit
3(A)	Transferor’s Wire Instructions
4(A)(i)	Title Exceptions
8(A)(xxii)	Form of 750 Space Lease
8(A)(xxiii)	Form of 750 REA
8(A)(xxiv)	Form of REA Estoppels
8(A)(xxv)	Form of Notice to 750 Third Owner LLC
8(A)(xxvi)	Recognition Agreement
8(A)(xxix)	Indemnity Agreement
10	Form of Tenant Estoppel Certificate
16(A)(i)	Rent Arrearages
16(A)(ii)	Union Employees
16(A)(vii)	Litigation
16(A)(xvi)	Liabilities
16(A)(xvii)	Open Tax Certiorari Proceedings
16(A)(xviii)	Security Deposits
16(A)(xix)	Tenant Billing
16(A)(xxi)	Environmental Violations
16(A)(xxii)	Existing Loan Documents

16(A)(xxv)	Servicer Statement
16(A)(xxvi)	ICIP Litigation
16(A)(xxvii)	Leasing Costs
16(A)(xxix)(a)	Current Structure Chart
16(A)(xxix)(b)	Closing Structure Chart

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SALE-PURCHASE AGREEMENT (this “Agreement”), made as of the ___ day of August, 2009 (the “Effective Date”), by and between GREEN 485 HOLDINGS LLC, a Delaware limited liability company having an address c/o SL Green Realty Corp., 420 Lexington Avenue, New York, New York 10170, (the “Transferor”) and MAZAL 485 LLC, a Delaware limited liability company having an address at 241 West 47th Street, Suite 11B, New York, New York 10036 (“Transferee”).

R E C I T A L S :

A.           Green 485 Owner LLC (“Subsidiary”), 485 EAT Owner LLC (“EAT”) and Green 485 TIC LLC (“TIC”) are the owners as tenants-in-common of 100% of the fee interest in the Premises (as hereinafter defined) commonly known as 485 Lexington Avenue, New York, New York.

B.           As of the date hereof (i) Transferor is the owner of (a) 85.6% of the membership interests in Green 485 JV LLC, a Delaware limited liability company (the “Company”) and (b) 100% of the membership interests in TIC; (ii) the Company is the owner of 100% of the membership interests in Green 485 Mezz LLC, a Delaware limited liability company (“Mezz LLC”); (iii) Mezz LLC is the owner of 100% of the membership interests in Subsidiary; (iv) SL Green Operating Partnership, LP, a Delaware limited partnership (“SLGOP”) is the owner of 100% of the membership interests in (a) 485 EAT LLC, a Delaware limited liability company (“EAT Parent”) and (b) Transferor; and (v) EAT Parent is the owner of 100% of the membership interests in EAT.

C.           Prior to Closing, as set forth in Section 20C, Transferor shall (w) acquire the remaining 14.4% of the membership interests in the Company from CIF (as hereinafter defined), (x) transfer a 1% membership interest in the Company to a wholly-owned subsidiary of SLGOP (the “1% Owner”), (y) contribute all of the membership interests in TIC to Mezz LLC and (z) cause SLGOP to cause EAT Parent to contribute all of the membership interests in EAT to Mezz LLC.

D.           In connection with the Closing, the parties intend to cause each of TIC and EAT to be merged with and into Subsidiary with Subsidiary as the surviving entity.

E.           Pursuant to the terms and subject to the conditions set forth in this Agreement, Transferor desires to sell, assign, transfer and convey to Transferee forty-nine and one-half percent (49.5%) of the legal and beneficial ownership interests in the Company (the “Purchased Interest”).

NOW, THEREFORE, in consideration of the mutual covenants set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Transferor and Transferee hereby agree as follows:

1.             Certain Definitions.

Certain capitalized terms used in this Agreement shall, for the purposes of this Agreement, have the meanings ascribed to such terms in this Article 1.  Other capitalized terms used in this Agreement and not defined in this Article 1 shall have the meanings ascribed to such terms elsewhere in this Agreement.

“affiliate” shall mean, as to any designated person or entity, any other person or entity which controls, is controlled by, or is under common control with, such designated person or entity.

“Building” shall mean the building commonly identified as 485 Lexington Avenue, New York, New York.

“Brokerage Agreements” shall mean the agreements between a Transferor Party and any leasing brokers which are set forth on Exhibit “1(E)”.

“CIF” shall mean CIF 485 Member LLC, a Delaware limited liability company.

“Company” shall have the meaning set forth in the Recitals.

“Company LLC Agreement” shall mean that certain Amended and Restated Limited Liability Company Agreement of the Company, dated as of the Closing Date in the form attached hereto as Exhibit “2(A)”, as the same may be amended or amended and restated from time to time.

“Contribution Agreement” shall mean that certain Contribution Agreement in the form of Exhibit “2(B)” to this Agreement, by and among SLGOP, Transferor, the Company and Mezz LLC.

“control” (and with correlative meaning, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of the Person in question (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise.

“Covered Affiliates” shall mean all affiliates of Transferor, Mezz LLC, the Fee Owner or the Company, as applicable.

“EAT Parent” shall have the meaning set forth in the Recitals.

“Escrow Agent” shall mean Greenberg Traurig, LLP.

“Existing Contracts” shall mean the management, service, telecommunications, information service and maintenance contracts and collective bargaining and other union agreements affecting the Premises or the operation thereof which are listed on Exhibits “1(C)”, “1(D)” and “1(F)”.

“Existing Guaranty” shall mean that certain Guaranty dated as of January 22, 2007 by and between SL Green and Lender.

“Existing Hazardous Substances Indemnity Agreement” shall mean that certain Hazardous Substances Indemnity Agreement dated as of January 22, 2007 by and between SL Green, Subsidiary, TIC, EAT and Lender.

“Existing Loan” shall mean that certain loan in the original principal amount of Four Hundred Fifty Million Dollars ($450,000,000.00), made on or about January 22, 2007, by Lender to the Fee Owner.

“Existing Loan Documents” shall mean the documents, agreements, and instruments evidencing and/or securing the Existing Loan, identified on Exhibit “16(A) (xxii)” attached hereto.

“Existing Mortgage” shall mean the Amended, Restated and Consolidated Mortgage, Security Agreement, Assignment of Rents and Fixture Filing dated as of January 22, 2007 by and between Lender and the Fee Owner.

“Fee Owner” (each individually a “Fee Owner”) shall mean, collectively, Subsidiary (as successor by merger to EAT and TIC or otherwise), EAT and TIC.

“Fixtures” shall mean all equipment, fixtures and appliances of whatever nature which are (i) affixed to the Land or Improvements and (ii) owned by any Transferor Party and used exclusively at the Real Property.

“Global Contracts” shall mean those Existing Contracts identified as a global contract on Exhibit “1(C)”,which relate to the Premises along with other properties owned by any Covered Affiliate.

“Hazardous Materials” shall mean any solid wastes, toxic or hazardous substances, wastes or contaminants, polychlorinated biphenyls, paint or other materials containing lead, urea formaldehyde foam insulation, radon, asbestos, and asbestos containing material, petroleum product and any fraction thereof as any of these terms is defined in or for the purposes of any Relevant Environmental Laws (as hereinafter defined), and any Pathogen (as hereinafter defined).

“Improvements” shall mean the improvements on the Land, including without limitation, the Building.

“JV Loan” means that certain loan in the original principal amount of Twelve Million Two Hundred Thousand Dollars ($12,200,000.00) to be made by SLGOP or its wholly-owned subsidiary (the “JV Lender”) to the Company prior to the Closing pursuant to the terms of this Agreement.

“JV Loan Promissory Note” shall mean the Promissory Note, in the form of Exhibit “2(C)” to this Agreement, made by the Company to the order of the JV Lender  evidencing the JV Loan.

“Land” shall mean the land described on Exhibit “1(A)” and situated in the Borough of Manhattan, City of New York, County of New York and State of New York.

“Landlord” shall mean the landlord under a Lease.

“Leases” (each individually, a “Lease”) shall mean the leases, tenancies, concessions, licenses and occupancies affecting the Premises as listed on Exhibit “1(B)” (specifically excluding any subleases listed on said Exhibit), as (a) the same heretofore have been amended, modified or extended (to the extent noted on Exhibit “1(B)”); and (b) hereafter may be amended, modified or extended from time to time in accordance with the terms of this Agreement, or entered into between the date hereof and the Closing Date (as hereinafter defined) in accordance with Article 20 hereof.

“Lender” shall mean Wachovia Bank, National Association as servicer of the Existing Loan held by Wells Fargo Bank, N.A. as trustee for the registered holders of Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates Series 2007-C30.

“Major Lease” means the Lease of each of Citibank, N.A. and Travelers Indemnity, each of which is identified on Exhibit “1(B)”.

“Major Tenant” means the tenant under any Major Lease.

“Manager Bad Boy Acts” means (a) the intentional misappropriation by Newmark or a Qualified Manager of any tenant security deposits or the intentional misapplication of rent after an Event of Default (as defined in the Existing Mortgage), (b) the misapppropriation of Loss Proceeds (as defined in the Existing Mortgage) and (c) any act of damage, arson or physical waste of the Premises resulting from the intentional acts or intentional omissions of Newmark or a Qualified Manager provided that such acts or omissions are willful or constitute gross negligence.

“Member Loan” means that certain loan in the original principal amount of Twenty Million Dollars ($20,000,000.00) (which amount shall be increased or decreased by 49.5% of any Net Adjustment provided for in Article VII), to be made on the Closing Date, by Transferee to Transferor, which loan is being made pursuant to the Member Loan Promissory Note for a term of five (5) years and which shall be secured by Transferor’s retained 49.5% membership interest in the Company pursuant to the Transferor Pledge and Security Agreement.

“Member Loan Promissory Note” shall mean the Promissory Note, in the form of Exhibit “2(D)” to this Agreement, made by Transferor to the order of Transferee, evidencing the Member Loan.

“Mezz LLC” shall have the meaning set forth in the Recitals.

“New Contracts” shall mean all management, service, telecommunications, information service and maintenance contracts, equipment leases and collective bargaining and other union agreements affecting the Premises or the operation thereof and which are entered into by a Transferor Party or any Covered Affiliate after the date hereof subject to the applicable provisions of this Agreement.

“Nortel Lease” shall mean that certain Lease dated December 15, 2006 with Nortel Networks, Inc.

“Occupied Space” shall mean the aggregate square footage of rentable area at the Premises occupied, as of the date hereof, by Tenants other than the tenant under the Nortel Lease, which the parties agree is 863,303 rentable square feet.

“Option Agreement” shall mean the Membership Interest Option Agreement by and between Transferee and Transferor in the form of Exhibit “2E” to this Agreement.

“Pathogen” shall mean any pathogen, toxin or other biological agent or condition, including but not limited to, any fungus, mold, mycotoxin or microbial volatile organic compound.

“Personal Property” shall mean the aggregate of the following:

(i)           All site plans, architectural renderings, plans and specifications, engineering plans, as-built drawings, floor plans and other similar plans or diagrams, if any, which (a) relate to the Real Property and (b) are in a Transferor Party’s possession or control (the “Building Plans”);

(ii)          Any Transferor Party’s right, title and interest, if any, in all licenses, permits and warranties, guaranties, indemnities, and bonds, which (a) relate to the Real Property or any other Personal Property at the Real Property and (b) are assignable to Transferee (the “Permits”); and

(iii)         All equipment, appliances, tools, machinery, supplies, building materials and other similar personal property which are (a) owned by any Transferor Party as of the date of this Agreement or purchased after the date hereof and (b) attached to, appurtenant to or located in the Improvements and used in the day-to-day operation or maintenance of the Improvements, but expressly excluding the Fixtures and any and all personal property owned by any property manager which is not a Covered Affiliate, tenants in possession, public or private utilities licensees or contractors.  Notwithstanding the foregoing, “Personal Property” expressly excludes, and Transferor shall not be required to convey, and Transferee shall not be entitled to receive, any items containing the logo of Transferor or any Covered Affiliate, or any computer programs, software and documentation thereof (except to the extent that same is required to operate and/or is embedded within any building systems within the Improvements and is not subject to an unassignable license or similar restriction in favor of a third party that is not an affiliate of Transferor), electronic data processing systems, program specifications, source codes, logs, input data and report layouts and forms, record file layouts, diagrams, functional specifications and variable descriptions, flow charts and other related materials (collectively, “Operational Systems”).

“Premises” shall mean the aggregate of the Real Property and the Personal Property.

“Real Property” shall mean the fee estate in and to the aggregate of the Land, the Improvements, the Fixtures, the Fee Owner’ right, title and interest, if any, in the streets, roads, lands and alleys in front of and adjacent to the Land, and the hereditaments and appurtenances to the Improvements and the Land, including without limitation all easements, rights-of-way and other similar interests appertaining to the Land or the Improvements, and any award or payment made or to be made in lieu of any of the foregoing and any unpaid award for damage to the Land or any of the Improvements by reason of change of grade or the closing of any street, road or avenue.

“Relevant Environmental Laws” shall mean any and all laws, rules, regulations, orders and directives, whether federal, state or local, applicable to the Premises or any part thereof with respect to the environmental condition of the Premises and any adjacent property, and any activities conducted on or at the Premises, including by way of example and not limitation: (i) Hazardous Materials; (ii) air emissions, water discharges, noise emissions and any other environmental, health or safety matter; (iii) the existence of any underground storage tanks that contained or contain Hazardous Materials; and (vi) the existence of pcb contained electrical equipment.

“Security Deposits”  (each individually, a “Security Deposit”) shall mean all refundable deposits (together with interest thereon) as listed on Exhibit “16(A)(xviii)” as same may be drawn down, applied and/or retained after the date hereof in accordance with the applicable Lease and the terms of this Agreement.

“SLGOP” shall have the meaning set forth in the Recitals.

“SL Green” shall mean SL Green Realty Corp., a Maryland corporation.

“Surviving Contracts” shall mean Existing Contracts and New Contracts other than (i) Global Contracts which are in effect as of the Closing and (ii) any other Existing Contract or New Contract which Transferee requests to be terminated at the Closing in accordance with Section 8(A)(xix).

“Telecommunications Contracts” shall mean the telecommunications and information service contracts and licenses affecting the Premises or the operation thereof which are listed on Exhibit “1(D)”.

“Tenants” (each individually, a “Tenant”) shall mean the current tenants under the Leases.

“Title Insurer” shall mean, collectively, LandAmerica Financial Group, Inc. as to a not less than one-quarter (1/4) share as co-insurer, and First American Title Insurance Company as to the balance, subject to Section 13E.

“Transferor Pledge and Security Agreement” shall mean the Pledge and Security Agreement, in the form of Exhibit “2(F)” to this Agreement, entered into by Transferor and Transferee.

“Transferor Party” shall mean, individually and collectively, Transferor, Mezz LLC, the Company and the Fee Owner.

“Union Agreements” shall mean the collective bargaining agreements with respect to the Union Employees (hereinafter defined) more particularly described on Exhibit “1(F)”.

2.           Sale-Purchase.

In consideration of, and upon and subject to, the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the mutual receipt and legal sufficiency of which is hereby acknowledged, Transferor agrees to sell, assign, transfer and convey to Transferee, and Transferee agrees to purchase, accept, assume and acquire, the Purchased Interest. Transferor and Transferee agree that no portion of the Purchase Price (as hereinafter defined) is attributable to the Personal Property included in this sale.

3.           Purchase Price; Loan Assumption.

A.           The purchase price for the Purchased Interest (the “Purchase Price”) is TWENTY MILLION SEVEN HUNDRED AND NINETY THOUSAND AND xx/00 DOLLARS ($20,790,000.00), plus or minus any Net Adjustment provided for in Article VII, payable as follows: (i) SEVEN MILLION FIVE HUNDRED THOUSAND AND xx/00 DOLLARS ($7,500,000.00) (the “Deposit”) payable on the date hereof (the “Deposit Date”), by wire transfer of immediately available federal funds to an account designated by Greenberg Traurig, LLP, as escrow agent (“Escrow Agent”), to be held by Escrow Agent pursuant to and in accordance with the provisions of Article 19 of this Agreement; and (ii) THIRTEEN MILLION TWO HUNDRED NINETY THOUSAND and xx/00 DOLLARS ($13,290,000.00), subject to the Net Adjustment, shall be paid to Transferor by wire transfer to an account or accounts designated by Transferor on the Closing Date.  Payment of the Option Payment (as such term is defined in the Option Agreement) shall be paid to Transferor by wire transfer to an account or accounts designated by Transferor on the Closing Date simultaneous with the execution and delivery of the Option Agreement by Transferee. Transferor and Transferee agree that any interest earned on the Deposit shall not be credited to the Purchase Price at Closing, and shall, upon the Closing, be and remain the property of Transferor; provided, however, that any interest earned on the Deposit during any Transferor Adjournment Period (as hereinafter defined) shall be for the account of and credited to Transferee at Closing.

B.           It shall be a condition to Transferor’s obligation (as to items (i), (ii), (v) and (vi) below) and Transferee’s obligation (as to items (i), (ii), (iii), (iv) and (vi) below) to close under this Agreement that, on or before the Closing Date, Lender shall consent in writing (the “Lender Consent”) pursuant to the Existing Loan Documents to (i) the sale of the Purchased Interest to Transferee, (ii) the change of control of Fee Owner as the borrowers under the Existing Loan, pursuant to the agreements to be delivered at Closing, (iii) the Transferor Pledge and the exercise of remedies thereunder or the exercise of Transferee’s call option pursuant to the Option Agreement, (iv) (x) the amendment of Article 9 and the definition of “Transfer” in the Mortgage to substantially provide that transfers of direct and indirect interests in Fee Owner shall be permitted without Lender’s consent (but subject to customary conditions), provided that such transfers do not result in a change of control of Fee Owner or, together with all prior such transfers in the aggregate (but excluding any transfers of direct or indirect interests in SLGOP and/or SL Green), do not total more than 49% of the direct or indirect interests in Fee Owner, (y) (i) the approval of Newmark Knight Frank as a “Qualified Manager” (as defined in the Mortgage) and (ii) the amendment of subsection (i) of the penultimate paragraph of Section 1.2 of the Existing Guaranty to provide that none of the events in such subsection (i) shall be applicable to any Affiliate of Newmark or any other Qualified Manager which signs the Existing Guaranty and no recourse or liability under the Existing Guaranty shall be triggered if any event described in subsection (i) shall occur with respect to any Affiliate of Newmark or any other Qualified Manager which signs the Existing Guaranty, and (z) the termination of that certain Tenancy in Common Agreement, dated as of January 22, 2007, by and among Subsidiary, EAT and TIC, (v) the exercise of Transferor’s or JV Lender’s remedies under or in respect of the JV Loan Promissory Note and the Company LLC Agreement upon Transferee’s default under the JV Loan Promissory Note, and (vi) the execution and delivery of the Approved 750 REA (as described in Section 3C(iii) below), (all of the foregoing, the “Loan Assumption”).  Transferee acknowledges and agrees that (a) Transferee has received copies of the Existing Loan Documents, (b) the Existing Loan Documents set forth certain requirements that restrict the assumption of the Existing Loan and (c) the Existing Loan has been securitized.  By its execution and delivery of this Agreement, Transferee assumes all risk as to the Loan Assumption and Transferee’s qualifications to purchase the Purchased Interest and satisfaction of the requirements imposed by Lender or the Existing Loan Documents in connection with the Loan Assumption, and otherwise subject to the terms and conditions of this Agreement.

C.           (1)           No later than ten (10) business days after the date hereof, Transferee shall provide all information required of Transferee and its Affiliates, and Transferor shall submit, together with the application fee (which application fee shall be split equally between Transferor and Transferee, and Transferee shall pay its share to Transferor within two (2) business days after request therefor), a formal and complete application (the “Assumption Application”) to Lender pursuant to the assumption provisions of the Existing Loan, and Transferee shall cooperate with Transferor to provide Lender with all applications, financial statements, reports and other materials required by the provisions under the Existing Loan Documents in connection with the assumption of the Existing Loan, including, without limitation, such certifications as may be required under the Existing Loan Documents in respect thereof and such other certifications and documents as may be required by Lender as and when requested, provided the same are customarily required in connection with the assumption of loans similar to the Existing Loan.  Transferee and Transferor shall cooperate with one another and with Lender and work diligently to obtain the Lender Consent. Transferee shall deliver to Lender all applications, financial statements, organizational documents, statements, reports and other documents required to be delivered in connection with the Loan Assumption and such other documents and information as are reasonably requested by Lender.  Notwithstanding anything to the contrary in this Agreement, (a) Transferee shall, using commercially reasonable efforts in a continuous and diligent manner, seek to satisfy all reasonable requirements and conditions precedent to the Loan Assumption required by the Existing Loan Documents or customarily required by lenders in connection with the assumption of loans similar to the Existing Loan and (b) other than requirements and conditions specific to Transferor (to the extent consistent with Transferor’s obligations under this Agreement), Transferee shall use commercially reasonable efforts to satisfy all such reasonable requirements and conditions precedent, including, without limitation, all reasonable requirements and conditions imposed by Lender or rating agencies pursuant to the Existing Loan Documents or otherwise customarily required by lenders in connection with the Loan Assumption. In furtherance of, and not in limitation of, Transferee's obligations under the immediately preceding sentence, Transferee shall promptly and diligently: (a) comply with all reasonable requests or requirements of Lender and shall provide truthful, accurate and complete information in response to all such requests and requirements; (b) execute such documents as shall reasonably be requested or required by Lender to facilitate the Loan Assumption; and (c) comply with all other reasonable requests or requirements of Lender in accordance with customary prevailing practices of institutional lenders in connection with mortgage loans secured by office properties of a size and type similar to the Premises.

(ii)           Transferee shall pay all third party attorneys’ fees and costs in connection with the Loan Assumption as and when the same are due.  Transferor and Transferee shall each pay its one-half share of all payments and other costs and fees as and when due in connection with the Loan Assumption pursuant to the Existing Loan Documents, including but not limited to all assumption fees, transfer fees, application fees and payments due to Lender, all servicers, special servicers and rating agencies (collectively, the “Loan Assumption Costs”); provided, however, that Transferor’s share of costs and expenses in connection with the Loan Assumption Costs (exclusive of any assumption fees due to Lender) shall be limited to $10,000.00 and Transferee shall be responsible for any balance.  Transferee acknowledges and agrees that, except as provided in Section 23(A) of this Agreement, if Transferee fails, for any reason or for no reason, to purchase the Purchased Interest, Transferee shall not be entitled to any refund or reimbursement for all or any portion of the payments by Transferee under this Section 3(c)(ii), including, without limitation, any Loan Assumption Costs.

(iii)           Concurrently with the Assumption Application, Transferor shall submit for Lender’s approval an Amended and Restated Reciprocal Operating and Easement Agreement in the form attached hereto as Exhibit “8(A)(xxiii)” (the “Form 750 REA”).  Transferor and Transferee shall reasonably cooperate to obtain Lender’s approval of the Form 750 REA, including making such reasonable and customary changes to the Form 750 REA as may be requested by Lender (such changes, the “Lender REA Changes”; the Form 750 REA, as modified by the Lender REA Changes and approved by Lender, is referred to as the “Approved 750 REA”).  At Closing, Transferor shall cause 750 Owner to direct and Transferee shall direct that the Approved 750 REA be recorded in the New York County Office of the Register of the City of New York.

D.           If Lender issues the Lender Consent and the Closing occurs, Transferee shall accept the Purchased Interest and the corresponding indirect ownership interest in the Premises, subject to the Existing Loan and the Existing Loan Documents and the JV Loan, all of which shall constitute Permitted Exceptions for purposes of this Agreement.  At the Closing, Transferee and Transferor shall execute and deliver, and Transferee shall cause the Fee Owner to execute and deliver, such loan assumption agreements and other documentation as Lender shall reasonably require to effectuate the Loan Assumption in each case in form and content reasonably acceptable to Lender (collectively, the “Loan Assumption Documents”); provided, however, the Loan Assumption Documents shall expressly provide that Transferor and SL Green Realty Corp. (and all guarantors and indemnitors of any and all obligations in connection with the Existing Loan) shall be released from any and all liability under the applicable Existing Loan Documents (including but not limited to the Existing Guaranty and the Existing Hazardous Substances Indemnity Agreement) arising or accruing from and after the Loan Assumption on the Closing Date.  Transferee shall execute and deliver and shall cause the Fee Owner to execute and deliver all Loan Assumption Documents that do not materially increase the liabilities or obligations imposed by the Existing Loan Documents upon the Fee Owner, as the borrower thereunder, including, without limitation, such Loan Assumption Documents in form and substance as may be customary with respect to the assumption of securitized loans.  Transferee shall offer Gilmor International Inc., a British Virgin Islands company and Optibase Ltd., an Israeli company,  jointly and severally, and Newmark Knight Frank (“Newmark”) (or any other “Qualified Manager” (as defined in the Mortgage)), as to the Manager Bad Boy Acts only under the Existing Guaranty (as modified or replaced in connection with the Closing) (collectively, including such other persons or entities that Transferee may in its discretion agree to offer as a replacement guarantor, the “Replacement Guarantor”) as replacement guarantor under the Existing Guaranty and (other than Newmark or such other Qualified Manager) the Existing Hazardous Substances Indemnity Agreement.  If Lender at any time and from time to time indicates, as a condition to further processing the Loan Assumption Application, that any Replacement Guarantor offered by Transferee is insufficient and needs to be supplemented, and Transferee fails to offer another Replacement Guarantor acceptable to Lender within ten (10) Business Days after receiving written notice of same from Transferor, then Transferor shall have the right to terminate this Agreement by written notice to Transferee, whereupon (provided that Transferor shall not be in default of its obligations to offer the Replacement Guarantor required under this Agreement or any other agreement between the parties), the parties shall have no further rights or obligations hereunder and Escrow Agent shall return the Deposit to Transferee.

E.           Each of Transferee and Transferor shall reasonably endeavor to include the other party in any meetings and discussions with Lender in connection with the Loan Assumption.  Neither Transferee nor Transferor may deliver any written communication to Lender without delivering a copy thereof to the other party.  Each of Transferee and Transferor shall deliver to the other, promptly upon receipt or sending, as applicable, copies of all correspondence among or between Lender, Transferee or Transferor, as the case may be, or its applicable Covered Affiliates and their respective representatives.  Each of Transferee and Transferor shall endeavor to keep the other party reasonably apprised on a current basis of all communications with Lender.

F.           Transferee agrees that until Closing, Transferor shall have the right to draw on any and all escrows, reserves or deposits held by or on behalf of Lender in connection with the Existing Loan for the purposes permitted by the Existing Loan Documents, and Transferor shall endeavor to give Transferee notice thereof prior to or simultaneously with such draw.  The fact that Transferor shall have drawn escrow funds to pay for any costs or expenses that are subject to adjustment or apportionment under this Agreement shall not affect the treatment of such costs and expenses under the adjustment and apportionment provisions of this Agreement.

4.           Condition of Title.

A.           As of Closing, the Fee Owner shall have fee title to the Premises, subject only to (collectively, the “Permitted Exceptions”):

(i)             the matters set forth in Schedule B of that certain Certificate and Report of Title issued by First American Title Insurance Company on July 13, 2009, under Title No. LT 080327 (the “Commitment”) and attached hereto as Exhibit “4(A)(i)”;

(ii)            the Leases;

(iii)           all Violations (as hereinafter defined), subject to Section 6 hereof;

(iv)           all present and future zoning, building, environmental and other laws, ordinances, codes, restrictions and regulations of all governmental authorities having jurisdiction with respect to the Premises, including, without limitation, landmark designations and all zoning variances and special exceptions, if any;

(v)            liens, encumbrances, violations and defects (including, without limitation, any mechanics and/or materialmen’s lien or any judgment arising as a result thereof), removal of which is an obligation of a Tenant in possession, and the aggregate amount of which does not exceed (i) $5,000,000 with respect to the Major Tenants and (ii) $1,000,000 with respect to all other Tenants, provided that none of the Fee Owner, no Covered Affiliate nor any other party shall have waived or released, in writing, its rights to cause such Tenant to cure, correct, bond over, or remove the same, or to reimburse the landlord thereunder for its expenses incurred in doing so;

(vi)           All presently existing and future liens for unpaid real estate taxes and water and sewer charges not due and payable as of the date of the Closing, subject to adjustment as hereinbelow provided;

(vii)          All covenants, restrictions and rights and all easements and agreements for the erection and/or maintenance of water, gas, steam, electric, telephone, sewer or other utility pipelines, poles, wires, conduits or other like facilities, and appurtenances thereto, over, across and under the Premises which are either (a) presently existing or (b) granted to a public utility in the ordinary course, provided that the same shall not have a material adverse effect on the use of the Premises for its current use, or on the access to the Premises;

(viii)         State of facts shown on or by survey prepared by Earl B. Lovell - S.P. Belcher, Inc., dated May 1, 1958, last updated by visual examination December 16, 2005, and any additional facts which would be shown on or by an accurate current survey of the Premises (collectively, “Facts”), provided that, solely with respect to such additional Facts, the same shall not have a material adverse effect on the use of the Premises for its current use, or on the access to the Premises;

(ix)           The Surviving Contracts;

(x)            Consents by any Transferor Party or any former owner of the Land for the erection of any structure or structures on, under or above any street or streets on which the Land may abut, that do not materially impair the current operation of the Premises;

(xi)           Possible encroachments and/or projections of stoop areas, roof cornices, window trims, vent pipes, cellar doors, steps, columns and column bases, flue pipes, signs, piers, lintels, window sills, fire escapes, satellite dishes, protective netting, sidewalk sheds, ledges, fences, coping walls (including retaining walls and yard walls), air conditioners and the like, if any, on, under or above any street or highway, the Building, or any adjoining property, provided that the same shall not have a material adverse effect on the use of the Premises for its current use or access to the Premises;

(xii)          Variations between tax lot lines and lines of record title;

(xiii)         Standard exclusions from coverage contained in the form of title policy or “marked-up” title commitment employed by the Title Insurer;

(xiv)         Any financing statements, chattel mortgages, encumbrances or mechanics’ or other liens entered into by, or arising from, any financing statements filed on a day more than five (5) years prior to the Closing and any financing statements, chattel mortgages, encumbrances or mechanics’ or other liens filed against property no longer contained in the Premises, provided that the Title Insurer shall remove them as exceptions from the title insurance policy to be issued to Transferee at Closing or shall affirmatively insure over them at no additional cost or expense to Transferee;

(xv)          Any lien or encumbrance arising out of the acts or omissions of Transferee;

(xvi)         Any other matter which the Title Insurer may raise as an exception to title, provided the Title Insurer will either omit or affirmatively insure against collection or enforcement of same out of the Premises at no additional cost or expense to Transferee and that no prohibition of present use or maintenance of the Premises will result therefrom, as may be applicable;

(xvii)        any other matter which, pursuant to the last sentence of Section 13(A) or any other express provision of this Agreement, is a permitted exception.

5.             Closing.

The “Closing” shall mean the consummation of each of the actions set forth in Article 8 of this Agreement, or the waiver of such action by the party in whose favor such action is intended, and the satisfaction of each condition precedent to the Closing set forth in Article 9 and elsewhere in this Agreement, or the waiver of such condition precedent by the party intended to be benefited thereby.  The Closing shall take place commencing at 10:00 a.m., with the portion of the Purchase Price due at Closing received by 5:00 p.m. to be deemed paid as of such date (New York time), at the offices of Greenberg Traurig, LLP, 200 Park Avenue, New York, New York or such other place which the parties shall mutually agree, on the date which is ten business (10) days after the date Lender delivers the Lender Consent to Transferee or Transferor, but in no event earlier than October 5, 2009, TIME BEING OF THE ESSENCE with respect to Transferee’s obligation to close on or before such date, subject to Transferor’s and Transferee’s right to adjourn the Closing as permitted under this Agreement (such date, as same may be extended or adjourned in accordance with this Agreement, is hereinafter referred to as the “Closing Date”).  If Lender does not deliver the Lender Consent to Transferee or Transferor on or before the date that is ninety (90) days after submission of the Assumption Application (the “Assumption Outside Date”), either Transferor or Transferee may terminate this Agreement by written notice to the other party, whereupon the parties shall have no further rights or obligations hereunder, and Escrow Agent shall return the Deposit to Transferee.  Notwithstanding anything to the contrary contained herein, (i) Transferor may, upon written notice to Transferee, extend the Closing Date one or more times for an aggregate of up to forty five (45) days in order to satisfy a condition to closing under this Agreement (such extended period, the “Transferor Adjournment Period”) and (ii) Transferee may, upon written notice to Transferor, extend the Closing Date one or more times for an aggregate of up to fifteen (15) days for any reason.

6.             Violations.

Transferor shall have no obligation to cure or remove any violations of law, rules, regulations, ordinances, orders or requirements noted in or issued by any Federal, state, county, municipal or other department or governmental agency having jurisdiction against or affecting the Premises whenever noted or issued (collectively, “Violations”) nor any conditions which could give rise to any Violations, except that Transferor shall be responsible for any penalties or fines in connection with any Violations issued prior to the date of this Agreement, imposed on or before the Closing Date and (except to the extent such fine is imposed after the Closing Date because of the continuance of any such Violation after the Closing Date) for thirty (30) days following the Closing Date.

7.             Apportionments.

A.          The following shall be apportioned between Transferor and the Fee Owner at the Closing with respect to the Premises as of 11:59 p.m. of the day immediately preceding the Closing Date.  At Closing, the Purchase Price will be increase or decreased, as the case may be, by an amount (the “Net Adjustment”) equal to 49.5% multiplied by the sum of (i) the net amount of all prorations calculated pursuant to this Article 7 (excluding Leasing Costs provided for in clause (ix) below) and (ii) the difference (positive or negative) between the total of all reserves held by the Lender under the Existing Loan and Four Million Two Hundred Thousand Dollars ($4,200,000).

(i)             Real property taxes and assessments (or installments thereof), payments required to be made to any business improvement district (“BID taxes”) and vault charges, except those required by Leases to be paid by a Tenant directly to the entity imposing same;

(ii)            Water rates and charges, except those required by Leases to be paid by a Tenant directly to the entity imposing same;

(iii)           Sewer taxes and rents, except those required by Leases to be paid by a Tenant directly to the entity imposing same;

(iv)           Salaries, vacation pay, sick pay and pension and other benefits of the Union Employees (as hereinafter defined);

(v)            Permit, license and inspection fees, if any, on the basis of the fiscal year for which levied;

(vi)           Fuel, if any, at the cost per gallon most recently charged to the Fee Owner, based on the supplier’s measurements thereof, plus sales taxes thereon, which measurements taken by the supplier or any other professionally qualified third party shall be given by Transferor to Transferee as close to the Closing Date as is reasonably practicable, and which, absent manifest error, shall be conclusive and binding on the Transferor and Transferee;

(vii)          Transferor shall receive a credit in the full amount of (including accrued interest thereon, if any) deposits on account with any utility company servicing the Premises;

(viii)         Rents (as hereinafter defined), if, as and when collected, in accordance with Section 7(F) hereof;

(ix)           Leasing Costs shall be apportioned as follows:

(a)            Leasing Costs held in reserve under the Existing Loan Documents shall not be apportioned,

(b)            Transferor shall pay the Leasing Cost Credit (as defined in Section 20(B)) to the Fee Owner at Closing,

(c)            Any remaining Leasing Costs shall be paid by Transferor or credited to Transferor at Closing or after Closing in accordance with Section 20(B) hereof;

(x)           Payments due under any Surviving Contracts (it being agreed that (i) Transferee shall assume no obligations or liabilities under any Global Contract, (ii) Transferor shall remain liable for any obligations or liabilities under any Global Contract and (iii) Transferor shall cause the Premises to be removed from the Global Contracts from and after Closing);

(xi)           Interest payable under the Existing Loan Documents accruing during the calendar month in which the Closing occurs; and

(xii)          All other items customarily apportioned in connection with the sale of similar properties similarly located.

B.           Apportionment of real property taxes, BID taxes, water rates and charges, sewer taxes and rents and vault charges shall be made on the basis of the fiscal year for which assessed. If the Closing Date shall occur before the real property tax rate, BID taxes, water rates or charges, sewer taxes or rents or vault charges are fixed, apportionment for any item not yet fixed shall be made on the basis of the real property tax rate, BID taxes, water rates and charges, sewer taxes and rents or vault charges, as applicable, for the preceding year applied to the latest assessed valuation. After the real property taxes, BID taxes, water rates and charges, sewer taxes and rents and vault charges are finally fixed, Transferor and the Fee Owner shall make a recalculation of the apportionment of same after the Closing, and Transferor or the Fee Owner, as the case may be, shall make an appropriate payment to the other based upon such recalculation.

C.           The amount of any of the unpaid taxes, assessments, water rates or charges, sewer rents and vault charges which Fee Owner is obligated to pay and discharge, with interest and penalties thereon (if any) to the Closing Date may, at Transferor’s option, be allowed to be paid by Transferee out of the balance of the Purchase Price, provided that official bills therefor with interest and penalties thereon (if any) are furnished by Transferor at the Closing.

D.           If any refund of real property taxes, BID taxes, water rates or charges, sewer taxes or rents or vault charges is made after the Closing Date covering a period prior to and/or after the Closing Date, the same shall be applied first to the reasonable out-of-pocket costs incurred in obtaining same and the balance, if any, of such refund shall, to the extent received by Transferee, the Company or a Fee Owner, be paid to Transferor (for the period prior to the Closing Date) and to the extent received by Transferor, be paid to the Fee Owner (for the period commencing with the Closing Date).  Any payment to Transferor pursuant to the immediately preceding sentence shall be net of any amount payable to a Tenant in accordance with its Lease (and any payment to the Fee Owner by Transferor pursuant to the immediately preceding sentence shall include any amount payable to a Tenant in accordance with its Lease, which payment to such Tenant shall be made promptly by Transferee or the Fee Owner after such refund is made).  Transferee shall and shall cause the Fee Owner to indemnify and hold harmless Transferor as to any refund payment paid by Transferor to Fee Owner for a Tenant.

E.           If there are meters measuring water consumption or sewer usage at the Premises (other than meters measuring water consumption or sewer usage for which a Tenant is obligated to pay under its Lease directly to the taxing authority or utility), Transferor shall, and shall cause the Fee Owner to attempt to obtain readings to a date not more than thirty (30) days prior to the Closing Date.  If such readings are not obtained (and if such readings are obtained, then with respect to any period between such reading and the Closing Date), water rates and charges and sewer taxes and rents, if any, shall be apportioned based upon the last meter readings, subject to reapportionment when readings for the relevant period are obtained after the Closing Date.  If any of the Tenants pay electric based on a submeter for their electric consumption, then the Transferor shall, and shall cause the Fee Owner to cause any such submeter to be read as close as possible to the Closing Date and upon completion of such reading, the Transferor shall, and shall cause the Fee Owner to cause bills to be sent to each such Tenant for electric charges, based on such reading.  At the Closing, the Transferor shall provide the Transferee with documentation as to any such readings and billings for submetered electric charges.

F.           To the extent that Transferor, the Fee Owner, Mezz LLC, the Company or Transferee receives Rents after the Closing Date, the same shall be held in trust by such recipient, as the case may be, and shall be applied in the order of priority set forth in this Section 7(F).

(i)            The following terms shall be as defined herein:  “Base Rents”:  fixed rent, and other amounts of a fixed nature (which may include, without limitation, electric inclusion and supplemental water, HVAC and condenser water charges paid or payable by Tenants); “Overage Rents”:  a percentage of the Tenant’s business during a specified annual or other period (sometimes referred to as “percentage rent”), if any, so-called “escalation rent”, and additional rent based upon increases in or otherwise attributable to real estate and BID taxes, operating expenses, utility costs, a cost of living index or porter’s wages or otherwise, but which shall in no event include Reimbursable Payments (as hereinafter defined); “Reimbursable Payments”:  overtime heat, air conditioning or other utilities or services; freight elevator; electric inclusion and adjustments related to electric usage (such as rate and/or fuel adjustments and survey); submetered electric; supplemental water, HVAC, and condenser water charges; services or repairs, and labor costs associated therewith, to which a Tenant is obligated to reimburse the landlord under its Lease or for which a Tenant has separately contracted with Transferor or its agent; true-ups on account of escalation and/or additional rent for years prior to the year in which the Closing occurs; above standard cleaning; and all other items which are payable to the Fee Owner, the Company or Transferor as reimbursement or payment for above standard or overtime services (but which amounts shall not be treated as Reimbursable Payments if already included in a Tenant’s Base Rents); and “Rents”:  all amounts due and owing from Tenants, however characterized, including, without limitation, Base Rents, Overage Rents and Reimbursable Payments.

(ii)            Base Rents and Overage Rents shall be adjusted and prorated on an as, if and when collected basis.  Base Rents and Overage Rents collected by the Fee Owner, the Company, Transferee or Transferor after the Closing from any Tenant who owes any such amounts for periods prior to the Closing shall be applied in the following order, but shall be treated separately for such allocation purposes: (a) first, in payment of such amounts owed by such Tenant for the month in which the Closing occurs, (b) second, in payment of such  amounts owed by such Tenant  for periods after the month in which the Closing occurs, (c) third, in payment of such  amounts owed by such Tenant (if any) for any periods prior to the month in which the Closing occurs, and (d) fourth, the balance to Transferee, if any.  Each such amount, less any third party costs of collection (including reasonable attorneys’ fees and expenses) reasonably allocable thereto, shall be paid over as provided above, and the party who receives any such amount shall promptly pay over to the other party any portion thereof to which it is so entitled.

(iii)           Reimbursable Payments shall not be apportioned or adjusted to the extent they relate to a period of time prior to the Closing Date.  Reimbursable Payments incurred and which relate to a period of time prior to the Closing Date shall belong in their entirety to Transferor, and shall be retained by Transferor, and/or paid over to Transferor by Transferee, as applicable, on an as, if and when collected basis, less a proportionate share of any reasonable attorneys’ fees and expenses of collection thereof.  To the extent a payment is made by a Tenant after the Closing Date which is specifically designated as being on account of one or more Reimbursable Payments due to Transferor, by reference to a charge, invoice number or otherwise, or is of an amount which is equal to one or more Reimbursable Payments and no other charge for the same amount exists, provided that at the time of such payment the applicable Tenant is current for the period following Closing in the payment of Base Rent, then same shall be treated as a Reimbursable Payment which relates to a period of time prior to the Closing Date, and shall be paid over to Transferor promptly upon receipt thereof.  Reimbursable Payments incurred and which relate to a period of time on or after the Closing Date shall belong in their entirety to the Fee Owner, and shall be retained by the Fee Owner, and/or paid over to the Fee Owner by Transferor, on an as, if and when collected basis, less a proportionate share of any reasonable attorneys’ fees and expenses of collection thereof.  To the extent a payment is made by a Tenant to Transferor, the Company or the Fee Owner after the Closing Date which is specifically designated as being on account of one or more Reimbursable Payments and no other charge for the same amount exists and is not specifically due to the Fee Owner by reference to a charge, invoice number, identity to the charged amount or otherwise, then same shall be treated as a Reimbursable Payment which relates to a period on or after the Closing Date, and shall be paid over to the Fee Owner promptly upon receipt thereof until all sums due the Fee Owner are paid and then to Transferor until all accounts for Reimbursable Payments due Transferor (i.e., those which relate to a period of time prior to the Closing Date) are paid, with the balance, if any, being paid to the Fee Owner.  To the extent any payment made by a Tenant is not specifically designated as being on account of a Reimbursable Payment, or otherwise not identifiable as a Reimbursable Payment (for example, by reference to a charge, invoice number or similar reference or if a payment is in an amount equal to one or more charges for Reimbursable Payments), same shall be treated hereunder as either Base Rent or Overage Rent attributable to the calendar year in which the Closing occurs.

(iv)           Transferee shall cause the Fee Owner to bill Tenants in possession as of the Closing Date who owe Rents for periods prior to the Closing on a monthly basis for a period of six (6) consecutive months following the Closing and shall use commercially reasonable efforts to collect such past due Rents (which efforts shall include, but not be limited to, including such amounts in invoices and notices for rents due for the period after Closing).  Neither Transferee nor the Fee Owner shall have any obligation to commence any action or proceeding to collect any such past due Rents, provided, however, if Transferee or the Fee Owner in fact commences any such action or proceeding, the amount sought shall include all Rents unpaid for the period prior to the Closing and Transferor shall reimburse the Fee Owner for a portion of the reasonable legal fees and disbursements actually incurred in pursuing said claim, equal to the total amount of such fees and disbursements multiplied by a fraction, the numerator of which is the total amount realized by the Transferor and the denominator is the total amount realized by the Transferor and the Fee Owner in such action or proceeding.  Notwithstanding the foregoing, if Transferee or the Fee Owner shall fail to collect such past due Rents after such six (6) month period, then after prior written notice to Transferee, Transferor shall have the right (in the name of the Fee Owner, if required) to pursue such Tenants to collect such delinquencies (including, without limitation, the prosecution of one or more lawsuits); provided that, without the consent of Transferee (which consent may be withheld in Transferee’s sole and absolute discretion), in no event shall any such action result in the termination of a Tenant’s Lease or the eviction of a Tenant from its demised premises or, application against any Security Deposits.

(v)           Transferee shall cause the Fee Owner to (a) promptly render bills to the applicable Tenants in possession as of the Closing Date for any Overage Rent in respect of a period that shall have expired prior to the Closing but which is payable after the Closing, (b) bill Tenants in possession as of the Closing Date for any such Overage Rent on a monthly basis for a period of six (6) consecutive months thereafter and (c) use commercially reasonable efforts to collect such Overage Rent (which efforts shall include, but not be limited to, including such amounts in invoices and notices for rents due for the period after the Closing).  Notwithstanding the foregoing, if Transferee shall be unable to collect such Overage Rent after such six (6) month period, then after prior written notice to Transferee, Transferor shall have the right (in the name of the Fee Owner, if required) to pursue Tenants to collect such delinquencies (including, without limitation, the prosecution of one or more lawsuits); provided that, without the consent of Transferee (which consent may be withheld in Transferee’s sole and absolute discretion), in no event shall any such action result in the termination of a Tenant’s Lease or the eviction of a Tenant from its demised premises or application against any Security Deposits.  From and after the Closing, Transferor may furnish to Transferee calculations of the amounts due from Tenants in possession as of the Closing Date on account of Overage Rent for periods prior to the Closing, and such other information relating to the period prior to the Closing as is reasonably necessary for the billing of any such Overage Rent.  Transferee shall cause the Fee Owner to bill such Tenants for Overage Rent for periods prior to the Closing in accordance with and on the basis of such information furnished by Transferor.  Transferee shall cause the Fee Owner to deliver to Transferor, concurrently with the delivery to such Tenants, copies of all statements delivered to Tenants relating to Overage Rent for periods prior to the Closing.

(vi)           Overage Rent for the calendar year in which the Closing occurs shall be apportioned between Transferor and the Fee Owner using a percentage derived by dividing the total operating expenses incurred for those operating expenses  (or real estate or BID taxes, as the case may be) which are used by Transferor in determining the operating expense pool for the calendar year in question consistent with the terms of the applicable Leases over each parties’ actual expenses incurred for such operating expenses (or real estate or BID taxes, as the case may be).  To the extent actually collected, Transferor shall be entitled to receive the proportion of such Overage Rent (less a like portion of any out-of-pocket costs and expenses (including reasonable attorneys’ fees and expenses) incurred in the collection of such Overage Rent) that the portion of the actual expenses incurred for operating expenses (or real estate or BID taxes, as the case may be) for the calendar year in question by Transferor or the Fee Owner prior to Closing bears to the entire operating expenses (or real estate or BID taxes, as the case may be) pool for the calendar year in question, and Transferee shall be entitled to receive the proportion of such Overage Rent (less a like portion of any out-of-pocket costs and expenses (including reasonable attorneys’ fees and expenses) incurred in the collection of such Overage Rent) that the portion of the actual expenses incurred for operating expenses (or real estate or BID taxes, as the case may be) for the calendar year in question by Fee Owner from and after the Closing bears to the entire operating expenses (or real estate or BID taxes, as the case may be) pool for the calendar year in question.  If, prior to the Closing, Transferor or the Fee Owner shall receive any installment of Overage Rent attributable to Overage Rent for periods from and after the Closing, such sum shall be apportioned at the Closing.  If, after the Closing, Transferee or the Fee Owner shall receive any installment of Overage Rent attributable to Overage Rent for periods prior to the Closing, such sum (less any out-of-pocket costs and expenses (including reasonable counsel fees) incurred by Transferee or the Fee Owner in the collection of such Overage Rent) shall be paid by Transferee or the Fee Owner to Transferor promptly after Transferee (or the Fee Owner) receives payment thereof.

(vii)          To the extent that any payment on account of Overage Rent for a period prior to the Closing is required to be paid periodically by Tenants for any calendar year (or, if applicable, any lease year or any other applicable accounting period), and at the end of such calendar year (or lease year or other applicable accounting period, as the case may be) such estimated amounts are required to be recalculated based upon the actual expenses, taxes or other relevant factors for that calendar year (or lease year or other applicable accounting period, as the case may be), then Transferee agrees to so recalculate same for Tenants in possession as of the Closing Date, subject to Transferor’s reasonable review and approval (not to be unreasonably withheld) of such recalculation and to bill such Tenants for all amounts due from such Tenants on account therefor, within six (6) months after the end of such calendar year (or lease year or other applicable accounting period, as the case may be).  At the time(s) of final calculation and collection from (or refund to) each Tenant of the amounts in reconciliation of actual Overage Rent, there shall be a re-proration between Transferor and the Fee Owner in accordance with this Agreement and Transferor, on the one hand, and Transferee and the Fee Owner, on the other hand, shall each be entitled to (or responsible for, as the case may be) the amounts attributable to such party’s period of ownership of the Purchased Interest, provided that Transferor shall have no liability for amounts due to Tenants if Transferee shall have failed to obtain Transferor’s prior approval of any such recalculation, if required.  Any amounts owed to a Tenant in possession as of the Closing Date for which Transferor is responsible pursuant to the immediately preceding sentence shall be delivered by Transferor to the Fee Owner within ten (10) days following demand, which payment to such Tenant shall be forwarded promptly by Transferee or the Fee Owner to such Tenant.  Transferee shall indemnify and cause the Fee Owner to indemnify and hold Transferor harmless from any and all losses, costs, damages, liens, claims, counterclaims, liabilities and expenses (including, but not limited to, reasonable attorneys’ fees, court costs and disbursements) incurred by Transferor as the result of Transferee failing to pay over to any Tenant in possession as of the Closing Date any amount paid by Transferor to Transferee for the benefit of any Tenant on account of Overage Rent.  Transferor, on or prior to the Closing, shall send (or cause to be sent) statements of the reconciliations with the Tenants for Overage Rent for calendar year 2008 and all prior years and to the extent any such Tenant overpaid such Overage Rent, the Transferor shall, on or prior to the Closing, refund any such overpayment of Overage Rent to each such applicable Tenant.  Transferor hereby agrees to indemnify and hold Transferee and the Fee Owner harmless from any and all losses, costs, damages, liens, claims, counterclaims, liabilities and expenses (including, but not limited to, reasonable attorneys’ fees, court costs and disbursements) incurred by Transferee or the Fee Owner as a result of the Transferor’s failure to refund (or cause to be refunded) any overpayment of Overage Rent due by Transferor or the Fee Owner to any Tenant for any time period prior to the Closing.

(viii)          For a period of the lesser of (i) one (1) year following Closing, and (ii) until such time as all amounts required to be paid to Transferor by Transferee or the Fee Owner pursuant to this Section 7(F) shall have been paid in full, to the extent Transferee or the Fee Owner collects any arrears in Base Rents and/or Overage Rent owed to the Transferor, Transferee shall furnish or cause the Fee Owner to furnish to Transferor a reasonably detailed monthly accounting of cash receipts from Tenants (accompanied by aged receivable reports) with a detailed accounting of amounts allocable to Transferor pursuant to this Agreement, which accounting shall be delivered to Transferor for each such applicable month, within twenty (20) days after the end thereof.  Transferor and Transferee and their representatives shall each have the right from time to time, for a period of one (1) year following the Closing, on prior notice to the other party, during ordinary business hours on business days, to review each other’s rental records and operating expense costs with respect to the Premises to ascertain the accuracy of any such accountings during Transferor’s and Transferee’s respective periods of ownership of the Purchased Interest.

G.           As of the one-year anniversary of the Closing Date, Transferee shall cause the Fee Owner to determine any Nortel Losses (hereinafter defined) calculated as provided in this Section 8(G).  Upon such determination, Transferee shall send notice to Transferor setting forth the calculation of Nortel Losses together with backup for such calculation in reasonable detail, which shall be subject to the verification of Transferor.  Transferee may, from and after the third anniversary of the Closing Date, as its sole remedy on account of any Nortel Losses, cause the Company to offset any Nortel Losses actually incurred by the Fee Owner accruing during the one-year period after the Closing against its payment obligations under the JV Loan, as more particularly provided in the JV Loan Promissory Note. "Nortel Losses" shall mean, in the event of the rejection of the Nortel Lease in the pending bankruptcy proceeding, losses of net rental income actually incurred by Fee Owner, measured against any net rental income that would have been received absent rejection of the Nortel Lease, in respect of the space demised under the Nortel Lease, taking into account (i) any amounts recoverable from the security deposit under the Nortel Lease (i.e., there is no legal impediment to Fee Owner’s recovery of same) and (ii) any net effective rent accruing under any lease for any portion of the space demised under the Nortel Lease during the one-year period after the Closing  (on a ratable basis over the term of such lease including for these purposes any free rent period under such lease and taking into account any leasing and tenant improvement costs).

H.           If any adjustment or apportionment is miscalculated at the Closing, or the complete and final information necessary for any adjustment is unavailable at the Closing, the affected adjustment shall be calculated after the Closing, and 100% of the net amount thereof either shall be paid by Transferee (on behalf of the Fee Owner) to Transferor or paid by Transferor to the Fee Owner (after giving effect to the consummation of the Closing), as the case may be, within five (5) Business Days after determination thereof.  The provisions of this Article 7 shall survive the Closing Date for a period of one (1) year.

8.           Closing Deliveries.

A.           At the Closing, Transferor shall, and shall cause the Fee Owner, as applicable, to deliver to Transferee, executed and acknowledged, as applicable:

(i)           an Assignment of Limited Liability Company Interest Agreement in the form attached hereto as Exhibit 2(G) (the “Assignment”) pursuant to which Transferor sells, assigns, transfers, conveys and delivers the Purchased Interest in the Company to Transferee, together with a certification from Transferor that Transferor has caused all applicable transactions provided for in the Recitals (including without limitation, the purchase of the CIF Interest) to be consummated and that Transferor and the 1% Owner are the sole members of the Company;

(ii)           the Contribution Agreement in the form attached hereto as Exhibit 2(B) and the closing items to be executed and delivered by Transferor set forth therein, including, without limitation, certificates of merger;

(iii)           a certified copy of the JV Loan Promissory Note, which shall remain outstanding;

(iv)           the Member Loan Promissory Note in the form attached hereto as Exhibit 2(D);

(v)            the Transferor Pledge and Security Agreement in the form attached hereto as Exhibit 2(F).

(vi)           the Option Agreement in the form attached hereto as Exhibit 2(E).

(vii)          Executed original counterparts of all Leases, Brokerage Agreements and Surviving Contracts, or certified copies thereof to the extent executed original counterparts are not in a Transferor Party’s or property manager’s possession;

(viii)         A certification of nonforeign status, in form required by Internal Revenue Code Section 1445 and the regulations issued thereunder;

(ix)           The Tenant Estoppels (as hereinafter defined) required to be delivered under Article 10 hereof;

(x)            Evidence of authority, good standing (if applicable) and due authorization of each Transferor Party to enter into the within transaction and to perform all of its obligations hereunder, including, without limitation, the execution and delivery of all of the closing documents required by this Agreement, and setting forth such additional facts, if any, as may be needed to show that the transaction is duly authorized and is in conformity with each Transferor Party’s organizational documents and applicable laws and to enable the Title Insurer to omit all exceptions regarding each Transferor Party’s standing, authority and authorization;

(xi)           The Company LLC Agreement in the form attached hereto as Exhibit 2(A);

(xii)          To the extent in the Fee Owner’s, its property manager’s or any affiliate’s possession or control (a) those transferable licenses and permits, authorizations and approvals pertaining to the Premises which are not posted at the Premises, (b) all transferable guarantees and warranties which Fee Owner has received in connection with any work or services performed or equipment installed in and improvements erected on the Premises and (c) copies of all Building Plans;

(xiii)         A title affidavit in the form annexed here to as Exhibit 2(H);

(xiv)         To the extent required by applicable law, a Real Property Transfer Tax Return with respect to the New York City Real Property Transfer Tax (the “RPT Form”) and a New York State Real Estate Transfer Tax Return and Credit Line Mortgage Certificate with respect to the New York State Real Estate Transfer Tax (the “Form TP-584”);

(xv)          To the extent available at Closing, documentation as reasonably required by the Transferee to calculate the Overage Rent due and owing after the Closing or if not available then Transferor will deliver same within a reasonable time following the Closing;

(xvi)         A closing statement (the “Closing Statement”);

(xvii)        A certified updated schedule of Rent arrearages (i.e., “Exhibit 16(A)(i)”) and a certified schedule of unreturned escrow and reserves held by the Lender under the Existing Loan (to the extent not confirmed by the Lender in connection with the Loan Assumption);

(xviii)       Keys to locks at the Premises in the possession or control of the Fee Owner, its property manager or any Covered Affiliate;

(xix)          Evidence that Fee Owner has sent notices of termination, at its sole cost, of the existing property management agreement and those other Existing Contracts and New Contracts designated in writing by Transferee no less than ten (10) days prior to the Closing Date (it being understood that the provisions of certain such contracts will necessitate more than ten (10) days advance notice for termination, and that such contracts will extend through the end of the termination period therein and therefore the termination of such contracts will not be effected until after the Closing Date and it being further understood that Transferee shall be liable under such contracts for the period from and after Closing but not for any termination fees which shall be payable by Transferor or the Fee Owner).  Such Existing Contracts and New Contracts shall be excluded from the definition of Surviving Contracts;

(xx)           The Lender’s Consent and certified copies of the material Existing Loan Documents (to the extent not certified by the Lender in connection with the Loan Assumption);

(xxi)          A certification updating Transferor’s representations and warranties contained in Section 16(A) as of the Closing Date;

(xxii)         A lease for a portion of the property located at 750 Third Avenue, New York, New York in the form attached hereto as Exhibit “8(A)(xxii)” (the “750 Space Lease”), executed by 750 Third Owner LLC (“750 Owner”);

(xxiii)        The Approved 750 REA, executed by 750 Owner, in substantially the form attached hereto as Exhibit “8(A)(xxiii)”, subject to any Lender REA Changes;

(xxiv)        Estoppels with respect to (A) that certain Joint Use Agreement, dated as of November 23, 1956 between 750 Third Avenue Corporation and Uris Lexington, Inc., (B) that certain Declaration, dated as of October 10, 1962 between 750 Third Avenue Corporation and Uris Lexington, Inc., (C) that certain Covenant and Declaration, dated as of November 23, 1956 between 750 Third Avenue Corporation and Uris Lexington, Inc., (D) that certain Loading Dock Services Agreement, dated as of July 28, 2004, between 485 Lexington Owner LLC and 750 Owner ((A), (B), (C), and (D) being the “Joint 750 Documents”), and (E) the Approved REA, each in the form attached hereto as Exhibit “8(A)(xxiv)” (collectively, the “REA Estoppels”) executed by 750 Owner;

(xxv)         A notice letter to 750 Owner pursuant to the Joint 750 Documents substantially in the form attached hereto as Exhibit “8(A)(xxv)”;

(xxvi)        If required by the tenant under the Lease with Citibank, N.A., a Subordination, Recognition and Attornment Agreement in substantially the form attached hereto as Exhibit “8(A)(xxvi)”, subject to reasonable changes requested by such tenant, described on Exhibit “1(B)”, executed by 750 Owner;

(xxvii)       An agreement reasonably satisfactory to Transferor and Transferee terminating that certain Tenancy-In-Common Agreement dated as of January 22, 2007 by and between Subsidiary, EAT and TIC;

(xxviii)      A certified updated schedule of all base rents, real estate taxes and operating expense escalations billed to Tenants during the month prior to the month in which the Closing Date occurs and all Security Deposits held by the Fee Owner as of the Closing Date, together with copies of bills sent to Tenants after the date hereof and prior to the Closing (provided that a failure to deliver all such copies shall not be deemed to be a default under this Agreement);

(xxix)        The Indemnity Agreement in the form attached hereto as Exhibit 8(A)(xxix); and

(xxx)         Such other instruments or documents which by the terms of this Agreement are to be delivered by Transferor at the Closing.

B.           At the Closing, Transferee shall (or shall cause the Fee Owner to) deliver to Transferor, executed and acknowledged, as applicable:

(i)             The balance of the Purchase Price due at Closing, the Option Payment (as such term is defined in the Option Agreement) and the full proceeds of the Member Loan, and all other amounts payable by Transferee to Transferor at the Closing pursuant to this Agreement;

(ii)            The Assignment;

(iii)           The Transferor Pledge and Security Agreement;

(iv)           The Option Agreement;

(v)            The Company LLC Agreement;

(vi)           Evidence of authority, good standing (if applicable) and due authorization of Transferee to enter into the within transaction and to perform all of its obligations hereunder, including, without limitation, the execution and delivery of all of the closing documents required by this Agreement, and setting forth such additional facts, if any, as may be needed to show that the transaction is duly authorized and is in conformity with Transferee’s organizational documents and applicable laws;

(vii)          The Closing Statement;

(viii)         The 750 Space Lease;

(ix)           the Approved 750 REA;

(x)             if required by applicable law, the RPT Form and the TP-584; and

(xi)            Such other instruments or documents which by the terms of this Agreement are to be delivered by Transferee at Closing.

9.           Conditions Precedent.

A.           Transferor’s obligations under this Agreement are subject to satisfaction of the following conditions precedent which may be waived in whole or in part by Transferor, provided such waiver is in writing and signed by Transferor on or before the Closing Date:

(i)            Transferee shall have paid or tendered payment of (i) the portion of the Purchase Price due at Closing, (ii) the Option Payment and (iii) the proceeds of the Member Loan, pursuant to the terms hereof;

(ii)           Transferee shall have delivered to or for the benefit of Transferor, on or before the Closing Date, all of the documents and items required to be delivered by Transferee pursuant to Article 8 hereof which have been tendered thereto by Transferor and Transferee shall have performed in all material respects all of its obligations hereunder to be performed on or before the Closing Date; and

(iii)           All of Transferee’s representations and warranties made in this Agreement shall be true and correct in all material respects as of the date made and true and correct in all material respects as of the Closing Date as if then made; and

(iv)           Lender Consent (or the portions thereof provided to be Transferor conditions to Closing under this Agreement) shall have been received and the Loan Assumption Documents shall expressly provide that SL Green (and any affiliate thereof) shall be released from any and all liability under the applicable Existing Loan Documents, including the Existing Guaranty, the Existing Hazardous Substances Indemnity Agreement and all other applicable guaranties and indemnities in connection with the Existing Loan, arising or accruing from and after the Loan Assumption.

B.           Transferee’s obligations under this Agreement are subject to the satisfaction of the following conditions precedent which may be waived in whole or in part by Transferee, provided such waiver is in writing and signed by Transferee on or before the Closing Date:

(i)            Transferor shall have delivered to or for the benefit of Transferee, on or before the Closing Date, all of the documents and items required to be delivered by Transferor pursuant to Article 8 hereof and Transferor shall have performed in all material respects all of its obligations hereunder to be performed on or before the Closing Date; and

(ii)           Subject to the other provisions of this Agreement, all of Transferor’s representations and warranties made in this Agreement shall be true and correct as of the date made and true and correct in all material respects as of the Closing Date as if then made, as the same may have been updated pursuant to Section 8(A)(xxi), other than those representations or warranties made as of a specific date, or with reference to previously dated materials, in which event such representations and warranties shall be true and correct as of the date thereof or as of the date of such materials, as applicable.  For purposes hereof, but subject to the provisions of Section 9(C)(ii) below, (a) any representation or warranty set forth in Section 16(A)(i), the first sentence of Section 16(A)(ii), Section 16(A)(vi) or  Section 16(A)(xxi) (solely to the extent of Environmental Notices relating to conditions existing as of the date of this Agreement) shall not be deemed to have been breached if the representation or warranty is not true and correct in all material respects as of the Closing Date by reason of changed facts or circumstances arising after the date hereof which pursuant to this Agreement are not prohibited to have occurred and did not arise by reason of a breach of any covenant made by Transferor under this Agreement or Agreement  and (b) no representation or warranty shall be deemed to have been breached  if the same is not true and correct in all material respects as of the Closing Date by reason of any act or omission of Transferor (x) permitted under this Agreement or (y) taken with the consent of Transferee; and

(iii)           Lender Consent (or the portions thereof provided to be Transferee conditions to Closing under this Agreement) shall have been received.

C.           (i)           Notwithstanding anything to the contrary contained in this Agreement, but subject to the provisions of Section 9(C)(ii) below, (a) Transferor does not represent or warrant that any Lease will be in force or effect at Closing, that any Tenant will have performed its obligations under its Lease or that any Tenant will not be the subject of bankruptcy proceedings and (b) the existence of any default by a Tenant, the failure by a Tenant to perform its obligations under its Lease, the termination of any Lease prior to Closing by reason of the Tenant’s default (if in accordance with the other provisions of this Agreement) or the existence of bankruptcy proceedings pertaining to any Tenant shall not affect Transferee’s obligations hereunder in any manner or entitle Transferee to an abatement of or credit against the Purchase Price or give rise to any other claim on the part of Transferee.

(ii)           Notwithstanding the provisions of Section 9(C)(i) above, in the event that one or more Tenants occupying, in the aggregate, five percent (5%) or more of the Occupied Space (for the avoidance of doubt, excluding the Nortel Lease), becomes a debtor in a bankruptcy proceeding and rejects its Lease in such proceeding (such Lease, a “Rejected Lease”) prior to the Closing, Transferee may, upon twenty (20) days prior written notice to Transferor after such rejection, terminate this Agreement; provided, however, that Transferee’s termination notice shall become null and void in the event Transferor, within such twenty (20) day period, commits to cause SLGOP to enter into a lease at Closing for the space covered by such Rejected Lease for the remaining term and otherwise on substantially the same terms and conditions as the Rejected Lease.

10.           Estoppel Certificates.

A.           Transferor shall use and shall cause the Fee Owner to use commercially reasonable efforts to obtain and to deliver to Transferee, no later than five (5) days prior to the Closing, estoppel certificates (individually, an “Estoppel” and, collectively, the “Estoppels”) from Tenants who, in the aggregate, lease at least 75% of the Occupied Space and including, in any event, the Major Tenants.  Each Estoppel shall (x) either (i) be substantially in the form attached hereto as Exhibit 10 and made a part hereof, it being agreed that the inclusion of qualifications as to knowledge shall not cause the Estoppel to be non-compliant (except with respect to estoppel statements not already qualified by knowledge in said form contained in the Estoppels from the Major Tenants and Advanced Magazine Publishers, Inc.), (ii) be on such other form as may be provided by any Tenant, provided that it certifies the matters contained in Exhibit 10; or (iii) in the event that any Lease provides for the form or content of an Estoppel that such Tenant shall be required to deliver, then such Tenant’s Estoppel may (and in the case of the tenant under the Lease with Citibank, N.A., shall) be in such form or contain only those matters as an Estoppel is required to address pursuant to the related Lease, without giving effect to any requirement regarding “additional information reasonably requested by the lessor” or words of similar import and (y) be dated no earlier than September 1, 2009; provided that if the Closing Date does not occur on or before November 30, 2009, the Estoppels from the Major Tenants and Advance Magazine Publishers, Inc. shall be dated no earlier than November 15, 2009.  Each Estoppel executed and delivered by a Tenant satisfying the above requirements that confirms such matters that an Estoppel is required to address pursuant to the related Lease is referred to herein as a “Conforming Estoppel”.  Transferor shall deliver to Transferee a copy of all Estoppels it receives from Tenants, regardless of the content of such Estoppels.  In the event that Transferor is unable to obtain Conforming Estoppels from Tenants who, in the aggregate, lease at least 75% of the Occupied Space (such percentage, the “Required Percentage”), including, without limitation, the Major Tenants, then the same shall constitute a failure of a condition to Transferee’s obligations hereunder and not a default by Transferor, Transferee shall not be entitled to specific performance of such obligation of Transferor to deliver such Conforming Estoppels and Transferee’s sole remedy shall be to waive such failure or terminate this Agreement and receive a refund of the Deposit, together with any interest earned thereon.  Claims of any Tenant set forth in any Estoppel shall not be deemed (alone or in combination with other matters), to cause such Estoppel not to be a Conforming Estoppel unless the facts underlying such claims in the aggregate with any claims set forth in any other Tenant Estoppels and any breaches of Transferor’s representations and warranties, equal or exceed the Floor (as hereinafter defined).  Without limiting the generality of the foregoing sentence, an Estoppel shall be a Conforming Estoppel notwithstanding that such Estoppel may contain claims that are based on the (i) facts disclosed on Schedules or Exhibits to this Agreement, (ii) an assertion by any Tenant that there are amounts due from the Fee Owner to such Tenant allocable to periods prior to the Closing and which, under the terms of this Agreement, Transferor has agreed to pay or (iii) failure of the landlord to keep the Premises, the building systems or other improvements or equipment in good order and repair or to make required repairs or improvements thereto, unless such failure would constitute a default under such Tenant’s Lease (it being agreed that Transferor shall not be obligated to make any such repairs or improvements unless otherwise obligated to do so pursuant to Section 20(A)(vi), and Transferee hereby expressly agrees that for all purposes of this Agreement the obligation to make any such repairs or improvements shall be conclusively deemed to have arisen or accrued after the Closing).  Notwithstanding the above, to the extent any delivered Estoppels contain claims or state facts which would cause any representation or warranty contained herein to be untrue, the aggregate adverse economic impact of the facts underlying such claims shall be counted in determining, pursuant to Section 16(C), whether or not there are breaches of Transferor representations or warranties in excess of the Floor, provided Transferor has not cured the circumstances giving rise to such claims (collectively, “Estoppel Claims”).

B.           Subject to Article 39, upon not less than three (3) days’ advance written notice (unless the reason necessitating the extension only arises within the three (3) days immediately prior to the Closing Date, in which event as much in advance of the Closing as is practicable but in no event less than one (1) business day prior to the Closing Date), Transferor shall be entitled to one or more adjournments, not to exceed forty-five (45) days in the aggregate, of the Closing Date to obtain Tenant Estoppels.

11.           No Successor.Transferee is not and is not to be deemed to be a successor of any of the Transferor Parties, it being understood that Transferee is acquiring only the Purchased Interest; and it is expressly understood and agreed that Transferee has not and does not hereby assume or agree to assume nor shall transferee be deemed to have assumed any liability whatsoever of any of the Transferor Parties,  nor does Transferee assume or agree to assume nor shall Transferee be deemed to have assumed any obligation of any of the Transferor Parties under any guaranty, contract, agreement, indenture or any other document to which any such Transferor Party is or may be bound or which in any manner affects the Premises or the Purchased Interest or any part thereof, except for those contracts and agreements specifically assumed pursuant to the terms hereof (including but not limited to the Existing Loan Documents).

12.           Right of Inspection.

A.          Transferee and its agents, employees and consultants, from time to time prior to the Closing and during regular business hours, upon at least two (2) business days’ prior notice (written or via electronic mail) to Transferor, may inspect the Premises, provided that (i) Transferee shall not communicate with any employees of the Fee Owner or the Fee Owner’s managers or contractors or with Tenants or occupants of the Premises without, in each instance, the prior consent (written or via electronic mail) of Transferor, which consent may be withheld in Transferor’s reasonable discretion, (ii) Transferee shall not perform any tests with respect to the Premises without the prior written consent of Transferor in each instance, which consent may be withheld in Transferor’s reasonable discretion, provided however, if such tests are invasive Transferor shall have the right to withhold its consent to such tests in its sole discretion (it being agreed that the public record inquiries required to prepare a Phase I Environmental Report shall not be deemed “invasive”), and (iii) Transferee shall have no additional rights or remedies under this Agreement as a result of such inspection(s) or any findings in connection therewith.  Any entry upon the Premises shall be performed in a manner which is not way disruptive to Tenants or the normal operation of the Premises (other than to a de minimis extent) and shall be subject to the rights of any Tenants or occupants of the Premises.  Transferee shall (i) exercise reasonable care at all times that Transferee shall be present upon the Premises, (ii) at Transferee’s expense, observe and comply with all applicable laws and any conditions imposed by any insurance policy then in effect with respect to the Premises and (iii) not engage in any activities which would violate the provisions of any permit or license pertaining to the Premises.  Transferor shall have the right to have a representative of Transferor accompany Transferee during any such communication or entry upon the Premises.

B.           Transferee hereby agrees to indemnify, defend and hold the Transferor Parties  and their respective officers, shareholders, partners, members, directors, employees, attorneys and agents harmless from and against any and all liability, loss, cost, judgment, claim, damage or expense (including, without limitation, reasonable attorneys’ fees and expenses), resulting from or arising out of the entry upon the Premises prior to the Closing by Transferee and its employees, agents, consultants, contractors and advisors.  The foregoing indemnification shall survive the Closing or the termination of this Agreement.

C.           As a condition precedent to (x) any third party entering the Premises on behalf of Transferee in connection with any inspection and (y) any physically invasive testing of the Premises by Transferee or any third party on behalf of Transferee (each, an “Insurable Inspection”), Transferee shall maintain or cause to be maintained, at Transferee’s sole cost and expense, a policy of comprehensive general public liability and property damage insurance by an insurer or syndicate of insurers reasonably acceptable to Transferor: (a) with a combined single limit of not less than Three Million Dollars ($3,000,000.00) general liability and Five Million Dollars ($5,000,000.00) excess umbrella liability, (b) insuring Transferee, the Transferor Parties, the Fee Owner’s property manager, their respective affiliates, lenders and any other person or entity related to the Transferor Parties or involved with the transaction contemplated by this Agreement (such additional persons or entities to be designated in writing by Transferor), as additional insureds, against any injuries or damages to persons or property that may result from or are related to (x) Transferee’s entry upon the Premises and (y) any inspection or other activity conducted thereon by representatives or agents of Transferee and (c) containing a provision to the effect that insurance provided by Transferee hereunder shall be primary and noncontributing with any other insurance available to the Transferor Parties.  Transferee shall deliver evidence of such insurance coverage to Transferor prior to the commencement of the Insurable Inspection and proof of continued coverage prior to any subsequent Insurable Inspection.

D.           Notwithstanding any provision in this Agreement to the contrary, neither Transferee nor any representative or agent of Transferee shall contact any Federal, state, county, municipal or other department or governmental agency regarding the Premises without Transferor’s prior written consent thereto; provided, however, that the foregoing shall not prohibit Transferee from accessing publicly accessible governmental records and databases from time to time.  In addition, if Transferor’s consent is obtained by Transferee, Transferor shall be entitled to receive at least five (5) business days prior written notice of the intended contact and shall be entitled to have a representative present when Transferee has any such contact with any governmental official or representative.

E.           During the term of this Agreement, Transferor shall endeavor to, at Transferee’s cost, make available to Transferee for inspection and copying, or at Transferor’s option deliver to Transferee, such documents, materials and information concerning the Premises as Fee Owner may have in its or its property manager’s possession or control, excluding (i) internal analyses of the value of the Premises, (ii) materials that are subject to attorney-client privilege or work-product doctrine and (iii) materials of a proprietary nature.

13.           Title Insurance.

A.           (i)           Transferee acknowledges receipt of the existing owner’s title insurance policy for the Premises.  At Closing, Transferee shall have the right at Transferee’s sole cost and expense to obtain a new title policy.  Transferor shall use commercially reasonable efforts to cooperate with Transferee in connection with obtaining such policy and a nonimputation endorsement; provided, however, that neither Transferor or any affiliate thereof shall be required to expend any monies (except pursuant to the following sentence) or assume any additional liability (other than the title affidavits, certifications and indemnities set forth in Section 8A(xiii)) in connection therewith.  Provided that Transferee obtains a new owner’s title insurance policy with a policy limit not to exceed $500,000,000, Transferor agrees at Closing to reimburse Transferee for one-half of any additional premium payable on account of the non-imputation endorsement (provided, however, in the event Transferee obtains a new owner’s title insurance policy with a policy limit that exceeds $500,000,000, Transferee will pay for the excess cost for such non-imputation endorsement resulting from such excess title insurance, it being understood and agreed that the parties shall split the cost for such endorsement up to a policy limit of $500,000,000).

(ii)           Except as otherwise expressly provided in this Section 13(A)(ii) or elsewhere in this Agreement, Transferor shall have no obligation to remove any exception to title.  Transferee acknowledges that the Premises shall be subject to the Permitted Exceptions.  If exceptions to title appear on any update or continuation of a title commitment issued by the Title Insurer (each a “Continuation”) which are not Permitted Exceptions, Transferee shall notify Transferor thereof (any such specified item being herein called an “Objection”) within the earlier of ten (10) business days after Transferee receives such Continuation and the last business day prior to the Closing Date, TIME BEING OF THE ESSENCE.   Transferee shall be deemed to have waived any such item or items if it does not specify the same as an Objection within the aforementioned period.  Transferor shall be obligated to discharge the following title exceptions (each of which shall automatically be deemed to be an Objection (the “Required Objections”):  (a) any title exception that constitutes a mortgage encumbering the Premises granted by any Transferor Party (except for the Existing Mortgage), (b) any title exception that constitutes a consensual lien that Transferor voluntarily causes to be recorded against the Premises after the date of execution of this Agreement and (c) any title exception that constitutes a mechanic’s lien of record resulting from work that the Fee Owner (and not any Tenant) has performed or caused to be performed at the Premises, provided that Transferor shall have the right to bond and remove any such mechanic’s lien.  Transferor shall use commercially reasonable efforts to eliminate any Objections that are not Required Objections, provided that no Transferor Party shall be required to expend any sum of money to eliminate any such Objection.

(iii)           Subject to clause (ii), if Transferor is unable, or elects not to attempt, to eliminate such Objections, or if Transferor elects to attempt to eliminate any such Objection but is unable to do so or thereafter decides not to eliminate the same, and accordingly, is unable to convey title to the Premises in accordance with the provisions of this Agreement, Transferor shall so notify Transferee and, within ten (10) business days after receipt of such notice from Transferor, Transferee shall elect either (i) to terminate this Agreement by notice given to Transferor (time being of the essence with respect to Transferee’s notice), in which event the provisions of Article 14 of this Agreement shall apply, or (ii) to accept title to the Premises subject to such exceptions, without any abatement of the Purchase Price. If Transferee shall not notify Transferor of such election within such ten (10) business day period, time being of the essence, Transferee shall be deemed to have elected clause (ii) above with the same force and effect as if Transferee had elected clause (ii) within such ten (10) business day period.

B.           Notwithstanding the foregoing provisions of this Article 13, in the event that Title Insurer or any title company retained by Transferee shall raise an exception to title which is not a Permitted Exception, Transferor shall have no obligation to eliminate such exception and Transferee shall have no right to terminate the Agreement by reason of such exception (and such exception shall be deemed a Permitted Exception) if Title Insurer or another national title company, as applicable, shall, at no additional cost or premium (unless Transferor agrees to pay such additional cost or premium) insure title to the Premises without such exception.

C.           Except as expressly provided in Section 13A, Transferee shall pay the costs of examination of title and any owner’s or mortgagee’s policy of title insurance to be issued insuring Transferee’s title to the Purchased Interest, as well as all other title charges, survey fees, recording charges and any and all other title and survey costs or expenses incident to the Closing or in connection therewith.

D.           Notwithstanding anything in Article 13 hereof to the contrary, Transferee may at any time accept such title as Transferor can convey, without reduction of the Purchase Price or any credit or allowance on account thereof or any claim against Transferor.  Subject to Section 16(C), the acceptance of the Purchased Interest by Transferee shall be deemed to be full performance of, and discharge of, every agreement and obligation on Transferor’s part to be performed under this Agreement, except for the documents delivered at Closing and such matters which are expressly stated in this Agreement to survive the Closing, to the limit of such survival.

E.           In the event the Title Company is unwilling to issue a title insurance policy as required under this Agreement, Transferor may, at Transferee’s cost, replace the Title Company with any combination of Fidelity National Title Insurance Company, LandAmerica and Chicago Title Insurance Company that commits to issue such policy under the same conditions and circumstances as required under this Agreement; provided, that in no event shall the replacement of the Title Company cause the Closing Date to occur beyond any adjournments permitted under this Agreement.

14.           Reserved.

15.           Indemnities.

A.           It is the intention of Transferor and Transferee that, notwithstanding the fact that Transferee is purchasing the Purchased Interest, Transferee shall not be obligated to pay or discharge any liabilities or other obligations which Transferee would not assume or be liable for if Transferee were purchasing the Premises instead of the Purchased Interest.

(i)           In order to implement the foregoing, Transferor and SLGOP hereby jointly and severally indemnify and agree to hold harmless Transferee, the Company, Mezz LLC and the Fee Owner from and against all liabilities, obligations, debts, claims, causes of action, judgments and damages which may be asserted against, imposed on or incurred by Transferee, the Company, Mezz LLC  or the Fee Owner after the Closing by reason of any of the following: (i) any obligations of the Transferor Parties for borrowed money which were incurred prior to the Closing, other than the Existing Loan and the JV Loan; (ii) any claims made by any party (other than the Fee Owner) to any Existing Contracts or New Contracts with respect to any period prior to the Closing; (iii) all obligations and payments due from Transferor or the Fee Owner to trade creditors with respect to any period prior to the Closing; (iv) any amounts due and payable by Transferor or the Fee Owner to the Fee Owner’s property manager arising prior to the Closing; (v) all obligations relating to the period prior to Closing with respect to existing litigation against the Transferor Parties, or any litigation instituted against the Transferor Parties on or after the Closing Date to the extent based on any matter occurring prior to the Closing Date; (vi) any income, excise or franchise taxes payable by the Transferor Parties in respect of any period prior to the Closing Date; (vii) any liability to Lender or any other indemnified party under the Existing Loan Documents relating to matters arising prior to the Closing Date; and (vii) any other liabilities, obligations, debts, claims, causes of action, judgments or damages which may be imposed upon, incurred by or asserted against the Transferor Parties and which are based on any matter occurring prior to the Closing.

(ii)           Notwithstanding anything to the contrary set forth in this Section 15 (but subject to the provisions of Section 15(B)), the indemnity of SLGOP and Transferor set forth herein shall not apply to any of the following or to any liability, obligation, debt, claim, cause of action, judgment or damage based on any of the following: (a) any matter occurring, arising or accruing after the Closing Date except (with respect solely to Transferor and not SLGOP) to the extent Transferor is expressly obligated in respect thereof under other provisions of this Agreement; (b) any matter expressly assumed by Transferee, the Company, Mezz LLC or the Fee Owner or as to which Transferor is expressly relieved of any obligations or responsibilities under the terms of this Agreement or any agreement entered into in connection with the Closing; (c) any matter which is the subject of a representation and warranty of Transferor set forth in this Agreement or any instrument or document executed pursuant hereto, it being understood and agreed that the indemnity set forth in this Section 15 is not intended either to expand upon or increase Transferor’s liability under such warranties and representations or to affect or impair Transferee’s rights under other applicable provisions of this Agreement or any such document in the event of the breach of any such representation or warranty; (d) any matter or item in respect of which an apportionment has been made or provided for in this Agreement; (e) any matter relating to title to the Premises; and (f) any matter relating to the physical condition of the Premises or any personal property included therein, including, without limitation, the need for any required repairs or replacements or any condition at the Premises which violates applicable building, zoning, use, occupancy, fire, safety, health, environmental, disability or other laws, ordinances or codes.  Without limiting the generality of clause (f) above, but in amplification thereof (but without limiting any remedies that may be provided to Transferee under this Agreement in respect thereof) , if any Tenant or other party claims that the Fee Owner is in default because they failed to make any required repairs, replacements or improvements, or if any governmental authority or other party asserts that the Premises is in violation of any applicable laws, ordinances or codes, unless otherwise expressly provided elsewhere in this Agreement, SLGOP and Transferor shall have no liability, responsibility or obligation to make any such repairs, replacements or improvements, or to comply with any such laws, ordinances or codes or to remedy any violation thereof, or to pay the cost thereof, even if the condition which gives rise to the need therefor occurred prior to the Closing, it being understood and agreed that except as otherwise expressly provided elsewhere in this Agreement Transferee has agreed to acquire the Purchased Interest on the basis that the Premises will be in “as is” condition and that Transferor shall not be obligated to make any repairs, replacements or improvements thereto or remedy any conditions therein which are in violation of any applicable laws, ordinances or codes.

B.           Supplementing the liabilities and indemnities set forth in Sections 15(A) above and elsewhere under this Agreement:

(i)           Notwithstanding any other provision of this Agreement (including, without limitation, any provision purporting to create a sole and exclusive remedy for the benefit of Transferor):  Transferee shall indemnify, defend and hold Transferor, its direct and indirect shareholders, officers, directors, partners, principals, members, employees, agents, contractors and all successors or assigns of the foregoing (collectively, the “Covered Transferor Parties”) harmless from and against any and all losses, costs, damages, liens, claims, liabilities or expenses (including, but not limited to, reasonable attorneys’ fees, court costs and disbursements) incurred by any of the Covered Transferor Parties as the result of or in connection with any obligation under the Existing Loan (including, without limitation, the Existing Guaranty or any replacement or modification thereof) arising from and after the Closing Date, except as expressly provided in any agreements entered into at the Closing or arising on account of the wrongful acts of any Covered Transferor Party.

(ii)           Notwithstanding any other provision of this Agreement (including, without limitation, any provision purporting to create a sole and exclusive remedy for the benefit of Transferee):  Transferor and SLGOP shall indemnify, defend and hold Transferee, its direct and indirect shareholders, officers, directors, partners, principals, members, employees, agents, contractors and all successors or assigns of the foregoing (collectively, the “Covered Transferee Parties”) harmless from and against any and all losses, costs, damages, liens, claims, liabilities or expenses (including, but not limited to, reasonable attorneys’ fees, court costs and disbursements) incurred by any of the Covered Transferee Parties as the result of or in connection with any liability to Lender or any other indemnified party under the Existing Loan (subject to the limitations set forth in Section 15(A)(ii) above) relating to matters arising prior to the Closing Date.

(iii)           This Section 15(B) shall survive the Closing or termination of this Agreement.

16.           Representations and Warranties.

A.           Transferor hereby represents and warrants to Transferee as follows as of the date hereof:

(i)           The Leases together with all amendments thereto and guarantees listed on Exhibit ”1(B)” are the only leases, licenses, tenancies, possession agreements and occupancy agreements affecting the Premises on the date of this Agreement in which any Fee Owner holds the lessor’s, licensor’s or grantor’s interest and there are no other leases, licenses, tenancies, possession agreements or occupancy agreements affecting the Premises (other than subleases, licenses, tenancies or other possession or occupancy agreements which may have been entered into by the Tenants, or their predecessors in interest, under such Leases); Exhibit “1(B)” also sets forth a list of all subleases, licenses, tenancies or other possession or occupancy agreements which may have been entered into by the Tenants, or their predecessors in interest, under such Leases as to which the Fee Owner has executed a consent or recognition agreement; Transferor has delivered copies of all such Leases to Transferee, which copies are true, complete and correct in all material respects; as of the date hereof, no Fee Owner has received any written notice of any default of any of its material obligations under such Leases which has not been cured; Fee Owner has not sent written notice to any Tenant claiming that such Tenant is in default, which default remains uncured, nor does Transferor or Fee Owner have knowledge of any monetary or material non-monetary default under any Lease by any Tenant or the landlord thereunder or the existence of any condition, which, following the mere passage of time or the giving of notice or both, could become a default by a Tenant under a Lease; no Tenant is in arrears in the payment of Base Rent for any period in excess of thirty (30) days, except as set forth on Exhibit “16(A)(i)”;

(ii)           The Union Employees listed on Exhibit “16(A)(ii)” are all of the Union Employees of the Fee Owner and to Transferor’s best knowledge, the employees of the Fee Owner’s property manager and any affiliates who work at the Premises as of the date hereof and the Fee Owner has no other employees, and Exhibit “16(A)(ii)” correctly identifies the union with which each Union Employee is affiliated and the position of each Union Employee.  Transferor and its affiliates have made all payments relating to the Union Employees required prior to the Closing under the collective bargaining agreements, union agreements and other material agreements related to the Union Employees (it being acknowledged that the Multiemployer Pension Plan (hereinafter defined) is underfunded);

(iii)           The Existing Contracts listed on Exhibit  “1(C)” are the only Existing Contracts; Transferor has delivered copies of all such Existing Contracts (other than Global Contracts) to Transferee, which copies are true, complete and correct in all material respects; as of the date hereof, to Transferor’s actual knowledge, Transferor has received no written notice of material default under an Existing Contract;

(iv)           The Telecommunications Contracts listed on Exhibit “1(D)” are the only Telecommunications Contracts; Transferor has delivered copies of all such Telecommunications Contracts (other than Global Contracts) to Transferee, which copies are true, complete and correct in all material respects; as of the date hereof, to Transferor’s actual knowledge, Transferor has received no written notice of material default under a Telecommunications Contract;

(v)           Transferor is not a “foreign person” within the meaning of Section 1445(f)(3) of the Internal Revenue Code;

(vi)           Neither Transferor nor any Fee Owner nor the Fee Owner’s property manager has received written notice of any pending or threatened condemnation with respect to the Premises or any part thereof;

(vii)          Other than as set forth in Exhibit “16(A)(vii)” attached hereto, and except for claims covered by insurance, there are no material actions, suits, proceedings or government investigations pending against any Transferor Party or the Premises, or to Transferor’s knowledge threatened in writing against any Transferor Party or the Premises, in any court of law or in equity or in any arbitration or other forum or before any governmental instrumentality;

(viii)         The Brokerage Agreements listed on Exhibit “1(E)” are the only brokerage agreements entered into by the Fee Owner with respect to the leasing of portions of the Premises which provide for the possibility of additional commissions subsequent to the date hereof.  Transferor has delivered copies of all such Brokerage Agreements to Transferee, which copies are true, complete and correct in all material respects;

(ix)           Each Transferor Party is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the requisite power and authority to enter into and perform its obligations under this Agreement; Each Transferor Party has taken all action required to execute, deliver and, subject to any consents or waivers required to be obtained prior to the Closing, perform this Agreement and to make all of the provisions of this Agreement the valid and enforceable obligations they purport to be and has caused this Agreement to be executed by a duly authorized person.  Transferor has delivered to Transferee true, correct and complete copies of the limited liability company operating agreements currently in effect of the Company, Mezz LLC and each Fee Owner;

(x)           This Agreement is, and all documents which are to be delivered to Transferee by Transferor, SLGOP and/or the Fee Owner at the Closing are or at the time of Closing will be, duly authorized, executed and delivered by Transferor, SLGOP and the Fee Owner, as applicable; is (and with respect to any of the documents to be delivered at Closing, at the time of Closing will be), the legal, valid and binding obligations of Transferor, SLGOP and the Fee Owner, as applicable, enforceable in accordance with their terms, subject to general principles of equity and to bankruptcy, insolvency, reorganization, moratorium or other similar laws presently or hereafter in effect affecting the rights of creditors or debtors generally; and do not conflict with any provision of any law or regulation to which Transferor, SLGOP or the Fee Owner is subject or agreement to which Transferor, SLGOP or the Fee Owner is a party or the Premises is subject, violate any provision of any judicial order to which Transferor, SLGOP or the Fee Owner is a party or to which Transferor, SLGOP, the Fee Owner, or the Premises is subject; or require Transferor, SLGOP or the Fee Owner to obtain any consent, authorization, approval or registration under any law, regulation or judicial order which is binding upon Transferor, SLGOP, the Fee Owner or the Premises;

(xi)           As of the Closing, Transferor and the 1% Owner will be the legal and beneficial owners of all of the issued and outstanding legal and beneficial ownership interests in the Company, free and clear of any and all liens and such interests have been duly authorized, validly issued and are fully paid and nonassessable. Transferor has not transferred, assigned, sold, hypothecated, pledged or encumbered all or any portion of its interest in the Company;

(xii)           There are no subscriptions, warrants, options, conversion rights, or other agreements of any kind to purchase or otherwise acquire or sell Transferor’s interest in the Company and there are no subscriptions, warrants, options, conversion rights, or other agreements of any kind to purchase or otherwise acquire or sell any other interests in Mezz LLC or the Fee Owner.  None of Transferor, the Company, Mezz LLC or any Fee Owner has granted any currently outstanding purchase option or rights of first refusal with respect to the sale of the Purchased Interest or any interest in Mezz LLC, the Fee Owner or the Premises, as applicable.  Upon the consummation of the transactions contemplated by this Agreement, Transferee shall be the holder of the Purchased Interest free and clear of any restrictions on transfer and liens and encumbrances, except as provided in any of the agreements to be executed or delivered at Closing (including the JV Loan). No person or entity has any voting or management rights with respect to the Company except as set forth in and subject to the Company LLC Agreement;

(xiii)          Neither the Company nor Mezz LLC has any subsidiaries or holds any direct or indirect beneficial ownership interest in any corporation, partnership, joint venture, limited liability company or other entity or enterprise, other than as set forth on Exhibit “16(A)(xxix)(a)”;

(xiv)         The Fee Owner does not, either directly or indirectly, own of record or beneficially any shares or other equity interests in any corporation, partnership, limited partnership, limited liability company, limited liability partnership, joint venture, trust or other business entity. The Fee Owner have not, either directly or indirectly, owned of record any other real or personal property other than the Premises;

(xv)           None of Transferor, the Company, Mezz LLC or any Fee Owner has (i) made a general assignment for the benefit of its creditors, (ii) admitted in writing its inability to pay its debts as they mature, (iii) had an attachment, execution or other judicial seizure of any property interest which remains in effect, (iv) taken, failed to take or submitted to any action indicating a general inability to meet its financial obligations as they accrue or (v) made a filing of a partition of the Premises.  There is not now or pending any case, proceeding or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution or recomposition of Transferor, the Company or any Fee Owner or any of their respective debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking appointment of a receiver, trustee, custodian or other similar official for any of them or for all or any substantial part of its property;

(xvi)          Other than as set forth on Exhibit “16(A)(xvi)”, no Transferor Party has any material liabilities other than liabilities relating to the Premises;

(xvii)         Other than as set forth on Exhibit “16(A)(xvii)”, the Fee Owner has not commenced any tax assessment reduction proceedings with respect to the Premises;

(xviii)        Exhibit “16(A)(xviii)” sets forth all Security Deposits (including those in the form of Letters of Credit) presently held by or on behalf of the Fee Owner with respect to the Leases as of the date hereof;

(xix)           Exhibit “16(A)(xix)” sets forth all base rents, real estate taxes and operating expense escalations billed to Tenants during July 2009;

(xx)           None of Transferor, the Company, Mezz LLC or any Fee Owner is a person in violation of, and is not a person and/or entity with whom Transferee is restricted from doing business under, the International Emergency Economic Powers Act, 50 U.S.C. § 1701 et seq.; the Trading With the Enemy Act, 50 U.S.C. App. § 5; the USA Patriot Act of 2001; any executive orders promulgated thereunder, any implementing regulations promulgated thereunder by the U.S. Department of Treasury Office of Foreign Assets Control (“OFAC”) (including those persons and/or entities named on OFAC’s List of Specially Designated Nationals and Blocked Persons); or any other applicable law of the United States;

(xxi)          Other than as set forth on Exhibit “16(A)(xxi)” neither Transferor nor any Fee Owner nor to Transferor’s knowledge, the Fee Owner’s property manager, has received written notice (each, an “Environmental Notice”) from any governmental entity of violation of any environmental law or regulation with respect to the Premises or any part thereof;

(xxii)         Exhibit “16(A)(xxii)” attached hereto contains a true, correct and complete list of all of the material Existing Loan Documents. Transferor has delivered to Transferee true, correct and complete copies of the material Existing Loan Documents;

(xxiii)        All required payments of principal and interest due and payable as of the date hereof under  the Existing Loan Documents have been paid and there exists no Event of Default (as such term is defined in the Existing Loan Documents) under the Existing Loan Documents;

(xxiv)       None of Transferor, the Company, Mezz LLC or the Fee Owner has made any transfer that would constitute a Sale (as such term is defined in the Existing Mortgage) pursuant to Section 9.04 of the Existing Mortgage;

(xxv)        Attached hereto as Exhibit “16(A)(xxv)” is a true, correct and complete copy of the Servicer Statement for the Existing Loan as of the date set forth thereon;

(xxvi)       Other than as set forth on Exhibit “16(A)(xxvi)” there exists no litigation related to exemption from real estate tax payments under the Industrial Commercial Incentive Program of the City of New York (which, as same may from time to time be amended, is herein referred to as the “ICIP”) for the Property;

(xxvii)      Other than as set forth on Exhibit “16(A)(xxvii)” there are no outstanding Leasing Costs;

(xxviii)     The Fee Owner has in full force and effect all material licenses and permits necessary for the operation of the Premises in the manner the same is currently operated;

(xxix)        Attached hereto as Exhibit “16(A)(xxix)(a)” is a true, correct and complete copy of the current organizational ownership structure of the Premises and of all of the direct and indirect ownership interests therein (other than ownership interests in SL Green or SLGOP, and no representation is made regarding the interest in the Company owned by CIF).  Upon the consummation of the Closing in accordance with the terms of this Agreement, the ownership structure of the Premises and of all of the direct and indirect ownership interests therein shall be as set forth on Exhibit “16(A)(xxix)(b)” attached hereto;

(xxx)         Each of the Company, Mezz LLC and each Fee Owner (and Transferor with respect to Company income) has paid or caused to be paid or will pay all federal, state, local, foreign, and other taxes relating to the period prior to the Closing, including, without limitation, income taxes, excise taxes, sales taxes, use taxes, value added taxes, gross receipts taxes, franchise taxes, capital stock taxes, employment and payroll related taxes, withholding taxes, transfer taxes, whether or not measured in whole or in part by net income, and all deficiencies, or other additions to tax, interest, fines and penalties owed by it and required to be paid by it through the date hereof. Each of the Company, Mezz LLC and each Fee Owner has, in accordance with applicable law, filed when due all federal, state, local and foreign returns, declarations, reports, claims for refund, or information returns or statements relating to such taxes, including any schedule or attachment thereto, and including any amendment thereto (“Tax Returns”) required to be filed by it through the Closing Date (except for extensions duly filed as to such obligations), and to Transferor's knowledge all such Tax Returns were correct and complete in all material respects;

(xxxi)        To Transferor's knowledge, as of the date hereof, neither the Internal Revenue Service nor any other governmental authority is now asserting or has threatened in writing to assert against the Company, Mezz LLC or any Fee Owner any deficiency or claim for additional Taxes; and

(xxxii)       As of the date hereof, (i) there is no pending audit of any Tax Return filed by the Company, Mezz LLC or any Fee Owner and no such party has been notified by any tax authority that any such audit is contemplated or pending, and (ii) no waiver or agreement by the Company, Mezz LLC or any Fee Owner is in force for the extension of time for the assessment or payment of any Taxes.  None of the Company, Mezz LLC or any Fee Owner has waived any statute of limitations in respect of Taxes.

B.           Transferee represents and warrants to Transferor that, as of the date hereof:

(i)           Transferee is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware, and on the Closing Date, will be in  good standing and qualified to do business under the laws of the State of New York; Transferee has taken all action required to execute, deliver and perform this Agreement and to make all of the provisions of this Agreement the valid and enforceable obligations they purport to be and has caused this Agreement to be executed by a duly authorized person;

(ii)           This Agreement is, and all documents which are to be delivered to Transferor by Transferee at the Closing are or at the time of Closing will be, duly authorized, executed and delivered by Transferee; are, or (with respect to any of the documents to be delivered at Closing) at the time of Closing will be, legal, valid and binding obligations of Transferee enforceable in accordance with their terms, subject to general principles of equity and to bankruptcy, insolvency, reorganization, moratorium or other similar laws presently or hereafter in effect affecting the rights of creditors or debtors generally; and do not conflict with any provision of any law or regulation to which Transferee is subject or agreement to which Transferee is a party, violate any provision of any judicial order to which Transferee is a party or to which Transferee is subject, or require Transferee to obtain any consent, authorization, approval or registration under any law, regulation or judicial order which is binding upon Transferee;

(iii)           There are no judgments, orders or decrees of any kind against Transferee unpaid or unsatisfied of record and no legal action, suit or other legal or administrative proceeding pending or threatened before any court or administrative agency which has, or is likely to have, any material adverse effect on (a) the business or assets or the condition, financial or otherwise, of Transferee or (b) the ability of Transferee to perform its obligations under this Agreement;

(iv)           Transferee has not filed any petition seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any law relating to bankruptcy or insolvency, nor has any such petition been filed against Transferee; No general assignment of Transferee’s property has been made for the benefit of creditors, and no receiver, master, liquidator or trustee has been appointed for Transferee or any of its property; Transferee is not insolvent and the consummation of the transactions contemplated by this Agreement shall not render Transferee insolvent; Transferee has now and will have as of the Closing Date sufficient capital or net worth to meet its obligations under this Agreement; and Transferee certifies that any financial statements and any financial statements of Transferee and/or any affiliate of Transferee submitted to Transferor are true, correct and complete in all material respects; and

(v)           Transferee is not a person and/or entity with whom Transferor is restricted from doing business under OFAC (including those persons and/or entities named on OFAC’s List of Specially Designated Nationals and Blocked Persons); or any other applicable law of the United States.

C.           The representations of Transferor set forth in this Agreement as updated and made as of the date of Closing (collectively, the “Surviving Transferor Representation(s)”) shall survive the Closing under this Agreement for a period of two hundred seventy (270) days after the Closing Date (the “Survival Period”); provided, however, that the representations of Transferor set forth in this Agreement with respect to Leases shall not survive the Closing to the extent a Conforming Estoppel covering substantially the same matter is delivered.  Each Surviving Transferor Representation shall automatically be null and void and of no further force and effect after the Survival Period unless, prior to the end of the Survival Period, Transferee shall have asserted in writing a specific claim with respect to the particular Surviving Transferor Representation and commenced a legal proceeding within of one hundred eighty (180) days after the expiration of the Survival Period against Transferor alleging that Transferor is in breach of such Surviving Transferor Representation and that Transferee has suffered actual damages as a result thereof (a “Proceeding”).  In no event shall Transferee be entitled to assert any consequential, special or punitive damages, nor shall it be entitled to any award or payment based on such damages.  If Transferee timely commences a Proceeding, and a court of competent jurisdiction, pursuant to a final, non-appealable order in connection with such Proceeding, determines that (1) the applicable Surviving Transferor Representation was breached as of the date of this Agreement and/or the Closing Date and (2) Transferee suffered actual damages (the “Damages”) by reason of such breach and (3) Transferee did not have knowledge of such breach prior to the Closing, then Transferee shall be entitled to receive an amount equal to the Damages, but in no event in an amount greater than the Ceiling (as hereinafter defined); provided, however, Transferee shall not be entitled to pursue any claim against Transferor for damage to Transferee that is, together with all other claims against Transferor regarding breaches of representations and/or Estoppel Claims, less than the Floor (as hereinafter defined).  If Transferee has claim(s) against a Transferor Party, individually or in the aggregate, in excess of the Floor, then Transferee shall be entitled to pursue the full amount of the actual loss suffered by Transferee in connection with such claim(s) against Transferor, but in no event shall Transferor’s liability for any and all claims exceed the Ceiling.  For purposes of this Section 16,  Transferee shall be deemed to have actual knowledge if Transferee and/or its affiliates and their respective officers, employees, agents, representatives or consultants had knowledge of the fact in issue prior to Closing or if such information is identified in the Schedules and Exhibits hereto. As used herein, “Floor” shall mean with respect to any claim or claims against Transferor for breach of any Surviving Transferor Representation, ONE HUNDRED FIFTY THOUSAND AND 00/100 Dollars ($150,000.00), provided that in determining whether such amount has been reached, Transferor and Transferee shall take into account, pursuant to Sections 10(A) and 16(D), the amount (but in no event in excess of $150,000.00), if any, attributable to any breaches of Transferor’s representations and warranties and/or Estoppel Claims, regardless of whether Transferee had knowledge prior to the Closing, but subject to indemnification of such breach pursuant to Section 15 hereof, and “Ceiling” shall mean SEVEN MILLION FIVE HUNDRED THOUSAND AND 00/100 Dollars ($7,500,000.00).  The provisions of this Section 16(C) shall constitute the sole and exclusive remedy after closing for breaches of Transferor’s representations.  Notwithstanding the above, the representations of Transferor set forth in Sections 16(A)(v), (vi), (ix), (x), (xii), (xiii), (xiv), (xv), (xvi), (xx), (xxix), (xxx), (xxxi) and (xxxii) shall survive indefinitely and shall not be subject to the Ceiling.

D.                            (i)           Until Closing, Transferor shall, and shall cause Fee Owner to endeavor to update any representation or warranty in this Agreement to correct any mistake and/or to reflect any matter which arises subsequent to the date of this Agreement.  If Transferee has actual knowledge of any matter which would constitute a material breach of Transferor’s representations and warranties, Transferee shall notify Transferor of such material breach within the earlier of ten (10) business days of learning of same and the Closing Date, failing which Transferee shall be deemed to waive any such material breach of Transferor’s representations and warranties.  Transferor shall have the right to contest Transferee’s determination as to a material breach of Transferor’s representations and warranties (including an alleged breach based on information contained in an Estoppel), and shall, upon one (1) day written notice to Transferee, have the right to attempt to cure such material breach without being obligated to complete such cure.  In addition, subject to the provisions of Article 39, Transferor shall have until the date that is the later of the then scheduled Closing Date and forty-five (45) days from the date of Transferee’s notice to cure any such material breach of Transferor’s representations and warranties and, at Transferor’s sole option, upon not less that three (3) days’ advance written notice (unless the reason necessitating the extension only arises within the three (3) days immediately prior to the Closing Date, in which event as much in advance of the Closing as is practicable but in no event less than one (1) business day prior to the Closing Date), the Closing Date shall be extended to such forty-fifth (45th) day (or any earlier business day) after Transferee’s notice to permit such cure by Transferor.  Transferee shall not be obligated to close the transactions contemplated hereunder prior to the cure or waiver by Transferee of any such material breach.  If the Transferor fails to cure any such material breach of Transferor’s representations and warranties within the time period set forth herein, then Transferee, as its sole and exclusive remedies shall have the option to (i) terminate this Agreement by written notice to Transferor, in which case Escrow Agent shall return the Deposit (together with all interest thereon, if any) to Transferee and neither party to this Agreement shall thereafter have any further right or obligation hereunder, other than the Surviving Obligations or (ii) waive such material breach and consummate the transactions contemplated by this Agreement without any credit against or reduction of the Purchase Price, in which case, subject to Section 16(C), Transferee shall be deemed to have forever and for all purposes waived such material breach and shall not be entitled to pursue any action for or collect any damages hereunder therefor.

(ii)           For the purposes of Section 16(C) and this Section 16(D), “material” shall mean any state of facts, taken alone or together with all other material untruths or inaccuracies and all such covenants with which the Transferor Parties have not materially complied, the restoration of which to the condition represented or warranted by Transferor under this Agreement, or the cost of compliance with which, would cost Transferee in excess of ONE HUNDRED FIFTY THOUSAND AND 00/100 Dollars ($150,000.00); provided, that any one or more breaches of  any of the representations and warranties set forth in Sections 16(A)(ix), (x) (which shall be subject to clause (A) below only), (xi), (xii), (xiii), (xiv), (xv), (xvi), (xxx), (xxxi) or (xxxii) shall not, individually or in the aggregate, be deemed to be material if either (A) Transferor causes the same to be cured at or prior to Closing, or (B) the aggregate cost of such cure or damages arising from any such uncured breach is less than TWELVE MILLION and 00/100 Dollars ($12,000,000.00) and SLGOP agrees to indemnify Transferee from and against any losses incurred on account of such breaches.

E.           The terms “to Transferor’s actual knowledge,” “to the best of Transferor’s actual knowledge” and phrases of similar import shall mean the actual present knowledge (and not constructive knowledge) of Andrew S. Levine, Andrew Mathias and Isaac Zion, without independent inquiry or investigation (except for such investigation and inquiry as such parties reasonably deemed appropriate), and shall not mean that Transferor or such individual is charged with knowledge of the acts, omissions and/or knowledge of Transferor’s property manager (or any employee thereof) or of Transferor’s other agents or employees or of Transferor’s predecessors in title to the Premises.

17.           Broker.

A.           Transferor represents to Transferee that it has not dealt with any broker, finder or like agent in connection with this transaction other than (i) Cushman & Wakefield (“Transferor Broker”) and (ii) Howard Michaels and the Carlton Group (collectively, “Transferee Broker”). Transferor shall pay the amounts due Transferor Broker as set forth in a separate agreement by and between Transferor and Transferor Broker. Transferor hereby indemnifies and holds Transferee harmless from and against any and all claims for any commission, fee or other compensation by any person or entity, including Transferor Broker (but excluding Transferee Broker), who shall claim to have dealt with Transferor in connection with the sale of the Purchased Interest and for any and all costs incurred by Transferee in connection with any such claims including, without limitation, reasonable attorneys’ fees and disbursements.

B.           Transferee represents to Transferor that it has not dealt with any broker, finder or like agent in connection with this transaction other Transferor Broker and Transferee Broker.  Transferee shall pay the amounts due Transferee Broker as set forth in a separate agreement by and between Transferee and Transferee Broker. Transferee hereby indemnifies and holds Transferor harmless from and against any and all claims for any commission, fee or other compensation by any person or entity, including Transferee Broker (but excluding Transferor Broker), who shall claim to have dealt with Transferee in connection with the sale of the Purchased Interest and for any and all costs incurred by Transferor in connection with any such claims including, without limitation, reasonable attorneys’ fees and disbursements.

C.           The provisions of this Article 17 shall survive the Closing or any early termination of this Agreement.

18.           Condemnation and Destruction.

A.           If, prior to the Closing Date, all or any “Significant Portion” (as hereinafter defined) of the Premises is taken, or rendered unusable for its current purpose or reasonably inaccessible by eminent domain (or is the subject of a pending or contemplated taking which has not been consummated), Transferor shall notify Transferee of such fact and Transferee shall have the option to terminate this Agreement upon notice to Transferor given not later than fifteen (15) business days after receipt of Transferor’s notice. For purposes of this Section 18(A) and Section 18(B) hereof, a “Significant Portion” shall mean a portion of the Premises (i) the reasonably estimated cost to restore (as determined by an engineer selected by Transferor which is reasonably satisfactory to Transferee), in the case of a casualty, or the value of the award, in the case of a condemnation, equals to or is greater than Twenty-Five Million Dollars ($25,000,000) or (ii) which would permit one or more tenants leasing in the aggregate not less than five percent (5%) of the Occupied Space to terminate its Lease.  If this Agreement is terminated as aforesaid, neither party shall have any further right or obligation hereunder except that Escrow Agent shall refund to Transferee the Deposit (together with interest thereon, if any).  If Transferee does not elect to terminate this Agreement (provided that Transferee’s failure to elect to terminate shall be deemed an election to close) or if the portion of the Premises which is taken or rendered unusable or reasonably inaccessible by eminent domain (or is the subject of a pending or contemplated taking which has not been consummated) is not a Significant Portion of the Premises, Transferee shall accept the Purchased Interest with no abatement of the Purchase Price, and at the Closing, Transferor shall assign and, if applicable, turn over to the Fee Owner, and the Fee Owner shall be entitled to receive and keep, all of Transferor’s interest in and to all awards for such taking by eminent domain, if any.

B.           If, prior to the Closing Date, a Significant Portion of the Building is destroyed by fire or other casualty, Transferor shall notify Transferee in writing of such fact and Transferee shall have the option to terminate this Agreement upon ten (10) days notice to Transferor given not later than fifteen (15) business days after receipt of Transferor’s notice, which notice from Transferor shall include a reasonable estimate from the engineer selected under Section 18(A) as to the estimated cost to restore the portion of the Building affected. If Transferee shall elect to terminate this Agreement as aforesaid (provided that Transferee’s failure to elect to terminate shall be deemed an election to close), this Agreement shall terminate and neither party shall have any further rights or obligations hereunder, other than the Surviving Obligations, except that Escrow Agent shall refund to Transferee the Deposit (together with all interest thereon, if any). If Transferee does not elect to terminate this Agreement as provided above, or if the portion of the Premises so damaged or destroyed is not a Significant Portion of the Premises, Transferee shall accept the Purchased Interest, and the appurtenant indirect ownership interest in the Premises in its then “as is” condition with no abatement of the Purchase Price, and at the Closing Transferor shall assign and, if applicable, turn over to the Fee Owner, and the Fee Owner shall be entitled to receive and keep, all of Transferor’s interest in and to all casualty insurance proceeds payable in connection with such casualty (except that the proceeds of any business interruption or rental value insurance payable to Transferor shall be apportioned as of the Closing Date; and to the extent necessary to maintain the benefits of any coverage provided by any business interruption or rental value insurance from and after the Closing, Transferor shall, and shall cause Fee Owner to also assign to Transferee Transferor’s right and interest in and to such policies), if any, and Transferor shall pay to the Fee Owner at the Closing the amount of any deductible payable by Transferor, the Company or the Fee Owner in connection with casualty coverage.  This Article is an express agreement to the contrary of Section 5-1311 of the New York General Obligations Law.

19.           Escrow.

A.          The Deposit shall be held in escrow by Escrow Agent, upon the following terms and conditions:

(i)             Escrow Agent shall deposit the Deposit in an interest-bearing account or invest the Deposit in a money market or monetary fund;

(ii)            Escrow Agent shall deliver to Transferor the Deposit (together with all interest thereon, if any) at and upon the Closing; and

(iii)           If this Agreement is terminated in accordance with the terms hereof, or if the Closing does not take place under this Agreement by reason of the failure of either party to comply with such party’s obligations hereunder, Escrow Agent shall pay the Deposit (together with all interest thereon, if any) to Transferor and/or Transferee, as the case may be, in accordance with the provisions of this Agreement.

B.           It is agreed that:

(i)            The duties of Escrow Agent are only as herein specifically provided, and, except for the provisions of Section 19(C) hereof, are purely ministerial in nature, and Escrow Agent shall incur no liability whatever except for its own willful misconduct or gross negligence;

(ii)            Escrow Agent shall not be liable or responsible for the collection of the proceeds of any checks used to pay the Deposit;

(iii)           In the performance of its duties hereunder, Escrow Agent shall be entitled to rely upon any document, instrument or signature believed by it in good faith to be genuine and signed by either of the other parties hereto or their successors;

(iv)          Escrow Agent may assume, so long as it is acting in good faith, that any person purporting to give any notice of instructions in accordance with the provisions hereof has been duly authorized to do so;

(v)            Escrow Agent shall not be bound by any modification, cancellation or rescission of this Agreement unless in writing and signed by Escrow Agent, Transferor and Transferee;

(vi)           Except as otherwise provided in Section 19(C) hereof, Transferor and Transferee shall jointly and severally reimburse and indemnify Escrow Agent for, and hold it harmless against, any and all loss, liability, costs or expenses in connection herewith, including attorneys’ fees and disbursements, incurred without willful misconduct or gross negligence on the part of Escrow Agent arising out of or in connection with its acceptance of, or the performance of its duties and obligations under, this Agreement, as well as the costs and expenses of defending against any claim or liability arising out of or relating to this Agreement;

(vii)          Each of Transferor and Transferee hereby releases Escrow Agent from any act done or omitted to be done by Escrow Agent in good faith in the performance of its duties hereunder; and

(viii)         Escrow Agent may resign upon ten (10) days written notice to Transferor and Transferee.  If a successor Escrow Agent is not appointed by Transferor and Transferee within such ten (10) day period, Escrow Agent may petition a court of competent jurisdiction to name a successor.

C.           Escrow Agent is acting as a stakeholder only with respect to the Deposit.  Escrow Agent, except in the event of the Closing, shall not deliver the Deposit except on seven (7) days’ prior written notice to the parties and only if neither party shall object within such seven (7) day period.  If there is any dispute as to whether Escrow Agent is obligated to deliver all or any portion of the Deposit or as to whom the Deposit is to be delivered, Escrow Agent shall not be required to make any delivery, but in such event Escrow Agent may hold the same until receipt by Escrow Agent of an authorization in writing, signed by all of the parties having any interest in such dispute, directing the disposition of the Deposit (together with all interest thereon, if any), or in the absence of such authorization Escrow Agent may hold the Deposit (together with all interest thereon, if any), until the final determination of the rights of the parties in an appropriate proceeding. If such written authorization is not given or proceedings for such determination are not begun within thirty (30) days after the date Escrow Agent shall have received written notice of such dispute, and thereafter diligently continued, Escrow Agent may, but is not required to, bring an appropriate action or proceeding for leave to deposit the Deposit (together with all interest thereon, if any), in court pending such determination.  Escrow Agent shall be reimbursed for all costs and expenses of such action or proceeding including, without limitation, reasonable attorneys’ fees and disbursements, by the party determined not to be entitled to the Deposit, or if the Deposit is split between the parties hereto, such costs of Escrow Agent shall be split, pro rata, between Transferor and Transferee, in inverse proportion to the amount of the Deposit received by each. Upon making delivery of the Deposit (together with interest thereon, if any), in the manner provided in this Agreement, Escrow Agent shall have no further obligation or liability hereunder.

D.           Escrow Agent has executed this Agreement solely to confirm that Escrow Agent has received the Deposit (if the Deposit is made by check, subject to collection) and will hold the Deposit, in escrow, pursuant to the provisions of this Agreement.

E.           Transferor understands and acknowledges that Escrow Agent also serves as Transferee’s counsel and that Escrow Agent shall have the right to represent Transferee in any dispute between Transferor and Transferee with respect to the Deposit, this Agreement or otherwise.

20.           Covenants.

A.           Transferor agrees that, prior to the Closing, it shall, and shall cause the Company, Mezz LLC and the Fee Owner, as applicable, to:

(i)           Not enter into any new lease of space or other occupancy arrangement or any New Contract or brokerage agreement, or amend or modify the same or any Lease, Surviving Contracts or Brokerage Agreements or approve any assignment or sublease (to the extent the Fee Owner’s approval is required under a Lease), in each case, other than (a) with the prior written consent of Transferee, which consent Transferee shall not unreasonably withhold, condition or delay; or (b) New Contracts which expire or are cancelable prior to the Closing Date or are cancelable at any time without cause on not more than thirty (30) days’ notice without payment of any termination fees, or (c) renewals, extensions, expansions or consents under Leases which are expressly provided in any such Lease and which, under the terms of the applicable Lease, do not require the consent of the lessor thereunder or to which the consent or approval of the lessor shall not be unreasonably withheld and as to which the lessor has no reasonable basis for objecting (and Transferor shall consult with Transferee regarding such renewals, extensions, expansions or consents).  Transferee acknowledges receipt of the Fee Owner’s standard form lease and Transferee hereby approves same.  Notwithstanding the foregoing provisions of this clause (i), Transferor may enter into Leases, renewals, extensions and modifications based on a term sheet or letter of intent approved in writing by Transferee (which approval shall not be unreasonably withheld, delayed or conditioned), provided that the same is on the approved standard form lease subject only to commercially reasonable changes to such form agreed between the Fee Owner and the applicable tenant in order to conform with the approved term sheet or letter of intent.  If Transferee fails to respond to a request from Transferor for consent to any action for which Transferee’s consent is required under this Section 20(A)(i) within five (5) business days after Transferee’s receipt of Transferor’s written request, which request shall include a summary of terms relating to such request, Transferor shall send a second notice to Transferee and if Transferee fails to respond to such request within three (3) business days, Transferee’s consent to such action shall be deemed granted. Transferor shall provide to Transferee a copy of any Lease, Brokerage Agreements and New Contract executed by Transferor, the Company or the Fee Owner after the date hereof;

(ii)           Subject to subsection (vi) of this Section 20(A), keep and perform in all material respects all of the obligations to be performed by it under the Leases (“Landlord’s Lease Obligations”); provided that none of the Transferor Parties may cause the termination of any Lease or the bringing of any proceeding by reason of a default without Transferee’s consent, which consent may be withheld in its sole discretion except that such consent shall not be unreasonably withheld solely in the event of a proposed termination by reason of a material monetary default under the Lease; and provided, further, that nothing herein shall prohibit Transferor from applying, or causing the Company or the Fee Owner to apply a Security Deposit under a Lease in accordance with the terms of such Lease if the Tenant has vacated the leased space (and Transferor shall give Transferee notice of such application prior thereto or simultaneously therewith); if Transferee shall fail to respond to a written request for consent under this Section 20(A)(ii) within five (5) business days after receipt thereof Transferor shall send a second notice to Transferee and if Transferee fails to respond to such request within three (3) business days, Transferee shall be deemed to have consented;

(iii)           Not create, incur or suffer to exist any mortgage, deed of trust, lien, pledge or other encumbrance in any way affecting any portion of the Premises other than a Permitted Encumbrance or the liens encumbering the Premises on the date of this Agreement, and not amend any of the Existing Loan Documents;

(iv)           Maintain the current insurance coverages on the Premises and otherwise comply with the insurance requirements under the Existing Mortgage subject to any waiver by Lender;

(v)           In a manner consistent with the Union Agreements, cause the replacement of any of the current Union Employees with other Union Employees so long as the wages and benefits (including, without limitation, any termination liability) for any replacement Union Employees are not greater in the aggregate than the wages and benefits for the replaced Union Employees;

(vi)           Operate the Premises substantially in accordance with past practice; provided, however, that notwithstanding the foregoing, except for Landlord’s Lease Obligations, the Fee Owner or Transferor may, but shall not be obligated to, make or cause to be made any capital or other repairs, replacements or improvements to the Improvements, provided that Transferee’s consent shall be required for repairs, replacements or improvements to the Improvements in excess of $250,000 in the aggregate (except in the case of emergency repairs, repairs required under the terms of the Leases or repairs required by applicable laws, for which no consent shall be required, but Transferor shall endeavor, but shall not be obligated, to give notice to Transferee of any such repairs that are material).  To the extent (x) Transferor or the Fee Owner is required to make any repairs, replacements or improvements to the Improvements (other than Landlord’s Lease Obligations) by a change in the law or (y) the Fee Owner or Transferor elects to make any repairs, replacements or improvements to the Improvements (other than Landlord’s Lease Obligations) and the Transferee approves such election (which approval shall not be unreasonably withheld or delayed), then Transferee shall, at the Closing, reimburse or cause the Fee Owner to reimburse Transferor for all sums actually expended by the Fee Owner or Transferor between the date of this Agreement and the Closing Date on account of such repairs, replacements or improvements made to the Improvements; and to the extent the Fee Owner or Transferor elects to make any repairs, replacements or improvements to the Improvements which are not approved by Transferee, required by law as described above or are Leasing Costs for which the Fee Owner or Transferor is responsible pursuant to Section 20(B),  Transferee shall not be required to reimburse Transferor for any such sums expended by the Fee Owner or Transferor on account of such election; if Transferee shall fail to respond to a written request for consent under this Section 20(A)(vi) within ten (10) business days after receipt thereof, Transferor shall send a second notice to Transferee and if Transferee fails to respond to such request within three (3) business days, Transferee shall be deemed to have consented;

(vii)           Not consent to any work or alterations by Tenants without Transferee’s consent (which consent or denial shall be provided within ten (10) business days after receipt by Transferee of written request therefor), provided Transferee shall be reasonable in granting such consent to the extent the landlord is required to be reasonable pursuant to the Lease;

(viii)           Endeavor to deliver to Transferee, promptly upon receipt thereof by any of the Transferor Parties, copies of any notices received or given by any of the Transferor Parties, from or to any person alleging or relating to any violation of applicable law or any default under any agreement to which any Transferor Party is a party (including, without limitation, any Lease or the Existing Loan Documents).  Transferor shall promptly advise Transferee in writing of the receipt by any Transferor Party of notice of the institution of any litigation or judicial, quasi-judicial or administrative inquiry or proceeding with respect to the Premises, the Company, Mezz LLC or the Fee Owner, including any legal proceedings or condemnation proceedings, any notice of a violation issued by any governmental authority with respect to the Premises;

(ix)           Comply in all material respects with all of its obligations and covenants under each of the Existing Loan Documents.  No Transferor Party shall waive any material right it has or may have under any agreement, including, without limitation, any Lease or any Existing Loan Documents, to the extent such waiver would be binding on Mezz LLC, the Company or the Fee Owner from and after Closing Date;

(x)           Not transfer or otherwise encumber or cause to be encumbered the Purchased Interest, any membership interest in Mezz LLC, or any membership interest in any Fee Owner, except as contemplated in the Recitals;

(xi)           Not take any actions or make any decisions relating to the Premises in connection with the pending bankruptcy proceedings of the tenant under the Nortel Lease or any other tenant under a Lease that becomes a debtor in a bankruptcy proceeding after the date of this Agreement without Transferee’s prior written consent (which consent shall not be unreasonably withheld and which consent shall be deemed given if Transferee shall fail to respond within five (5) business days after request therefor).  Transferor shall, after consultation with Transferee, submit or file any claims in such bankruptcy proceeding relating to the Nortel Lease (or any other applicable Lease), to the extent any filing deadline shall occur prior to the Closing Date.

B.           As used in this Agreement, “Leasing Costs” shall mean brokerage commissions in connection with any Lease (including commissions and overrides payable to affiliates of Transferor of one-full commission, computed at Transferor’s affiliates standard rates, if Transferor’s affiliate is the sole broker, and one-half of such a full commission if Transferor’s affiliate is a co-broker), out-of-pocket reasonable legal fees and expenses incurred in connection with any Lease and all costs and expenses required under a Lease to be paid by the landlord thereunder, to or for the benefit of the tenant thereunder, including, but not limited to, the costs and expenses, or reimbursements, to prepare the space thereunder for the initial occupancy of the tenant.  Transferor shall, subject to the further provisions of this Section 20(B), be responsible for all Leasing Costs payable in connection with (x) the initial term of the Leases entered into prior to the date hereof and (y) any renewals, amendments, modifications, terminations, extensions and expansions which have an effective date prior to the date hereof (“Transferor Leasing Costs”).  With respect to  Leasing Costs which are payable after the Closing for which Transferor is responsible pursuant to this Section 20(B), to the extent not covered by any reserves held by the Lender at Closing for such purpose), fifty percent (50%) of the aggregate amount thereof in excess of such reserves shall be paid to the Fee Owner out of the Purchase Price at the Closing (such amount, the “Leasing Cost Credit”) in accordance with the provisions of Section 6(A)(ix), and the balance shall be deposited at closing into an escrow account with Escrow Agent pursuant to an escrow agreement reasonably acceptable to Transferor and Transferee. Transferee shall assume Transferor’s obligations in respect of Transferor Leasing Costs payable from such reserves, and such additional Transferor Leasing Costs first becoming due and payable in an aggregate amount equal to the Leasing Cost Credit, and shall be responsible for payment of all Transferor Leasing Costs payable from such reserves and the Transferor Leasing Costs next due and payable until the Leasing Cost Credit has been exhausted.  Any balance of the Transferor Leasing Costs shall be payable from the proceeds in the escrow account as provided in such escrow agreement, if and when due and payable pursuant to the applicable Lease or Brokerage Agreement.  Any excess balance on deposit from time to time in such escrow account after the applicable Transferor Leasing Costs have been satisfied or waived (and Transferee agrees to cause the Fee Owner to request an estoppel from any applicable Tenant as requested by Transferor to confirm same) shall be remitted to Transferor.  Transferor hereby agrees to indemnify and hold the Transferee and the Fee Owner harmless from and against any and all liability, court costs, judgment, claim, damage or expense (including, without limitation, reasonable attorneys’ fees and expenses) in connection with any unpaid Transferor Leasing Costs, except to the extent assumed by Transferee pursuant to this Section 20(B) or delivered into escrow pursuant to this Section 20(B). Transferee shall pay or cause the Fee Owner to pay all Leasing Costs (“Transferee Leasing Costs”) payable in connection with: (i) the Leases entered into on or after the date hereof and prior to the Closing which are approved in writing by Transferee in accordance with this Agreement (or deemed approved by Transferee under this Agreement) and leases which are pending as of the Closing (and executed by Transferee after the Closing) and Leases entered into after Closing, (ii) all renewals, terminations, extensions and expansions entered into after the date hereof with the approval of Transferee (or deemed approval of Transferee under this Agreement) or, without Transferee’s approval, if the lessor’s consent to such action is not required or is not to be unreasonably withheld under the terms of the applicable Lease (collectively “New Leases”) and the applicable Leasing Costs are payable in accordance with the express terms of such existing Lease as to any renewals, exercised by a Tenant for a renewal period commencing after the date hereof and (iii) all renewals, amendments, modifications, extensions and expansions which have an effective date on or after the date hereof.  If on or prior to the Closing Date, a Transferor Party shall have paid any Transferee Leasing Costs, Transferee shall (or shall cause the Fee Owner to) reimburse Transferor therefor at the Closing or credit the same ratably against the Leasing Cost Credit and the escrow of Leasing Costs provided for above.  Transferee hereby agrees to indemnify, defend and hold the Transferor Parties harmless from and against any and all liability, loss, cost, judgment, claim, damage or expense (including, without limitation, reasonable attorneys’ fees and expenses), arising from nonpayment of  Transferor Leasing Costs assumed by Transferee pursuant to this Section 20(B) or any Transferee Leasing Costs.  The provisions of this Section 20(B) shall survive the Closing.

C.           Transferor Structure.

(i)           Prior to Closing, Transferor shall cause CIF, which entity currently owns a 14.4% membership interest in Company (such interest, the “CIF Interest”), to assign the CIF Interest to Transferor so that Transferor shall, prior to Closing, own 100% of the membership interests in Company.

(ii)           Prior to Closing, Transferor shall (a) transfer a 1% membership interest in the Company to the 1% Owner, (b) contribute all of the membership interests in TIC to Mezz LLC and (c) cause SLGOP to cause EAT Parent to contribute all of the membership interests in EAT to Mezz LLC, so that that the Company shall, at Closing, own directly or indirectly 100% of the Premises.

21.           Transfer Taxes.

A.           Transferor and Transferee shall join on the Closing Date in completing, executing, delivering and verifying the returns, affidavits and other documents required in connection with the taxes imposed under Article 31 of the Tax Law of the State of New York and Title II of Chapter 46 of the Administrative Code of the City of New York and any other tax payable by reason of delivery and/or recording of the documents to be delivered at the Closing (collectively, “Conveyance Taxes”).  The Conveyance Taxes, if any, and any and all interest and penalties thereon shall be paid by Transferor.

B.           The provisions of this Article 21 shall survive the Closing.

22.           Non-Liability.Transferee agrees that  it shall look solely to the Premises and proceeds thereof and to any assets of Transferor or to the members, managers, directors, officers, employees, shareholders, partners or agents of Transferor or any other person, partnership, corporation or trust, as principal of Transferor or otherwise, and whether disclosed or undisclosed, to enforce its rights hereunder, and that none of the members, managers, directors, officers, employees, shareholders, partners or agents of Transferor or any other person, partnership, corporation or trust, as principal of Transferor or otherwise, and whether disclosed or undisclosed, shall have any personal obligation or liability hereunder, and Transferee shall not seek to assert any claim or enforce any of its rights hereunder against such party.  Transferor agrees that none of the members, managers, directors, officers, employees, shareholders, partners or agents of Transferee or any other person, partnership, corporation or trust, as principal of Transferee or otherwise, and whether disclosed or undisclosed, shall have any personal obligation or liability hereunder, and Transferor shall not seek to assert any claim or enforce any of its rights hereunder against such party.  The provisions of this Article 22 shall survive the Closing.

23.           Inability to Perform; Default.

A.           Transferor’s Inability to Perform; Transferor’s Default.  If Transferor shall be unable to perform its obligation to convey the Purchased Interest to Transferee in accordance with the terms of this Agreement (other than by reason of Transferor’s Controllable Default (as hereinafter defined)), then Transferee, at its sole option and as its sole and exclusive remedy, may terminate this Agreement, in which event Escrow Agent shall refund to Transferee the Deposit (and all interest earned thereon, if any), and neither party shall thereafter have any further right or obligation hereunder, other than with respect to any Surviving Obligations (as hereinafter defined).  “Transferor’s Controllable Default” shall mean Transferor’s failure to perform its obligation to convey the Purchased Interest to Transferee in accordance with the terms of this Agreement, provided: (1) the reasons for such failure do not include conditions beyond Transferor’s reasonable control, the action or inaction of any third party (including, without limitation, the failure of any Tenant to deliver an Estoppel, but excluding the failure of CIF to convey its interest in the Company to Transferor, which shall be deemed to constitute a Transferor’s Controllable Default) or the unmarketability of title (unless the same was willfully or intentionally caused by Transferor); and (2) Transferee is ready, willing and able to consummate the Closing under this Agreement and to deliver the Purchase Price due Transferor under this Agreement.  In the event of Transferor’s Controllable Default, then Transferee, at its sole option and as its sole and exclusive remedy may either (a) terminate this Agreement, in which event (x) Escrow Agent shall refund to Transferee the Deposit (and all interest thereon, if any), (y) make a claim against Transferor for Transferee’s reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees) incurred in connection with the transactions contemplated by this Agreement, not to exceed $300,000.00 in the aggregate, and (z) neither party shall thereafter have any further right or obligation hereunder, other than the Surviving Obligations or (b) within ninety (90) days after any rights of Transferee arise due to a Transferor’s Controllable Default, bring an action in equity against Transferor for specific performance.  In no event may Transferee bring an action against Transferor for damages or seek any remedy (whether or not in an action at law or in equity) against Transferor that could require Transferor to pay any monies to Transferee whether characterized as damages or otherwise (except for an action to compel Escrow Agent to return the Deposit to Transferee if Transferee is, in fact, entitled to the return thereof in accordance with this Agreement or to compel Transferor to pay the costs set forth in clause (a)(y) of the previous sentence if Transferee is, in fact, entitled to reimbursement thereof).  The untruth or inaccuracy of any representation or warranty of Transferor shall not be deemed Transferor’s Controllable Default, provided Transferor has complied with its obligations under Section 16(D) with respect thereto.

B.           Transferee’s Inability to Perform; Transferee’s Default.  If Transferee shall default of its obligation to consummate the Closing under this Agreement, the parties hereto agree that Transferor’s sole remedy shall be to terminate this Agreement and retain the Deposit (together with all interest thereon, if any) as liquidated damages, it being expressly understood and agreed that in the event of Transferee’s default, Transferor’s damages would be impossible to ascertain and that the Deposit (together with all interest thereon, if any) constitutes a fair and reasonable amount of compensation in such event.  Upon such termination, neither party to this Agreement shall have any further rights or obligations hereunder except that: (a) Transferee shall return to Transferor all written material relating to the Premises or the transaction contemplated herein delivered by or on behalf of Transferor; (b) Escrow Agent shall deliver to Transferor and Transferor shall retain the Deposit (together with all interest thereon, if any) as liquidated damages, except with respect to any breaches of Surviving Obligations (as hereinafter defined); and (c) any provisions of this Agreement which expressly survive the termination of this Agreement (collectively, the “Surviving Obligations”) shall survive and continue to bind Transferee and Transferor and the Fee Owner.

24.           Condition of Premises.Transferee shall accept indirect ownership of the Premises at the Closing in its “as is” condition as of the date hereof, reasonable wear and tear excepted, and subject to the provisions of Article 18 hereof in the event of a casualty or condemnation and subject to Transferor’s compliance with the covenants contained in Article 20 hereof.  Transferor shall not be liable for any latent or patent defects in the Premises or bound in any manner whatsoever by any guarantees, promises, projections, operating expenses, set-ups or other information pertaining to the Premises made, furnished or claimed to have been made or furnished, whether orally or in writing, by Transferor or any other person or entity, or any partner, employee, agent, attorney or other person representing or purporting to represent Transferor, except to the extent expressly set forth herein or in any document or instrument expressly required in this Agreement to be delivered at Closing (collectively, the “Closing Documents”).  Transferee acknowledges that neither Transferor nor any of the employees, agents or attorneys of Transferor have made and do not make any oral or written representations or warranties whatsoever to Transferee, whether express or implied, except as expressly set forth in this Agreement or in any Closing Document, and, in particular, that no such representations and warranties have been made with respect to the physical, environmental condition or operation of the Premises, the presence, introduction or effect of Hazardous Materials at or affecting the Premises, the actual or projected revenue and expenses of the Premises, the zoning and other laws, regulations and rules or Relevant Environmental Laws applicable to the Premises or the compliance of the Premises therewith, the current or future real estate tax liability, assessment or valuation of the Premises, the availability of any financing for the alteration, rehabilitation or operation of the Premises from any source, including, without limitation, any state, city or Federal government or any institutional lender, the current or future use of the Premises, including, without limitation, the Premises use for residential (including hotel, cooperative or condominium use) or commercial purposes, the present and future condition and operating state of any and all machinery or equipment on the Premises and the present or future structural and physical condition of any building or its suitability for rehabilitation or renovation, the ownership or state of title of any Personal Property comprising a portion of the Premises, the quantity, quality or condition of the Personal Property or Fixtures, the use or occupancy of the Premises or any part thereof, or any other matter or thing affecting or relating to the Premises or the transactions contemplated hereby, except in each such case as specifically set forth in this Agreement or in any Closing Document.  Transferee has not relied and is not relying upon any representations or warranties or upon any statements made in any informational materials with respect to the Premises provided by Transferor or any other person or entity, or any shareholder, employee, agent, attorney or other person representing or purporting to represent Transferor, other than the representations and warranties expressly set forth in this Agreement or in any Closing Document.  The parties hereto agree that the Personal Property included in this sale, which is or may be attached to or used in connection with the Premises, has no significant separate value except in conjunction with the Real Property.  No part of the Purchase Price is attributable to the Personal Property.  The provisions of this Article 24 shall survive the Closing.

25.           Environmental Matters.Without limiting the generality of Article 24, Transferee acknowledges that it has had an opportunity to conduct its own investigation of the Premises with regard to Hazardous Materials and compliance of the Premises with Relevant Environmental Laws.  Transferee is aware (or has had sufficient opportunity to become aware) of the environmental, biological and pathogenic conditions of, affecting or related to the Premises and Transferee agrees to take the Premises subject to such conditions.  Transferee agrees to assume all costs and liabilities arising out of or in any way connected to the Premises, including, but not limited to those arising out of Hazardous Materials and Relevant Environmental Laws.  Transferee hereby releases Transferor, its principals and affiliates, and their respective officers, directors, members, managers, partners, agents, employees, successors and assigns, from and against any and all claims, counterclaims and causes of action which Transferee may now or in the future have against any of the foregoing parties arising out of the existence of Hazardous Materials affecting the Premises; provided nothing in this Article 25 shall be deemed to be an indemnification of Transferor by Transferee.  Nothing in this Article 25 shall be deemed to limit the remedies of Transferee on account of any breach of the representation contained in Section 16(A)(xxi) of this Agreement.  The provisions of this Article 25 shall survive the Closing.

26.           Tax Certiorari Proceedings; ICIP.

A.           If any tax reduction proceedings in respect of the Real Property relating to any fiscal year ending prior to the fiscal year in which the Closing occurs are pending at the time of the Closing, Transferor reserves and shall have the right to continue to prosecute and/or settle the same on behalf of the Transferor Parties.  If any tax reduction proceedings in respect of the Real Property relating to the fiscal year in which the Closing occurs are pending at the time of the Closing, then Transferor reserves and shall have the right to continue to prosecute and/or settle the same on behalf of the Company or the Fee Owner, provided, however, that Transferor shall not settle any such proceeding without Transferee’s prior written consent, which consent shall not be unreasonably withheld or delayed, and Transferee shall be entitled to that portion of any refund relating to the period from and after the Closing in accordance with Section 7(D).  Transferee shall reasonably cooperate with Transferor in connection with the prosecution of any such tax reduction proceedings.  Transferee shall have the sole right to prosecute any tax proceedings in respect of the Real Property on behalf of the Company, Mezz LLC or the Fee Owner relating to any fiscal year ending after the fiscal year in which the Closing occurs.  Transferor shall reasonably cooperate with Transferee in connection with the prosecution of any such tax proceedings.

B.           Transferor shall have the right to continue to prosecute on behalf of the Transferor Parties and, without Transferee’s consent, settle the ICIP Litigation listed on Exhibit “16(A)(xxvi)” prior to Closing; provided, however, that if the ICIP Litigation shall be severed such that it relates solely to the Premises, (i) Transferor shall not settle such ICIP Litigation which relates solely to the Premises with respect to the fiscal year in which Closing occurs or any subsequent fiscal year without Transferee’s prior written consent, which consent shall not be unreasonably withheld or delayed and (ii) Transferee may assume control of such ICIP Litigation and, if Transferee does so assume control, Transferee shall not settle such ICIP Litigation which relates solely to the Premises with respect to any fiscal year prior to the year in which the Closing occurs without Transferee’s prior written consent, which consent shall not be unreasonably withheld or delayed.  Each of Transferee and Transferor shall reasonably cooperate with the other in connection with the prosecution of the ICIP Litigation and shall reasonably consult with the other with respect to the ICIP Litigation to the extent it relates to the Premises.

C.           Any refunds or savings in the payment of taxes resulting from such tax reduction proceedings or the ICIP Litigation applicable to the period prior to the Closing shall belong to and be the property of Transferor, and any refunds or savings in the payment of taxes applicable to the period from and after the Closing shall belong to and be the property of Transferee; provided, however, that if any such refund creates an obligation to reimburse any Tenants for any Overage Rent paid or to be paid, that portion of such refund equal to the amount of such required reimbursement (after deduction of allocable expenses as may be provided in the Lease to such Tenant) shall be paid to Transferee and Transferee shall disburse the same to such Tenants.  All reasonable attorneys’ fees and other expenses incurred in obtaining such refunds or savings shall be apportioned between Transferor and Transferee in proportion to the gross amount of such refunds or savings payable to Transferor and Transferee, respectively (without regard to any amounts reimbursable to Tenants).

D.          The provisions of this Article 26 shall survive the Closing.

27.           Reserved.

28.           Notices. All notices, demands or requests made pursuant to, under or by virtue of this Agreement (in each case, a “Notice”) must be in writing and sent to the party to which the Notice is being made by nationally recognized overnight courier or delivered by hand with receipt acknowledged in writing as follows:

To Transferor:

c/o SL Green Realty Corp.
420 Lexington Avenue
New York, New York  10170-1881
Attention:  Andrew S. Levine, Esq.

and:

485 EAT Owner LLC
c/o SL Green Realty Corp.
420 Lexington Avenue
New York, New York  10170-1881
Attention:  Marc Holliday

and:

Green 485 TIC LLC
c/o SL Green Realty Corp.
420 Lexington Avenue
New York, New York  10170-1881
Attention:  Andrew S. Levine, Esq.

with a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York  10019
Attention:  Peter E. Fisch, Esq.

To Transferee:

Mazal 485 LLC
423 West 55th Street, 12th Floor
New York, NY  10019
Attention:  Arie Kotler and Julius Schwarz

with a copy to:

Greenberg Traurig, LLP
200 Park Avenue
New York, New York  10166
Attention: Robert J. Ivanhoe, Esq.

and:

Optibase Inc.
c/o Deco Towers
330 West 42nd Street, Suite 1700
New York, New York  10036
Attention:  Philip B. Trost, Esq.

and:

Optibase Inc.
880 Maude Avenue
Mountain View, CA  94043
Attention:  Amir Philips and Joan Yeh

To Escrow Agent:

Greenberg Traurig, LLP
200 Park Avenue
New York, New York  10166
Attention: Robert J. Ivanhoe, Esq.

To SLGOP:

c/o SL Green Realty Corp.
420 Lexington Avenue
New York, New York  10170-1881
Attention:  Andrew S. Levine, Esq.

with a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York  10019
Attention:  Peter E. Fisch, Esq.

All Notices (i) shall be deemed given upon the date of delivery if delivery is made before 5:00 PM (New York time) and, if delivered later, on the next business day after delivery of such Notice or the date of refusal to accept delivery of such Notice and (ii) may be given either by a party hereto or by such party’s attorney set forth above.  The address for Notices to any party may be changed by such party by a written Notice served in accordance with this Section.

29.           Entire Agreement. This Agreement contains all of the terms agreed upon between the parties with respect to the subject matter hereof, and all agreements heretofore had or made between the parties hereto are merged in this Agreement which alone fully and completely expresses the agreement of said parties.

30.           Amendments. This Agreement may not be changed, modified or terminated, nor may any provision hereunder be waived, except by an instrument executed by the parties hereto.

31.           No Waiver No waiver by either party of any failure or refusal to comply with its obligations under this Agreement shall be deemed a waiver of any other or subsequent failure or refusal to so comply.

32.           Successors and Assigns This Agreement shall inure to the benefit of, and shall bind the parties hereto and the heirs, executors, administrators, successors and permitted assigns of the respective parties.

33.           Partial Invalidity If any term or provision of this Agreement or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

34.           Section Headings; Incorporation of Exhibits The headings of the various Articles and Sections of this Agreement have been inserted only for convenience, and are not part of this Agreement and shall not be deemed in any manner to modify, explain or restrict any of the provisions of this Agreement.  Unless otherwise provided in this Agreement, any reference in this Agreement to an Exhibit is understood to be a reference to the Exhibits annexed to this Agreement.  All Exhibits annexed to this Agreement shall be incorporated into this Agreement as if fully set forth herein.

35.           Governing Law This Agreement shall be governed by, interpreted under and construed and enforced in accordance with, the laws of the State of New York, without reference to conflicts of laws principles.  Each of the parties hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim arising out of relating to this Agreement.  Any action brought hereunder shall be brought in a court of law located in the City, County and State of New York.  The prevailing party in any such litigation shall be entitled to recovery of all of its fees and expenses (including reasonable legal fees) incurred in such action.

36.           Confidentiality.

A.           Except as may be required by law (including, without limitation, any public statement with respect to the transaction contemplated hereunder by Optibase Ltd. which is required under applicable law) or in connection with any court or administrative proceeding and as expressly provided in Section 36(B) below, prior to the Closing hereunder, neither party hereto nor their respective agents or designees shall issue or cause the publication of any press release or other public announcement, or cause, permit or suffer any other disclosure which sets forth the terms of the transactions contemplated hereby (other than to such party’s employees, officers, directors, shareholders, owners, affiliates, agents, attorneys, advisors, accountants, engineers, architects, lenders and other representatives of any advisors to Transferee who need to know the information for the purposes of assisting such party in making determinations with respect to the Transaction, who, in turn, shall be bound by this Article 36), without first obtaining the written consent of the other party hereto, such consent not to be unreasonably withheld, delayed or conditioned.  Any release to the public of information with respect to this Sale-Purchase Agreement will be in the form approved by both Transferor and Transferee, and their respective counsel.

B.           Transferee recognizes that SL Green Realty Corp., who indirectly owns interests in Transferor, is a public company.  Accordingly, Transferee acknowledges and agrees that Transferor or SL Green Realty Corp. may disclose in press releases, filings with governmental authorities, financial statements and/or other communications such information regarding the transactions contemplated hereby as may be necessary or advisable under securities laws, rules or regulations, GAAP or other accounting rules or procedures or SL Green Realty Corp.’s prior custom, practice or procedure.  Transferor acknowledges that any direct or indirect owner of interests in Transferee that is a public company shall be entitled to the same rights of disclosure.

37.           No Recording or Notice of Pendency. The parties hereto agree that neither this Agreement nor any memorandum hereof shall be recorded.  Supplementing the other liabilities and indemnities of Transferee to Transferor under this Agreement, and notwithstanding any other provision of this Agreement (including, without limitation, any provision purporting to create a sole and exclusive remedy for the benefit of Transferor), Transferee agrees to indemnify and hold Transferor harmless from and against any and all losses, costs, damages, liens, claims, counterclaims, liabilities or expenses (including, but not limited to, reasonable attorneys’ fees, court costs and disbursements) incurred by Transferor arising from or by reason of the recording of this Agreement, any memorandum hereof, or any notice of pendency (unless Transferee prevails in a final unappealable order against Transferor in the action underlying such notice of pendency) or any other instrument against the Premises in any case, by Transferee.  The provisions of this Article 37 shall survive the Closing or any early termination of this Agreement.

38.           Assignment. Transferee may not assign its rights or obligations under this Agreement or transfer any direct or indirect ownership or other interest in Transferee so as to cause a change in control of Transferee without the prior written consent of Transferor in its sole discretion, and any such assignment made without Transferor’s consent shall be void ab initio.  Notwithstanding the immediately preceding sentence, Transferee may, prior to submission of the Assumption Application (and after such submission with the consent of the Lender (to the extent required by Lender), provided such assignment will not cause a material delay in receipt of the Lender Consent), without Transferor’s consent but upon notice to Transferor, assign this Agreement and its rights and obligations hereunder to any entity that controls, is controlled by, or is under common control with Gilmor International Inc., and/or Optibase Ltd., provided that Transferee and Transferee’s assignee are jointly and severally liable for the rights and obligations hereunder.

39.           Adjournments. Anything in this Agreement to the contrary notwithstanding, all rights of Transferor and Transferee under this Agreement to adjourn or extend the Closing Date may not cause the Closing to be extended in the aggregate, for more than forty-five (45) days.

40.           Counterparts. This Agreement may be executed in any number of counterparts each of which when so executed and delivered shall be deemed to be an original, but all such counterparts shall constitute one and the same agreement.

41.           No Third Party Beneficiary. The provisions of this Agreement are not intended to benefit any third parties.

42.           1031 Exchange. Transferee understands that Transferor may seek to structure the disposition of the Purchased Interest in such a way that will afford Transferor an opportunity to take advantage of the provisions of Internal Revenue Code (the “Code”) Section 1031 governing tax free exchanges and reorganizations. Transferee shall reasonably cooperate with Transferor (at Transferor’s sole cost and expense) in such efforts.  Without limiting the generality of the foregoing, Transferee, as directed by Transferor, shall make all payments on account of the Purchase Price, including the Deposit, to a Qualified Intermediary (as defined in the Code) and not to Transferor, directly or indirectly. Transferor reserves the right, in effectuating such like-kind exchange, to assign Transferor’s rights, but not its obligations, under this Agreement to the Qualified Intermediary and Transferee hereby consents to such assignment. Transferee agrees to execute such reasonable documents and otherwise to cooperate in such respects as may reasonably be requested by Transferor in order to enable Transferor to carry out a like-kind exchange as aforesaid.  A like kind exchange shall not diminish Transferee’s rights (or Transferor’s liabilities or obligations), nor increase its liabilities or obligations, in any manner.  Transferor agrees to indemnify, defend and hold harmless Transferee from and against all loss, liability, damages and disbursements, costs and expenses (including reasonable counsel fees and disbursements) resulting from Transferor’s election to structure the disposition of its interests as a like-kind exchange.

[The remainder of this page is intentionally left blank]

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.

TRANSFEROR:

GREEN 485 HOLDINGS LLC,
a Delaware limited liability company

By:            SL Green Operating Partnership, LP,
a Delaware limited partnership,
its sole member

By:            SL Green Realty Corp.,
a Maryland corporation,
its general partner

By:        /s/ Andrew S. Levine
Name:  Andrew S. Levine
Title:    Chief Legal Officer

TRANSFEREE:

MAZAL 485 LLC,
a Delaware limited liability company

By:	_______________________
Name:
Title:

By:	_______________________
Name:
Title:

 [Signatures continue on following page]

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.

TRANSFEROR:

GREEN 485 HOLDINGS LLC,
a Delaware limited liability company

By:            SL Green Operating Partnership, LP,
a Delaware limited partnership,
its sole member

By:            SL Green Realty Corp.,
a Maryland corporation,
its general partner

By:        _______________________
Name:  Andrew S. Levine
Title:    Chief Legal Officer

TRANSFEREE:

MAZAL 485 LLC,
a Delaware limited liability company

By:	/s/ Tom Wyler /s/ Amir Philips
Name: Tom Wyler Amir Philips
Title: Authorized Signer Authorized Signer

By:	_______________________
Name:
Title:

 [Signatures continue on following page]

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.

TRANSFEROR:

GREEN 485 HOLDINGS LLC,
a Delaware limited liability company

By:            SL Green Operating Partnership, LP,
a Delaware limited partnership,
its sole member

By:            SL Green Realty Corp.,
a Maryland corporation,
its general partner

By:        _______________________
Name:  Andrew S. Levine
Title:    Chief Legal Officer

TRANSFEREE:

MAZAL 485 LLC,
a Delaware limited liability company

By:	/s/ Abekasis Abraham Name: Abekasis Abraham Title: Director

By:	/s/ Arie Kotler Name: Arie Kotler Title: Authorized Signer

 [Signatures continue on following page]

The undersigned has executed this Agreement
solely to confirm its acceptance of the duties of
Escrow Agent as set forth in Article 19 hereof:

Greenberg Traurig, LLP

By:         /s/ Joseph Farrell
  Name:
  Title:

The undersigned has executed this Agreement
solely to confirm its acceptance of the
obligations set forth in Article 15 hereof:

SL GREEN OPERATING PARTNERSHIP, L.P.,
a Delaware limited partnership

By:    SL Green Realty Corp.,
                             a Maryland corporation,
                              its general partner

By: _______________________
                                      Name:           Andrew S. Levine
                                      Title:             Chief Legal Officer

The undersigned has executed this Agreement
solely to confirm its acceptance of the duties of
Escrow Agent as set forth in Article 19 hereof:

Greenberg Traurig, LLP

By: _______________________
       Name:
       Title:

The undersigned has executed this Agreement
solely to confirm its acceptance of the
obligations set forth in Article 15 hereof:

SL GREEN OPERATING PARTNERSHIP, L.P.,
a Delaware limited partnership

By:         SL Green Realty Corp.,
a Maryland corporation,
its general partner

By:          /s/ Andrew S. Levine
  Name:         Andrew S. Levine
  Title:           Chief Legal Officer

EXHIBIT “2(C)”

JV Loan Promissory Note

PROMISSORY NOTE

$ 12,200,000.00	New York, New York
___________, 2009

       FOR VALUE RECEIVED, GREEN 485 JV LLC, a Delaware limited liability company, having an office at c/o SL Green Realty Corp., 420 Lexington Avenue, New York, New York 10170 (“Maker”), promises to pay to SLG 485 FUNDING LLC, a Delaware limited liability company, its successors and/or assigns, having an office at c/o SL Green Realty Corp., 420 Lexington Avenue, New York, New York 10170 (“Payee”), or order, at said office, or at such other place as may be designated, from time to time, in writing by Payee, the principal sum of TWELVE MILLION TWO HUNDRED THOUSAND AND 00/100 DOLLARS ($12,200,000.00) in lawful money of the United States of America, with interest thereon from and including the date of this Note to, but not including, the date this Note is paid in full at the Applicable Rate (hereinafter defined) calculated in the manner hereinafter set forth, and payable as follows:

             (i)    monthly payments, in arrears, of interest only on the Principal Balance (as hereinafter defined) outstanding from time to time, calculated at a per annum interest rate of four and 50/100 percent (4.5%) shall be due and payable on ________, 2009 and on the fifteenth (15th) day of every calendar month thereafter (each such date, an “Interest Payment Date”), provided, that any payment due on a day that is not a business day in the City of New York shall be paid on the immediately following business day; and

             (ii)   the entire Principal Balance, together with accrued and unpaid interest on the Principal Balance calculated at the Applicable Rate, and all other sums due under this Note, shall be due and payable on the Maturity Date (taking into account, for purposes of clarity, all amounts paid under clause (i)).

       1.         The following terms as used in this Note shall have the following meanings:

          (a)        The term “Applicable Rate” shall mean an interest rate per annum equal to nine percent (9%), compounded annually. Interest at the Applicable Rate (i) shall be calculated for complete calendar months on the basis of a three hundred sixty (360) day calendar year containing twelve (12) months of thirty (30) days each, and (ii) shall be calculated for partial calendar months on the basis of the actual number of days elapsed over a three hundred sixty five (365) day calendar year.

          (b)       The term “Change of Control” shall mean that the neither Gilmore International Inc. nor Optibase Ltd. is in possession, directly or indirectly, of the power to direct or cause the direction of the day to day management and policies of Maker, through the ownership of voting securities, by contract or otherwise.

          (c)       The term “Closing Date” shall have the meaning assigned to it in the Purchase Agreement (as hereinafter defined).

          (d)       The term “Debt” shall mean all principal, interest, additional interest and other sums of any nature whatsoever which may or shall become due to Payee in accordance with the provisions of this Note or the other Loan Documents.

          (e)       The term “Default Rate” shall mean an interest rate per annum equal to eighteen percent (18%), compounded annually. Interest at the Default Rate (i) shall be calculated for complete calendar months on the basis of a three hundred sixty (360) day calendar year containing twelve (12) months of thirty (30) days each, and (ii) shall be calculated for partial calendar months on the basis of the actual number of days elapsed over a three hundred sixty five (365) day calendar year.

          (f)        The term “Loan” shall mean the loan in the principal sum of $12,200,000.00, by Payee to Maker which is evidenced by this Note.

          (g)       The term “Loan Documents” shall mean collectively this Note and all other documents and instruments now or hereafter executed and delivered in connection therewith, as the same may be modified or amended from time to time.

          (h)       The term “Maturity Date” shall mean the date that is four (4) years after the Closing Date, as the same may be accelerated pursuant to the express provisions of this Note.

          (i)        The term “Nortel Losses” shall have the meaning assigned to it in the Purchase Agreement.

          (j)        The term “Property” shall mean that certain real property commonly known as 485 Lexington Avenue, New York, New York, as described in more detail in the Purchase Agreement.

          (k)       The term “Principal Balance” shall mean the outstanding principal balance of this Note from time to time.

          (1)       The term “Purchase Agreement” shall mean that certain Sale-Purchase Agreement dated as of August ___, 2009, by and between Green 485 Holdings LLC and Mazal 485 LLC, each a Delaware limited liability company, as amended, restated, modified and supplemented from time to time.

          (m)      The term “Subsidiaries” shall mean, collectively (and each individually, a “Subsidiary”), each and every direct or indirect subsidiary of Maker, including, without limitation, Green 485 Mezz LLC, Green 485 Owner LLC, 485 EAT Owner LLC and Green 485 TIC LLC, each a Delaware limited liability company.

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       2.        All capital proceeds received by Maker, including, without limitation, the net proceeds of the sale or refinancing of any assets of Maker or distributions received from any direct or indirect Subsidiary of Maker of capital proceeds (including, without limitation, net proceeds of the sale or refinancing of any assets of any Subsidiary, property insurance proceeds or condemnation awards) (collectively, “Capital Proceeds”), in an amount not to exceed the total amount of the Debt, shall be paid directly to Payee or remitted by Maker to Payee within two (2) business days after receipt by Maker for application against Maker’s obligations under this Note and the other Loan Documents. All Capital Proceeds shall be applied in the following order: first, to the payment of any monies owed to Payee under this Note or the other Loan Documents, other than interest or principal; second, to the payment of all accrued and unpaid interest under this Note; third, to the repayment of the Principal Balance; and fourth, any excess shall be paid to Maker. Notwithstanding anything to the contrary which may be set forth in this Paragraph 2, the full amount of the Debt shall be due and payable in full on the Maturity Date (as the same may be accelerated pursuant to the further provisions of this Note).

       3.        This Note may be prepaid in whole or in part, without penalty or premium, at any time.

       4.        Notwithstanding anything to the contrary contained in this Note, in the event of any transfer (which shall not be deemed to include leasing, licenses and easements in the ordinary course of business) occurring after the Closing Date of (i) all or any portion of Maker’s or the Subsidiaries’ direct or indirect ownership interest in the Property (whether through a conveyance of any interest in the Property or the transfer of any interest in any direct or indirect Subsidiary of Maker, but excluding direct and indirect ownership interests in Maker), unless Maker directly or indirectly continues to own one hundred percent (100%) of the interests in the Property after giving effect to such transfer or (ii) any direct or indirect interest in Maker that results in a Change of Control, then the Maturity Date shall, without any further action by Payee, be accelerated and this Note shall immediately be due and payable in full.

       5.        Maker agrees to observe and perform the following covenants set forth in this Paragraph 5 (“Covenants”). By acceptance of this Note, Payee agrees that the sole and exclusive remedy of Payee for a breach of any of the Covenants shall be to bring an action for injunctive relief; provided, that if injunctive relief shall not be available, Payee may maintain an action for actual damages (but not consequential or punitive damages) suffered on account of Maker’s breach of the Covenants. Maker agrees, for so long as this Note remains outstanding from and after the Closing Date, it shall, and shall cause the Subsidiaries, as applicable, to:

          (a)       Not be subject to commencement of an involuntary case or other proceeding against Maker or any Subsidiary that seeks liquidation, reorganization or other relief with respect to it or its debts or other liabilities under any bankruptcy, insolvency or other similar legal requirements now or hereafter in effect or seeks the appointment of a trustee, receiver, liquidator, custodian or other similar official of Maker, any Subsidiary or any of Maker or Subsidiaries’ property, and such involuntary case or other proceeding shall remain undismissed or unstayed for a period of ninety (90) days; or an order for relief against Maker or any Subsidiary shall be entered in any such case under the Federal Bankruptcy Code;

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          (b)       Not commence a voluntary case or other proceeding seeking liquidation, reorganization (other than the contemplated merger of Green 485 Owner LLC, 485 EAT Owner LLC and Green 485 TIC LLC, resulting in Green 485 Owner LLC as the surviving entity) or other relief with respect to Maker, any Subsidiary or the debts or other liabilities of Maker or any Subsidiary under any bankruptcy, insolvency or other similar legal requirements or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official for it or any of its property, or consent by Maker or any Subsidiary to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against Maker or any Subsidiary, or the making by Maker or any Subsidiary of a general assignment for the benefit of creditors, or the failure by Maker or any Subsidiary, or the admission by Maker or any Subsidiary in writing of its inability to pay its debts generally as they become due, or any action by Maker or any Subsidiary to authorize or effect any of the foregoing;

          (c)       Except entering into leases and easements in the ordinary course of business, not transfer all or any portion of the Property or any interest in any Subsidiary, and not transfer (nor permit any member of Maker to transfer) an interest in Maker that would result in a Change of Control;

          (d)       Not (nor permit any member of Maker to) wind up, liquidate, dissolve, reorganize, merge, or consolidate with or into, or convey, sell, assign, transfer, lease, or otherwise dispose of all or substantially all of Maker’s or any Subsidiary’s assets (other than the contemplated merger of Green 485 Owner LLC, 485 EAT Owner LLC and Green 485 TIC LLC, resulting in Green 485 Owner LLC as the surviving entity);

          (e)       Operate and lease the Property in accordance with reasonably prudent management standards and at market rates; and

          (f)        Not solicit tenants of the Property to relocate to other properties owned by any affiliate of the managing member of Maker.

       6.         In the event any required interest payment under this Note is not paid when due and such nonpayment continues for ten (10) days following written notice (“Default Notice”) by Payee to Maker (provided that Payee shall not be required to give notice of any such nonpayment more than once in any given calendar year) (any such continuing nonpayment, a “Payment Default”), interest shall accrue on the entire Principal Balance from and after the due date of such payment at the Default Rate until the date the unpaid interest and any default interest on account of such nonpayment is paid in full. Upon the occurrence of a Payment Default and until such Payment Default is cured and all default interest on account thereof has been paid in full, Maker shall cause all direct or indirect Subsidiaries of Maker to distribute all available cash flow directly to or as directed by Payee to be applied to satisfy the Debt. If such Payment Default continues for ninety (90) days following delivery of the Default Notice, if such notice is required, or if no such notice is required, for ninety (90) days after said Payment Default, the Maturity Date shall be accelerated and the Debt shall be declared immediately due and payable in full without further act and without the necessity of any further or prior notice by Payee to Maker.

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       7.        If the Debt is not paid in full on the Maturity Date or upon such earlier acceleration as provided for in Paragraphs 4 and 6 (a “Maturity Default”), then Maker shall cause all direct or indirect Subsidiaries of Maker to distribute all available cash flow directly to or as directed by Payee to be applied to the Debt until the same is paid in full.

       8.        Effective upon any Payment Default or Maturity Default, Maker hereby authorizes Payee to deliver notice to any Subsidiary and/or any Subsidiary’s lender instructing such party to remit any amounts payable to any Subsidiary or to Maker directly to or as directed by Payee, and each such party is hereby authorized by Maker to rely on any such notice, provided, that upon the cure of any such Payment Default or Maturity Default, Payee shall notify such parties instructing them to remit payments as they were prior to such instruction.

       9.        If any Maturity Default shall continue for a period of ninety (90) days, then (i) interest shall accrue and be payable thereafter on all unpaid interest and Principal Balance under this Note at the rate of twenty-five percent (25%) per annum and (ii) Maker shall pay to Payee an additional fee in an amount equal to Two Million Dollars ($2,000,000), which shall constitute additional interest under this Note.

       10.      Notwithstanding the second sentence of Paragraph 16 of this Note, if a New York State and/or New York City taxing authority (each, a “Taxing Authority”) shall have commenced a transfer tax audit of the transaction contemplated by the Purchase Agreement (an “Audit”) and such Audit shall remain pending as of the Maturity Date, then Maker may, on written notice to Payee, elect to satisfy its obligation to pay the Debt in full by paying the Debt into an escrow account (the “Escrow Account”) with an escrow agent reasonably acceptable to both Maker and Payee (“Escrow Agent”), and Escrow Agent shall be directed to release the proceeds of the Escrow Account, together with any interest earned thereon (the “Escrow Proceeds”) to Payee upon the completion or settlement of the Audit and presentation of reasonable evidence of dismissal of such Audit (or determination that no amounts are due and owing in respect thereof) and/or payment by Payee or its affiliate of any amounts assessed in connection therewith (provided, that the foregoing shall not be deemed to limit the rights of Payee or its affiliate to contest such Audit or to appeal the results thereof). In the event that Maker or any member of Maker (other than an affiliate of Payee) is subject to any liability on account of such Audit that is not otherwise reimbursed by Payee or its affiliate, then Escrow Agent shall be directed to reimburse Maker or such member, to the extent of its unreimbursed liabilities, from the Escrow Proceeds, and the balance of the Escrow Proceeds shall be paid to Payee in accordance with the previous sentence.

       11.      Notwithstanding the second sentence of Paragraph 16 of this Note, from and after the third anniversary of the Closing Date, Maker may offset any unreimbursed Nortel Losses against its payment obligations under this Note as and when the same thereafter become due, including the payment of any interest and the payment of the Debt at Maturity.

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       12.      Maker hereby waives presentment and demand for payment, notice of dishonor, protest and notice of protest of this Note. If any payment under this Note is not made when due, Maker agrees to pay all costs of collection when incurred, including reasonable attorneys’ fees (which costs shall be added to the amount due under this Note and shall be receivable therewith). Maker agrees to perform and comply with each of the terms, covenants and provisions contained in this Note and the other Loan Documents on the part of Maker to be observed or performed. No extension of time for payment of this Note, or any installment hereof, and no alteration, amendment or waiver of any provision of this Note or the other Loan Documents made by agreement between Payee and any other person or party shall release, discharge, modify, change or affect the liability of Maker under this Note or the other Loan Documents.

       13.      This Note is subject to the express condition that at no time shall Maker be obligated or required to pay interest on the Principal Balance at a rate which could subject Payee to either civil or criminal liability as a result of being in excess of the maximum rate which Maker is permitted by law to contract or agree to pay. If by the terms of this Note, Maker is at any time required or obligated to pay interest on the Principal Balance at a rate in excess of such maximum rate, the rate of interest under this Note shall be deemed to be immediately reduced to such maximum rate and interest payable hereunder shall be computed at such maximum rate and the portion of all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of the Principal Balance.

       14.      The terms of this Note shall be governed by and construed under the laws of the State of New York.

       15.      This Note may only be modified, amended, changed or terminated by an agreement in writing signed by Payee and Maker. No waiver of any term, covenant or provision of this Note shall be effective unless given in writing by Payee and if so given by Payee shall only be effective in the specific instance in which given.

       16.      Maker acknowledges that this Note and Maker’s obligations under this Note are and shall at all times continue to be absolute and unconditional in all respects and shall at all times be valid and enforceable irrespective of any other agreements or circumstances of any nature whatsoever which might otherwise constitute a defense to this Note and the obligations of Maker under this Note or the obligations of any other person or party relating to this Note or the obligations of Maker hereunder or otherwise with respect to the Loan. Subject to the provisions of Paragraphs 10 and 11 of this Note, Maker absolutely, unconditionally and irrevocably waives any and all right to assert any defense, setoff, counterclaim or crossclaim of any nature whatsoever with respect to this Note or the obligations of Maker under this Note or the obligations of any other person or party relating to this Note or the obligations of Maker hereunder or otherwise with respect to the Loan in any action, case or proceeding brought by Payee to collect the Debt, or any portion thereof (provided, however, that the foregoing provisions of this sentence shall not be deemed a waiver of the right of Maker to assert any compulsory counterclaim in any such action, case or proceeding brought by Payee in any state court if such counterclaim is compelled under local law or rule of procedure, or in any such action, case or proceeding brought by Payee in a court of the United States, nor shall the foregoing provisions of this sentence be deemed a waiver of the right of Maker to assert any claim which would otherwise constitute a defense, setoff, counterclaim or crossclaim of any nature whatsoever against Payee in any separate action, case or proceeding brought by Maker against Payee).

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       17.      No delay on the part of Payee in exercising any right or remedy under this Note or the other Loan Documents or failure to exercise the same shall operate as a waiver in whole or in part of any such right or remedy. No notice to or demand on Maker shall be deemed to be a waiver of the obligation of Maker or of the right of Payee to take further action without further notice or demand as provided in this Note and the other Loan Documents.

       18.      Maker agrees to submit to personal jurisdiction in the State of New York in any action, case or proceeding arising out of this Note and, in furtherance of such agreement, Maker hereby agrees and consents that without limiting other methods of obtaining jurisdiction, personal jurisdiction over Maker in any such action, case or proceeding may be obtained within or without the jurisdiction of any court located in New York and that any process or notice of motion or other application to any such court in connection with any such action, case or proceeding may be served upon Maker by registered or certified mail to or by personal service at the last known address of Maker, whether such address be within or without the jurisdiction of any such court. Maker also agrees that the venue of any litigation arising in connection with the Debt or in respect of any of the obligations of Maker under this Note shall, to the extent permitted by law, be in New York County.

       19.      Maker shall and shall cause any Subsidiaries and affiliates to execute such further instruments and take such further actions as Payee shall reasonably require to carry out the intent and purposes of the remedies set forth in this Note.

       20.      Maker represents that Maker has full power, authority and legal right to execute and deliver this Note and that the Debt constitutes a valid and binding obligation of Maker.

       21.      MAKER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, AND PAYEE BY ITS ACCEPTANCE OF THIS NOTE IRREVOCABLY AND UNCONDITIONALLY WAIVES, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, CASE, PROCEEDING, SUIT OR COUNTERCLAIM ARISING IN CONNECTION WITH, OUT OF OR OTHERWISE RELATING TO THE LOAN, THIS NOTE, OR THE OTHER LOAN DOCUMENTS.

       22.      Whenever used, the singular number shall include the plural, the plural the singular, and the words “Payee” and “Maker” shall include their respective successors and assigns; provided, however, that Maker shall in no event or under any circumstance have the right without obtaining the prior written consent of Payee to assign or transfer its obligations under this Note or the other Loan Documents, in whole or in part, to any other person, party or entity.

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       IN WITNESS WHEREOF, Maker has duly executed this Note the day and year first above written.

GREEN 485 JV LLC,
a Delaware limited liability company

By:
Name:
Title:

STATE OF NEW YORK                              )
               : ss:
COUNTY OF NEW YORK                          )

On the ___________ day of  _________________ in the year 2009 before me, the undersigned, a notary public in and for said state, personally appeared _____________________ personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies) and that by his/her/their signature(s) on the instrument, the individual(s) or the person upon behalf of which the individual(s) acted, executed the instrument.

Notary Public

EXHIBIT “2(D)”

Member Loan Promissory Note

SECURED NOTE

$ _________________1	New York, New York
__________________, 2009

                           FOR VALUE RECEIVED, GREEN 485 HOLDINGS LLC, a Delaware limited liability company (“Maker”), having an office at c/o SL Green Realty Corp., 420 Lexington Avenue, New York, New York 10170, promises to pay to MAZAL 485 LLC, a Delaware limited liability company (together with its successors and/or assigns, “Payee”), having an office at c/o Green Investments Group, LLC, 241 West 47th Street, Suite 11B, New York, New York 10036, or order, at said office, or at such other place as may be designated, from time to time, in writing by Payee, the principal sum of _______________________________ AND 00/100 DOLLARS ($ __________), in lawful money of the United States of America, with interest thereon from and including the date of this Note to, but not including, the date this Note is paid in full calculated in the manner hereinafter set forth, as follows:

                                                         (i)            interest only on the Principal Balance (as hereinafter defined) calculated at the Applicable Rate (as hereinafter defined) shall, subject to Paragraph 2 below, be due and payable on ___________ 1, 2009 and on the first day of every calendar month thereafter (each such date, an “Interest Payment Date”); and

                                                         (ii)           the entire Principal Balance, together with all interest accrued and unpaid thereon calculated in the manner hereinafter set forth and all other sums due under this Note, shall be due and payable on the Maturity Date (as hereinafter defined).

                           1.         The following terms as used in this Note shall have the following meanings:

                                          (a)       The term “Applicable Rate” shall mean an interest rate per annum equal to (x) ten and 75/100 percent (10.75%) during the period from and after the date hereof through and including December 31, 2013, and (y) five percent (5%) during the period from and after January 1, 2014. Notwithstanding the foregoing, during the continuance of any “Payment Default” or “Maturity Default” under the JV Note, the Applicable Rate under this Note shall be five percent (5%) per annum. Interest at the Applicable Rate (i) shall be calculated for complete calendar months on the basis of a three hundred sixty (360) day calendar year containing twelve (12) months of thirty (30) days each, and (ii) shall be calculated for partial calendar months on the basis of the actual number of days elapsed over a three hundred sixty five (365) day calendar year.

                                          (b)       The term “Company” shall mean Green 485 JV LLC, a Delaware limited liability company.

1  $20,000,000.00, adjusted by 49.5% of the Adjustment Amount (net prorations, including lender reserves, in excess of (or less than, as the case may be) $4,200,000, under the Agreement).

                                          (c)       The term “Debt” shall mean all principal, interest, additional interest and other sums of any nature whatsoever which may or shall become due to Payee in accordance with the provisions of this Note, the Security Agreement or the other Loan Documents.

                                          (d)       The term “Default Rate” shall mean an interest rate per annum equal to the aggregate of (i) three percent (3%) plus (ii) the Applicable Rate. Interest at the Default Rate (i) shall be calculated for complete calendar months on the basis of a three hundred sixty (360) day calendar year containing twelve (12) months of thirty (30) days each, and (ii) shall be calculated for partial calendar months on the basis of the actual number of days elapsed over a three hundred sixty five (365) day calendar year.

                                          (e)       The term “JV Note” shall mean that certain Promissory Note, dated as of __________, 2009, made by Green 485 JV LLC in favor of SLG 485 Funding LLC, as the same may be amended, restated, modified and supplemented from time to time.

                                          (f)        The term “LLC Agreement” shall mean that certain Amended and Restated Limited Liability Company Agreement of Green 485 JV LLC dated as of the date hereof as the same may be amended, restated, modified and supplemented from time to time.

                                          (g)       The term “Loan” shall mean the loan in the principal sum of $ _______________, by Payee to Maker which is evidenced by this Note and secured by, among other things, the Security Agreement.

                                          (h)       The term “Loan Documents” shall mean collectively this Note, the Security Agreement, and all other documents and instruments now or hereafter executed and delivered in connection therewith, as the same may be amended, restated, modified and supplemented from time to time.

                                          (i)        The term “Maturity Date” shall mean December 31, 2021.

                                          (j)        The term “Principal Balance” shall mean the outstanding principal balance of this Note from time to time.

                                          (k)       The term “Security Agreement” shall mean that certain Pledge and Security Agreement dated the date hereof given by Maker to Payee with respect to the Loan, as the same may be amended, restated, modified and supplemented from time to time.

                           2.         All monies distributed by the Company to Maker pursuant to the terms of the LLC Agreement (“Distributions”), up to the amount of the Debt hereunder, shall be paid directly to Payee for application against Maker’s obligations under this Note and the other Loan Documents. If, on any Interest Payment Date, the amount of the Distributions then held by Payee under the Security Agreement is less than the interest which has accrued on the Principal Balance under this Note for the calendar month just ended (any such deficiency with respect to a calendar month, a “Deficiency”), the interest payable under this Note with respect to such calendar month shall be deferred in an amount equal to the Deficiency. Interest on this Note which is deferred in accordance with the provisions of this paragraph (“Deferred Interest”) shall accrue interest at the per annum interest rate in effect under this Note from time to time, and such accrued interest shall compound annually (it being agreed that any interest which accrues on the Deferred Interest will for the purposes of this Note also constitute Deferred Interest, to the extent not paid currently). All Distributions held by Payee under the Security Agreement shall be applied in the following order, first, to the payment of any monies owed to Payee under this Note or the other Loan Documents, other than interest (including Deferred Interest) or principal, second, to the payment of interest then due and payable under this Note (other than Deferred Interest), third to Deferred Interest, and fourth, to the repayment of the Principal Balance. Notwithstanding anything to the contrary which may be set forth in this paragraph, the full amount of the Debt shall be due and payable in full on the Maturity Date.

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                          3.          The Principal Balance may not be prepaid, in whole or in part (except as otherwise specifically provided in Paragraph 2 or this paragraph). Notwithstanding anything set forth in this Note to the contrary, this Note shall be prepayable in whole or in part, without penalty or premium, in the event all or any portion of Maker’s interest in the Company is transferred in accordance with any written agreement by and between Maker and Payee, or any affiliate of Payee.

                          4.          It is hereby expressly agreed that the entire Debt shall become immediately due and payable at the option of Payee on the happening of any Event of Default under the Security Agreement, and that all of the terms, covenants and provisions contained in the Security Agreement and the other Loan Documents which are to be kept and performed by Maker are hereby made part of this Note to the same extent and with the same force and effect as if they were fully set forth herein.

                          5.          If the Debt is declared immediately due and payable by Payee pursuant to the provisions of the Security Agreement, or if the Debt is not paid in full on the Maturity Date, Maker shall thereafter pay interest on the then entire outstanding Debt from the date of such declaration or the Maturity Date, as the case may be, through and including the date the Debt is paid in full at the Default Rate. In addition, if an Event of Default (as such term is defined in the Security Agreement) shall occur, the Principal Balance, the entire amount of the Deferred Interest and the remainder of the Debt shall, from and including the date upon which the Event of Default has occurred and for so long as such Event of Default continues and without further act or instrument and without the necessity of any further or prior notice by Payee to Maker, bear interest at the Default Rate irrespective of whether Payer shall have declared the Debt to be immediately due and payable as the result of the occurrence of such Event of Default.

                          6.          Maker hereby waives presentment and demand for payment, notice of dishonor, protest and notice of protest of this Note. If any payment under this Note is not made when due, Maker agrees to pay all costs of collection when incurred, including reasonable attorneys’ fees (which costs shall be added to the amount due under this Note and shall be receivable therewith). Maker agrees to perform and comply with each of the terms, covenants and provisions contained in this Note, the Security Agreement and the other Loan Documents on the part of Maker to be observed or performed. No release of any security for the payment of this Note or extension of time for payment of this Note, or any installment hereof, and no alteration, amendment or waiver of any provision of this Note, the Security Agreement or the other Loan Documents made by agreement between Payee and any other person or party shall release, discharge, modify, change or affect the liability of Maker under this Note, the Security Agreement or the other Loan Documents.

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                          7.          This Note is subject to the express condition that at no time shall Maker be obligated or required to pay interest on the Principal Balance or the Deferred Interest at a rate which could subject Payee to either civil or criminal liability as a result of being in excess of the maximum rate which Maker is permitted by law to contract or agree to pay. If by the terms of this Note, Maker is at any time required or obligated to pay interest on the Principal Balance or the Deferred Interest at a rate in excess of such maximum rate, the rate of interest under this Note shall be deemed to be immediately reduced to such maximum rate and interest payable hereunder shall be computed at such maximum rate and the portion of all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of the Principal Balance or the Deferred Interest, as applicable.

                          8.          This Note is secured by the Security Agreement and the other Loan Documents.

                          9.          The terms of this Note shall be governed by and construed under the laws of the State of New York.

                          10.        This Note may only be modified, amended, changed or terminated by an agreement in writing signed by Payee and Maker. No waiver of any term, covenant or provision of this Note shall be effective unless given in writing by Payee and if so given by Payee shall only be effective in the specific instance in which given.

                          11.        Maker acknowledges that this Note and Maker’s obligations under this Note are and shall at all times continue to be absolute and unconditional in all respects, subject, however, to the provisions of paragraph 17 hereof, and shall at all times be valid and enforceable irrespective of any other agreements or circumstances of any nature whatsoever which might otherwise constitute a defense to this Note and the obligations of Maker under this Note or the obligations of any other person or party relating to this Note or the obligations of Maker hereunder or otherwise with respect to the Loan. Maker absolutely, unconditionally and irrevocably waives any and all right to assert any defense, setoff, counterclaim or crossclaim of any nature whatsoever with respect to this Note or the obligations of Maker under this Note or the obligations of any other person or party relating to this Note or the obligations of Maker hereunder or otherwise with respect to the Loan in any action, case or proceeding brought by Payee to collect the Debt, or any portion thereof, or to enforce, foreclose and realize upon the liens and security interests created by the Security Agreement and the other Loan Documents, subject, however, to the provisions of paragraph 17 hereof (provided, however, that the foregoing provisions of this sentence shall not be deemed a waiver of the right of Maker to assert any compulsory counterclaim in any such action, case or proceeding brought by Payee in any state court if such counterclaim is compelled under local law or rule of procedure, or in any such action, case or proceeding brought by Payee in a court of the United States, nor shall the foregoing provisions of this sentence be deemed a waiver of the right of Maker to assert any claim which would otherwise constitute a defense, setoff, counterclaim or crossclaim of any nature whatsoever against Payee in any separate action, case or proceeding brought by Maker against Payee). Maker acknowledges that no oral or other agreements, understandings, representations or warranties exist with respect to this Note or with respect to the obligations of Maker under this Note, except those specifically set forth in this Note, and that this Note and the other Loan Documents sets forth the entire agreement and understanding of Payee and Maker with respect to the Loan.

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                          12.        No delay on the part of Payee in exercising any right or remedy under this Note, the Security Agreement or the other Loan Documents or failure to exercise the same shall operate as a waiver in whole or in part of any such right or remedy. No notice to or demand on Maker shall be deemed to be a waiver of the obligation of Maker or of the right of Payee to take further action without further notice or demand as provided in this Note, the Security Agreement and the other Loan Documents.

                          13.        Maker agrees to submit to personal jurisdiction in the State of New York in any action, case or proceeding arising out of this Note and, in furtherance of such agreement, Maker hereby agrees and consents that without limiting other methods of obtaining jurisdiction, personal jurisdiction over Maker in any such action, case or proceeding may be obtained within or without the jurisdiction of any court located in New York and that any process or notice of motion or other application to any such court in connection with any such action, case or proceeding may be served upon Maker by registered or certified mail to or by personal service at the last known address of Maker, whether such address be within or without the jurisdiction of any such court. Maker also agrees that the venue of any litigation arising in connection with the Debt or in respect of any of the obligations of Maker under this Note shall, to the extent permitted by law, be in New York County.

                          14.        Maker represents that Maker has full power, authority and legal right to execute and deliver this Note and that the Debt constitutes a valid and binding obligation of Maker.

                          15.        MAKER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, AND PAYEE BY ITS ACCEPTANCE OF THIS NOTE IRREVOCABLY AND UNCONDITIONALLY WAIVES, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, CASE, PROCEEDING, SUIT OR COUNTERCLAIM ARISING IN CONNECTION WITH, OUT OF OR OTHERWISE RELATING TO THE LOAN, THIS NOTE, THE SECURITY AGREEMENT OR THE OTHER LOAN DOCUMENTS.

                          16.        Whenever used, the singular number shall include the plural, the plural the singular, and the words “Payee” and “Maker” shall include their respective successors and assigns; provided, however, that Maker shall in no event or under any circumstance have the right without obtaining the prior written consent of Payee to assign or transfer its obligations under this Note, the Security Agreement or the other Loan Documents, in whole or in part, to any other person, party or entity.

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                          17.        By its acceptance of this Note and the Security Agreement, Payee agrees that it shall not enforce the liability and obligation of Maker to perform and observe the obligations contained in this Note or the Security Agreement or any other Loan Document by any action or proceeding against Maker or any Exculpated Party (as hereinafter defined), except that Payee may bring a foreclosure action, action for specific performance or other appropriate action or proceeding to enable Payee to enforce and realize upon the Security Agreement and any collateral given to Payee created by the Security Agreement and the other Loan Documents; provided, however, that any judgment in any such action or proceeding shall be enforceable against Maker only to the extent of Maker’s interest in the Company and in any other collateral given to Payee. Payee, by accepting this Note and the Security Agreement, agrees that it shall not sue for, seek or demand any deficiency or other money judgment against Maker, any direct or indirect member, manager, shareholder, partner, beneficiary or other owner of beneficial ownership interests in Maker, or any director, officer, agent, attorneys, employee or trustee of any of the foregoing (each, an “Exculpated Party” and, collectively, the “Exculpated Parties”) in any such action or proceeding, under or by reason of or under or in connection with this Note, the Security Agreement or the other Loan Documents. The provisions of this paragraph 17 shall not, however, (i) constitute a waiver, release or impairment of any obligation evidenced or secured by this Note, the Security Agreement or the other Loan Documents; or (ii) impair the right of Payee to name Maker as a party defendant in any action or suit for judicial foreclosure and sale under the Security Agreement (subject, however, to the aforesaid limitation on Payee’s right to sue, seek or demand a deficiency or other money judgment against Maker or any other Exculpated Party).

                          18.        This Note is registered as to both principal and interest with Maker and, notwithstanding any other provision hereof, transfer of this obligation may be effected only by surrender of this instrument and either (a) the reissuance by Maker of this instrument to the new holder or (b) the issuance by Maker of a new instrument to the new holder. Transfer of this instrument at any time by any means other than the method described in this paragraph shall be deemed void and ineffectual.

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          IN WITNESS WHEREOF, Maker has duly executed this Note the day and year first above written.

GREEN 485 HOLDINGS LLC,
a Delaware limited liability company

By:
Name:
Title:

STATE OF NEW YORK                              )
               : ss:
COUNTY OF NEW YORK                          )

On the ____________ day of _____________________ in the year 2009 before me, the undersigned, a notary public in and for said state, personally appeared ______________________________ personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies) and that by his/her/their signature(s) on the instrument, the individual(s) or the person upon behalf of which the individual(s) acted, executed the instrument.

Notary Public

EXHIBIT “2(E)”

Option Agreement

DATE:	_______________, 2009

TO:	Green 485 Holdings LLC
ADDRESS:	c/o SL Green Realty Corp.
420 Lexington Avenue
New York, New York 10170
ATTN:	Andrew S. Levine, Esq.
FAX:	(212) 356-4135

FROM:	Mazal 485 LLC
ATTN:	Julius Schwartz
ADDRESS:	241 West 47th Street
Suite 11B
New York, New York 10036
FAX:	[_____________________]

The purpose of this letter agreement is to confirm the terms and conditions of the Transaction entered into on the Trade Date specified below (the “Transaction”) between Mazal 485 LLC (“Party A”) and Green 485 Holdings LLC (“Party B”). This letter agreement constitutes the sole and complete “Confirmation” (as defined below), as referred to in the “Master Agreement” (as defined below), with respect to the Transaction.

    1.    This Confirmation evidences a complete and binding agreement between you and us as to the terms of the Transaction to which this Confirmation relates. In addition, in lieu of negotiating an ISDA Master Agreement and Schedule, you and we agree that the 1992 ISDA Master Agreement (Multicurrency Cross-Border) (the “Master Agreement”) is incorporated by reference herein with such modifications and elections as are set forth herein. This Confirmation (the “Confirmation”), confirming this transaction (a “Transaction”) entered into between us shall supplement, form a part of, and be subject to the Master Agreement as if we had executed an agreement in such form effective as of the Trade Date of this Transaction. In the event of any inconsistency between the Master Agreement and this Confirmation, this Confirmation will govern.

    The definitions and provisions contained in the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions”), as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Confirmation except as modified herein. In the event of any inconsistency between the Equity Definitions and this Confirmation, this Confirmation will govern.

    Capitalized terms not otherwise defined herein, in the Master Agreement or in the Equity Definitions incorporated by reference into this Confirmation, shall have the ascribed meanings set forth in the Amended and Restated Limited Liability Company Agreement of the Issuer, dated as of the date hereof, by and between Party A, Party B and [SLGOP Subsidiary] (as amended, restated, modified or supplemented form time to time, the “LLC Agreement”).

    2.    The terms of the particular Transaction to which this Confirmation relates are as follows:

I. GENERAL TERMS:

Party A:	Mazal 485 LLC

Party B:	Green 485 Holdings LLC

Trade Date:	_____________, 2009

[Note: Insert date of initial closing of the acquisition of the initial 49.5%]

Effective Date:	_____________, 2009

Option Style:	American

Option Type:	Call

Seller:	Party B

Buyer:	Party A

Shares:	49.5% membership interest in Green 485 JV LLC, a Delaware limited liability company, held by Party B as of the Trade Date.

Number of Options:	One

Option Entitlement:	All of the Shares per Option.

Strike Price:	Subject to the Strike Price Cap, the fair market value (the “Fair Market Value”) of the Shares at the Settlement Date, minus the Premium.

The Fair Market Value shall be determined by mutual agreement of Party A and Party B and shall be equal to the amount that would be received by the holder of the Shares, based on the fair market value of that certain parcel of real property known as and located at 485 Lexington Avenue, New York, New York (the “Property”), if the Property were sold to a third party in a bona fide arms-length transaction on customary terms and conditions, and all liabilities of the Issuer and its subsidiaries were satisfied from such sales proceeds and any balance were distributed to the members of the Issuer parties pursuant to the LLC Agreement.

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If Party A and Party B (collectively, the “Parties”) are unable to agree upon the Fair Market Value within fifteen (15) days of the Option Notice (as defined herein), then such Fair Market Value shall be determined as follows:

(a) The Parties shall, by mutual agreement, appoint a qualified appraiser (as defined below). If the Parties cannot agree on a single qualified appraiser, then each of the Parties shall have the right to select a qualified appraiser and shall give written notice to the other of the appraiser so selected. The first party to receive such a notice of selection shall have five (5) days after receipt thereof to give the other party written notice of its selection. If one Party gives a notice of selection and the other fails to timely provide its notice of selection within such five (5) day period (or if a single appraiser is selected), the one qualified appraiser so selected shall be the sole appraiser in making the determination required hereunder, which written determination shall be final and binding and shall be delivered to the Parties no more than thirty (30) days after the delivery of the first notice.

(b) If the second notice of selection is properly given within the requisite time, the qualified appraisers so selected shall promptly make the determination required hereunder and deliver a written summary of such determination to the Parties within thirty (30) days after the delivery of the first notice of selection. If such two appraisers reach the same determination, their determination shall be final and binding. If the two appraisers reach determinations that are different but the lower determination is not less than ninety percent (90%) of the higher determination, an average of the two shall be final and binding. In all other events, the two appraisers shall promptly select a third qualified appraiser who shall promptly select the determination of one of the two appraisers which it believes is more accurate and deliver a written summary of such determination to the Parties no more than sixty (60) days after the delivery of the first notice of selection, and such determination shall be final and binding on both Parties.

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As used herein, a “qualified appraiser” means a reputable, independent person who has no less than fifteen (15) years experience in appraising or valuing limited liability company interests similar to the Shares, and who has not been employed by or consulted to the Parties within the prior five (5) year period.

Strike Price Cap:	The Strike Price shall not exceed:

(i) $21,580,020.00 (the “Initial Cap”), which equals 103.8% of the Current FMV (as defined below), if the Settlement Date occurs on or prior to July 31, 2013; or

(ii)
if the Settlement Date occurs on or after August 1, 2013, 101% of the Initial Cap (which equals $21,795,820.20) plus an additional 1% of the Initial Cap with respect to each one (1) year anniversary of August 1, 2013 occurring thereafter that has occurred on or prior to the Settlement Date.

Notwithstanding the foregoing, if the Option is exercised on December 31, 2022, the Strike Price shall not exceed 115% of the Initial Cap.

For the purposes of this Transaction, “Current FMV” means Fair Market Value of the Shares as of the Trade Date, based on the initial valuation of 100% membership interest in the Issuer of USD $42,000,000.00.

Premium:	USD $275,000.00

Premium Payment Date:	Trade Date

Scheduled Trading Day:	Notwithstanding the Equity Definitions, a “Scheduled Trading Day” shall be any Local Business Day.

Exchange:	Not Applicable

Related Exchange(s):	Not Applicable

Clearance System(s):	Not Applicable

II. PROCEDURES FOR EXERCISE:

Commencement Date:
March 1, 2013; provided, that in the event of a sale of the Property, Buyer may exercise the Option prior to March 1, 2013 if the consummation of the Option occurs not less than two (2) Local Business Days after the sale and conveyance of the Property and the payment in full of the JV Loan.

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Latest Exercise Time:	6:00 pm (local time in New York, New York).

Expiration Time:	6:00 pm (local time in New York, New York).

Expiration Date:	December 31, 2020; provided that if the Option is not exercised by December 31, 2020, the Option may be exercised on December 31, 2022.

Multiple Exercise:	Not Applicable

Automatic Exercise:	Not Applicable

III. SETTLEMENT TERMS:

Physical Settlement:	Applicable.

The Settlement Price shall be payable to Seller on the Settlement Date by wire transfer to the account of Seller set forth in clause 5 of Section VI below.

Settlement Currency:	USD

Settlement Method Election:	Not Applicable

Settlement Date:	The Settlement Date shall be the date set forth as the date for the closing of the purchase of the Shares in the notice from Buyer of its exercise of the Option (the “Option Notice”).

Notwithstanding anything to the contrary in Section 3.2 of the Equity Definitions, the Option Notice shall be in writing, and shall set forth the Settlement Date for the closing of the purchase of the Shares, which Settlement Date shall occur no earlier than ten (10) calendar days and no later than ninety (90) calendar days after the delivery of the Option Notice.

Seller shall not be required to consummate the closing of the purchase of the Shares hereunder unless the JV Loan (as defined in the Purchase Agreement) is paid in full (taking into account the offset of any Nortel Losses (as defined in the Purchase Agreement) and any applicable escrow of the payoff to the JV Loan as set forth in the JV Loan Documents) prior to or simultaneously with the Settlement Date.

Buyer shall have the right to credit against the Strike Price payable hereunder all amounts (including principal and interest) outstanding under the Green 485 Holdings Loan on the Settlement Date.

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Settlement Disruption Event:	Not Applicable

Method of Adjustment:	Not Applicable

Extraordinary Dividends:	Not Applicable

IV. EXTRAORDINARY EVENTS:

Extraordinary Events:	The following events shall constitute Extraordinary Events with the resulting consequences set forth next to each such Extraordinary Event:

Merger Event:	Not Applicable

Tender Offer:	Not Applicable

Composition of Combined Consideration:	Not Applicable

Naturalization; Insolvency or Delisting:	Not Applicable

Additional Disruption Events:	The following events shall constitute Additional Disruption Events with the resulting consequences set forth next to each such Additional Disruption Event:

Change in Law:	Applicable

Failure to Deliver:	Not Applicable

Insolvency Filing:	Not Applicable

Hedging Disruption:	Not Applicable

Increased Cost of Hedging:	Not Applicable

Loss of Stock Borrow:	Not Applicable

Increased Cost of Stock Borrow:	Not Applicable

Determining Party:	Party A

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V. REPRESENTATIONS AND WARRANTIES:

Non-Reliance:	Applicable

Agreements and Acknowledgments Regarding Hedging Activities:	Not Applicable

Additional Acknowledgements:	Applicable

Additional Representations:	In addition to the representations set forth in the Master Agreement, each party hereto represents and warrants to the other party hereto the following:

(i) It understands that this Transaction has not been registered under the U.S. Securities Act of 1933 as amended (the “Securities Act”) or the securities law of any other jurisdiction, and that neither party is obliged to register the Transaction or to assist the other party in complying with any exemption from registration under the Securities Act or state securities laws; provided, however, notwithstanding the foregoing, if this Transaction is not otherwise exempt from the registration requirements of the Securities Act, each party represents with respect to this Transaction:

(a) it is entering into the Transaction for its own account as principal, and not with a view to, or for, resale, distribution or fractionalization thereof, in whole or in part;

(b)
it acknowledges its understanding that the offer and sale of this Transaction is intended to be exempt from registration under the Securities Act, by virtue of Section 4(2) of the Securities Act. In furtherance thereof, each party represents and warrants to the other party that (i) it has the financial ability to bear the economic risk of its investment, including a loss of its entire investment, (ii) it is either (x) an accredited investor as defined in Rule 501 under the Securities Act, or (y) a “qualified institutional buyer” as defined in Rule 144A under the Securities Act, (iii) it has the knowledge and experience of investing in instruments similar to the Transaction and is capable of evaluating the risks and merits of the Transaction and has, or has had an opportunity to request, such information as it deemed necessary to make such evaluation; and

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(c)
it understands that the Transaction has not been registered under the Securities Act or under the securities laws of certain states and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless an exemption for such resale, pledge, assignment or disposition is available and that neither party is obliged to register the Transaction or to assist the other party in complying with any exemption from registration under the Securities Act or state securities laws;

(ii) Any information that it desires concerning this Transaction or any other matter relevant to its decision to enter into this Transaction is, or has been made, available to it;

(iii) It is not an investment company required to be registered under the U.S. Investment Company Act of 1940, as amended (the “Investment Company Act”) pursuant to the exemption available under Section 3(c)(7) of the Investment Company Act or a business development company as defined in Section 202(a)(22) of the U.S. Investment Advisers Act of 1940, as amended.

(iv) It is an “eligible contract participant” as defined in section 1a(12) of the Commodity Exchange Act as amended;

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(v) It represents that (i) is not an employee benefit plan (an “ERISA Plan”) as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), subject to Title 1 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended, (ii) it is not a person or entity acting on behalf of an ERISA Plan because less than 25% of all of its equity interests are held by “benefit plan investors” within the meaning of 29 CFR Section 2510.3-101(f)(2), (iii) none of its assets are or will be deemed to be “plan assets” within the meaning of U.S. Department of Labor Regulation 29 C.F.R. Section 2510.3-101 or otherwise; (iv) it is not a defined contribution plan; (v) it is not a “governmental plan” within the meaning of ERISA Section 3(32); and (vi) transactions by or with it are not subject to state statutes regulating investments of and fiduciary obligations with respect to governmental plans.

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VI.	MISCELLANEOUS:

1.
Incorporation of Terms of Master Agreement. (a) For the avoidance of doubt, the parties agree that the Master Agreement is incorporated herein by reference, and the parties expressly specify that (i) Second Method and Loss shall apply unless otherwise specified herein; (ii) the Threshold Amount with respect to Party B shall be zero; and with respect to Party A shall not be applicable; (iii) paragraph 2(c) will not apply to Transactions; (iv) the replacement of the word “third” in the last line of Section 5(a)(i) with the word “second”; (v) Specified Entity shall mean none with respect to Party A, and shall mean all Affiliates with respect to Party B.

	(b)	“Termination Currency” means USD.

	(c)	“Credit Support Document”: With respect to Party A, none. With respect to Party B, means the following: the Credit Support Annex, dated as of the date hereof, between Party A and Party B.

	(d)	Rights of Set-Off. The parties agree to amend Section 6 of the Master Agreement by adding a new Section 6(f), as follows:

“(f) Upon the occurrence of an Event of Default or Termination Event occurs hereunder with respect to a party (“X”), the other party (“Y”) will have the right (but not be obliged) without prior notice to X or any other person to set off or apply any obligation of X owed to Y (or any Affiliate of Y) (whether or not matured or contingent and whether or not arising under this Agreement, and regardless of the currency, place of payment or booking office of the obligation) against any obligation of Y (or any Affiliate of Y) owed to X (or any Affiliate of X) (whether or not matured or contingent and whether or not arising under this Agreement, and regardless of the currency, place of payment or booking office of the obligation). Y will give prompt notice to the other party of any set-off effected under this Section 6(f).

Amounts (or the relevant portion of such amounts) subject to set-off may be converted by Y into the Termination Currency at the rate of exchange at which Y would be able, acting in a commercially reasonable manner and in good faith, to purchase the relevant amount of such currency.

If any obligation is unascertained, Y may in good faith estimate that obligation and set off in respect of the estimate, subject to Y accounting to X when the obligation is ascertained.

Nothing in this Section 6(f) shall be effective to create a charge or other security interest. This Section 6(f) shall be without prejudice and in addition to any right of set-off, combination of accounts, lien or other right to which any party is at any time otherwise entitled (whether by operation of law, contract or otherwise).”

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2.
Agreement to Deliver Documents. On the Trade Date, each party agrees to deliver the following documents, as applicable, unless already delivered to the other party pursuant to the terms of any other agreement between the parties:

(i)               with respect to Seller, a duly executed and acknowledged Assignment of Membership Interest Agreement, between Buyer (or its designee) and Seller, substantially in the form of Annex I hereto, relating to the transfer of the Shares hereunder;

(ii) with respect to Seller, the Shares, in certificated form, duly issued and executed by the Issuer pursuant to the LLC Agreement, together with undated and blank endorsements;

(iii)             with respect to Seller, certified copies of board resolutions or other similar documents approving the Transaction contemplated by this Confirmation, and evidence of the signing authority and specimen signature of each person executing this Confirmation and any Credit Support Document;

(iv) with respect to Seller, such other documents and instruments as may be reasonably necessary or desirable to further carry out the purposes of this Transaction as determined by Buyer;

(v) with respect to Buyer, a duly executed Secured Note in the original principal amount of USD $20,000,000.00, dated on or about the date hereof, by Party A (or its Affiliate) in favor of Party B;

(vi) the LLC Agreement, duly executed by each such party;

(vii) any other documentation reasonably requested by Party A; and

(viii) Tax forms, documents or certificates to be delivered are:

Party required to deliver document	Form/Document/Certificate	Date by which to be delivered
Party A	An executed U.S. Internal Revenue Service Form W-9 for each of the members or partners of Party A.	Upon or prior to the execution and delivery of the Confirmation.
Party B	An executed U.S. Internal Revenue Service Form W-9 for each of the members or partners of Party B.	Upon or prior to the execution and delivery of the Confirmation.

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3.
Fully-Paid Transaction. Notwithstanding the terms of Sections 5 and 6 of the Master Agreement, if at any time and so long as one of the parties to this Confirmation (“X”) shall have satisfied in full all its payment obligations under Section 2(a) of the Master Agreement and shall at the time have no future payment obligations, whether absolute or contingent, under such Section, then unless the other party (“Y”) is required pursuant to appropriate proceedings to return to X or otherwise returns to X upon demand of X any portion of any such payment, (a) the occurrence of an event described in Section 5(a) of the Master Agreement with respect to X or any Specified Entity of X shall not constitute an Event of Default or a Potential Event of Default with respect to X as the Defaulting Party and (b) Y shall be entitled to designate an Early Termination Date pursuant to Section 6 of the Master Agreement only as a result of the occurrence of a Termination Event set forth in (i) either Section 5(b)(i) or 5(b)(ii) of the Master Agreement with respect to Y as the Affected Party or (ii) Section 5(b)(iii) of the Master Agreement with respect to Y as the Burdened Party.

4.	Consent to Recording. Each party (i) consents to the recording of the telephone conversations of trading and marketing personnel of the parties in connection with the Agreement, this Transaction or any potential Transaction, (ii) agrees to obtain any necessary consent of, and give notice of such recording to, such personnel and (iii) agrees that such recordings may be submitted in evidence in any proceedings.

5.	Accounts for Payments:

Account for Payment
	to Party A:	To be advised

Account for Payment
	to Party B:	To be advised

6.	Expenses. All expenses related to the transfer of Shares to be delivered under this Transaction (such as any transfer taxes, recording fees, filing fees or stamp duty) shall be payable by Seller.

7.	Confidentiality. Both parties agree that Section 36 of the Purchase Agreement shall apply to this Confirmation mutatis mutandis. The provisions of this paragraph on “Confidentiality” shall survive the termination of the Master Agreement, this Confirmation, or this Transaction.

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8.	Agreements Regarding Bankruptcy Treatment. The parties agree that this Transaction is intended to provide Buyer with the rights set forth in Sections 555 and 560 of title 11 of the United States Code (the “Bankruptcy Code”). The parties also intend for this Agreement to be, and agree that this Agreement is: (i) a “swap agreement” within the meaning of Section 101(53B) of the Bankruptcy Code, and specifically including, but not limited to, an “equity swap” and an “option” within the meaning of Section 101(53B)(A)(IV) of the Bankruptcy Code, and (ii) a “securities contract” within the meaning of Section 741 of the Bankruptcy Code. In addition, the parties agree that Buyer is a “financial participant” within the meaning of Section 101(22A) of the Bankruptcy Code as at the time Buyer enters into this Transaction. The parties also agree that the exercise of rights arising under or related to this Agreement are contractual rights arising under common law or by reason of normal business practice for purposes of Section 555 of the Bankruptcy Code.

9.	Governing Law; Waiver of Jury Trial:

	(a)	This Confirmation shall be governed by, and construed in accordance with, the laws of the State of New York (without reference to choice of law doctrine).

	(b)	EACH PARTY HEREBY WAIVES, TO THE FULL EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING RELATING TO OR ARISING OUT OF THIS CONFIRMATION OR THIS TRANSACTION. Each party hereby confirms and acknowledges that (i) no representative, agent or attorney of the other party has represented, expressly or otherwise, that such other party would not seek to enforce the foregoing waiver and (ii) it has been induced to enter into this Confirmation by, among other things, the mutual waivers, confirmations and acknowledgments in this paragraph.

10.
Notices. All notices and other communications pursuant or related to this Confirmation shall be in writing (which shall include, for the avoidance of doubt, any notices or other communications sent by facsimile transmission, by electronic mail, or in any other form from time to time approved by the parties) All notices to Party A shall be delivered to Mazal 485 LLC, 241 West 47th Street, Suite 11B, New York, NY 10036, Attn: _________________________, Facsimile No.: ________________; with a copy to: Greenberg Traurig, LLP, 200 Park Avenue, New York, NY 10166, Attn: Joseph D. Farrell, Esq., Facsimile No.: (212) 805-9304. All notices to Party B shall be delivered to c/o SL Green Realty Corp., 420 Lexington Avenue, New York, NY 10170, Attn: Andrew S. Levine, Esq., Facsimile No.: (212) 356-4135; with a copy to: Paul, Weiss, Rifkind, Wharton & Garrison, LLP, 1285 Avenue of the Americas, New York, NY 10019, Attn: Peter E. Fisch, Esq., Facsimile No.: (212) 492-0424. Notices may be delivered by Party A or Party B by email to the email address, if any, specified above. Any such notice shall be deemed to be delivered upon transmission so long as verbal notice is also delivered telephonically.

This Confirmation may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

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Party B hereby agrees to check this Confirmation and to confirm that the foregoing correctly sets forth the terms of the Transaction by signing in the space provided below and returning to Party B a facsimile of the fully-executed Confirmation to [____________]. For inquiries regarding this Transaction, please contact [_______________] by telephone at [______________], and email the following email address(es): [________________]. Originals will be provided for your execution upon your request.

Please check this Confirmation carefully and immediately upon receipt, so that errors or discrepancies can be promptly identified and rectified.

We are very pleased to have concluded this Transaction with you.

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Sincerely,

MAZAL 485 LLC (Party A)

By:
Name:
Title:

Confirmed as of the date first above written:

GREEN 485 HOLDINGS LLC (Party B)

By:
Name:
Title:

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ANNEX 1
FORM OF ASSIGNMENT OF INTEREST

    This ASSIGNMENT OF MEMBERSHIP INTEREST, dated as of __________, 2009 (this “Assignment”), is entered into by and among GREEN 485 HOLDINGS LLC, a Delaware limited liability company (“Assignor”) and MAZAL 485 LLC, a Delaware limited liability company (“Assignee”).

WITNESSETH:

    WHEREAS, Green 485 JV LLC, (the “Company”) is a limited liability company duly formed under the laws of the State of Delaware, pursuant to the (i) Certificate of Formation of the Company filed with the Secretary of State of the State of Delaware on December 8, 2006 and (ii) the Amended and Restated Limited Liability Company Agreement, dated as of __________, 2009 (“Operating Agreement”);

    WHEREAS, Assignor is the owner and holder of a forty-nine and one half percent (49.5%) membership interest in the Company (the “Interest”); and

    WHEREAS, Assignor has agreed to assign its Interest to Assignee.

    NOW, THEREFORE, for value received, the receipt and sufficiency of which are hereby acknowledged, the undersigned, in consideration of the premises, covenants and agreement contained herein, do hereby agree as follows:

    1.   Assignment. Assignor hereby unconditionally and irrevocably assigns, transfers and conveys to Assignee, effective as of the date hereof, all of the right, title and interest of Assignor in and to the Interest, including, without limitation, all right, title and interest of Assignor, if any, in and to the properties (real and personal) and capital of the Company and all distributions and allocations made or to be made in respect of the Interest.

    2.   Assumption. Assignee hereby accepts the assignment of the Interest and expressly assumes the obligations of Assignor with respect to the Interest accruing from and after the date hereof.

    3.   Books and Records. The members of the Company shall take all actions necessary to evidence the admission of Assignee as a member of the Company.

    4.   Future Cooperation. Each of the parties hereto agrees to cooperate at all times from and after the date hereof with respect to all of the matters described herein, and to execute such further assignments, releases, assumptions, amendments of the Operating Agreement, notifications and other documents as may be reasonably requested for the purpose of giving effect to, or evidencing or giving notice of, the transaction contemplated by this Assignment.

    5.   Binding Effect. This Assignment shall be binding upon, and shall inure to the benefit of the parties hereto and their respective successors and assigns.

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    6.   Execution in Counterparts. This Assignment may be (a) executed in counterparts, each of which shall be deemed an original, but all which shall constitute one and the same instrument and (b) by telecopy or other electronic signature (which shall be deemed an original for all purposes).

    7.   Governing Law. This Assignment shall be governed by, and construed under, the laws of the State of New York, all rights and remedies being governed by said laws, without regard to principles of conflict of law.

[REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

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    IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be duly executed as of the day and year first-above written.

ASSIGNOR:

GREEN 485 HOLDINGS LLC,
a Delaware limited liability company

By:
Name: Andrew S. Levine
Title: Executive Vice President

ASSIGNEE:

MAZAL 485 LLC,
a Delaware limited liability company

By:
Name:
Title:

ISDA®

International Swaps and Derivatives Association, Inc.

CREDIT SUPPORT ANNEX

to the Schedule to the

ISDA MASTER AGREEMENT

dated as of ___________, 2009

Between

Mazal 485 LLC	and	Green 485 Holdings LLC
(“Party A”)		(“Party B”)

This Annex supplements, forms part of, and is subject to, the above-referenced Agreement, is part of its Schedule and is a Credit Support Document under this Agreement with respect to each party.

Accordingly, the parties agree as follows:–

Paragraph 1. Interpretation

(a)   Definitions and Inconsistency. Capitalized terms not otherwise defined herein or elsewhere in this Agreement have the meanings specified pursuant to Paragraph 12, and all references in this Annex to Paragraphs are to Paragraphs of this Annex. In the event of any inconsistency between this Annex and the other provisions of this Schedule, this Annex will prevail, and in the event of any inconsistency between Paragraph 13 and the other provisions of this Annex, Paragraph 13 will prevail.

(b)   Secured Party and Pledgor. All references in this Annex to the “Secured Party” will be to either party when acting in that capacity and all corresponding references to the “Pledgor” will be to the other party when acting in that capacity; provided, however, that if Other Posted Support is held by a party to this Annex, all references herein to that party as the Secured Party with respect to that Other Posted Support will be to that party as the beneficiary thereof and will not subject that support or that party as the beneficiary thereof to provisions of law generally relating to security interests and secured parties.

Paragraph 2. Security Interest.

Each party, as the Pledgor, hereby pledges to the other party, as the Secured Party, as security for its Obligations, and grants to the Secured Party a first priority continuing security interest in, lien on and right of Set-off against all Posted Collateral Transferred to or received by the Secured Party hereunder. Upon the Transfer by the Secured Party to the Pledgor of Posted Collateral, the security interest and lien granted hereunder on that Posted Collateral will be released immediately and, to the extent possible, without any further action by either party.

Copyright © 1994 by International Swaps and Derivatives Association, Inc.

Paragraph 13. Elections and Variables

(a)	Security Interest for “Obligations”. The term “Obligations” as used in this Annex includes the following additional obligations: Not Applicable.

(b)	Credit Support Obligations.

	(i)	Delivery Amount, Return Amount and Credit Support Amount.

		(A)	“Delivery Amount” shall not be applicable.

		(B)	“Return Amount” shall not be applicable.

		(C)	“Credit Support Amount” shall mean, for any Valuation Date, the Fair Market Value (as defined below) of the Shares on the Trade Date.

	(ii)	Eligible Collateral. The following items will qualify as “Eligible Collateral” for the Party specified:

	Party A	Party B	Valuation Percentage

Cash	Not Applicable	Not Applicable	0%

49.5% membership interest in Green 485 JV LLC, a Delaware limited liability company, held by Party B as of the Trade Date (the “Shares”).	Not Applicable	[X]	100%

(iii)	Other Eligible Support. None.

(iv)	Thresholds.

(1)
“Independent Amount” means with respect to Party B: as of any date of determination, the Fair Market Value of the Shares (as defined in the Confirmation to the 1992 ISDA Master Agreement (Multicurrency Cross-Border), dated as of the date hereof (the “Confirmation”)).

	(2)	“Threshold” means with respect to Party A and Party B: Not Applicable.

	(3)	“Minimum Transfer Amount” means with respect to Party A and Party B: Not Applicable.

	(4)	“Rounding” means with respect to Party A and Party B: Not Applicable.

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(c)	Valuation and Timing.

	(i)	“Valuation Agent” means Party A.

	(ii)	“Valuation Date” means the Trade Date and the Exercise Date.

(iii)
“Valuation Time” means the close of business in the city of the Valuation Agent on the Local Business Day prior to the Valuation Date or date of calculation, as applicable; provided that the calculations of Value and Exposure will be made as of approximately the same time on the same date.

	(iv)	“Notification Time” means 11:00 a.m., New York time, on a Local Business Day following the Valuation Date.

(d)	Conditions Precedent and Secured Party’s Rights and Remedies.

The following Termination Event(s) will be a “Specified Condition” for the party specified (that party being the Affected Party if the Termination Event occurs with respect to that party):

	Party A	Party B
Illegality	Not Applicable	Yes
Tax Event	Not Applicable	Yes
Tax Event Upon Merger	Not Applicable	Yes
Credit Event Upon Merger	Not Applicable	Yes
Extraordinary Event(s) (as specified in the Confirmation)	Not Applicable	Yes

(e)	Substitution.

Substitution shall only be permitted with the express written consent of Party A.

(f)	Dispute Resolution.

The dispute resolution provision of Paragraph 5 shall not be applicable.

(g)	Holding and Using Posted Collateral.

(i) Eligibility to Hold Posted Collateral; Custodians.

Party A will be entitled to hold Posted Collateral pursuant to Paragraph 6(b).

(ii) Use of Posted Collateral. The provisions of Paragraph 6(c)(i) will not apply; the provisions of Paragraph 6(c)(ii) will apply.

(h)	Distributions and Interest Amount.

(i) Interest Rate. Not Applicable.

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	(ii)	Transfer of Interest Amount. Not Applicable.

	(iii)	Alternative to Interest Amount. The provisions of Paragraph 6(d)(ii) will not apply.

(i)	Additional Representation(s). Not Applicable.

(j)	Other Eligible Support and Other Posted Support.

	(i)	“Value” with respect to Other Eligible Support and Other Posted Support means: Not Applicable.

	(ii)	“Transfer” with respect to Other Eligible Support and Other Posted Support means: Not Applicable.

(k)	Demands and Notices.

All demands, specifications and notices under this Annex will be made to the following addresses:

Party A:

Address:	Mazal 485 LLC
241 West 47th Street, Suite 11B
New York, NY 10036
Attention:	______________________
Fax:	______________________

With a copy to:

Address:	Greenberg Traurig, LLP
200 Park Avenue
New York, NY 10166
Attention:	Joseph D. Farrell, Esq.
Fax:	(212) 805-9304

Party B:

Address:	c/o SL Green Realty Corp.
420 Lexington Avenue
New York, NY 10170
Attention:	Andrew S. Levine, Esq.
Fax:	(212) 356-4135

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With a copy to:

		Address:	Paul, Weiss, Rifkind, Wharton & Garrison, LLP
1285 Avenue of the Americas
New York, NY 10019
		Attention:	Peter E. Fisch, Esq.
		Fax:	(212) 492-0424

(1)	Addresses for Transfers.

	Party A:	To Be Advised.

	Party B:	To Be Advised.

(m)	Other Provisions.

(i)
Party A and Party B agree that, notwithstanding anything to the contrary in the recital to this Annex, Paragraph 1(b) or Paragraph 2 or the definitions in Paragraph 12, (a) the term “Secured Party” as used in this Annex means only Party A, (b) the term “Pledgor” as used in this Annex means only Party B, (c) only Party B makes the pledge and grant in Paragraph 2, the acknowledgment in Paragraph 8 as amended by this Paragraph 13 and the representations in Paragraph 9 as amended by this Paragraph 13 and (d) only Party B will be required to make Transfers of Eligible Collateral hereunder. Party A and Party B further agree that, notwithstanding anything to the contrary in the recital to this Annex or Paragraph 7, this Annex will constitute a Credit Support Document only with respect to Party B, and the Events of Default in Paragraph 7 and Specified Conditions in Paragraph 13(d) will only apply to Party B.

(ii)
The definition of Shares, as this term is used in this Paragraph 13, shall mean the Shares (as defined in the Confirmation), including, without limitation, all dividends, distributions, instruments or other property or proceeds relating thereto. Additionally, Posted Collateral shall include (a) all rights of the Pledgor under the LLC Agreement (as defined in the Confirmation), together with all right, title and interest to all distributions and other proceeds to which Party A is entitled as holder of the Shares; and (b) to the extent not covered by the definition of Posted Collateral under this Annex as amended by this Paragraph 13(m)(iii), all proceeds of the foregoing.

(iii)
Conditions Precedent. No later than the Trade Date in respect of the Transaction, Party B shall have delivered to Party A all documentation necessary to validly Transfer the Shares in forms reasonably acceptable to Party A, which documentation shall include:

		(1)	a duly executed and acknowledged Assignment Agreement (as defined in the Confirmation);

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	(2)	the Shares, in certificated form, duly issued and executed by the Issuer (as defined in the Confirmation) pursuant to the LLC Agreement, together with undated and blank endorsements;

	(3)	a copy of the register of the Issuer, duly updated to record the Transfer of the Shares to Party A and the pledge of the Shares by Party B to Party A; and

	(4)	such other documents and instruments as may be reasonably necessary or desirable to further carry out the purposes of the Transaction as determined by Party A.

(iv)
The definition of (i) “Exposure” hereunder is amended to delete the definition thereof and replace it with the following: “Exposure shall be equal to the Independent Amount”; and (ii) the definition of “Value” is hereby amended by deleting clause (i)(B) and replacing it with the following: “Shares, the Fair Market Value of such Shares as defined in the Confirmation.”

(v)	Paragraph 8 of this Annex is hereby amended by adding the following provisions directly below clause (a)(iv) thereof:

(v)
The Secured Party may, in its discretion, but shall not be obligated to, sell the Posted Collateral or any part thereof by private sale in such manner and under such circumstances as the Secured Party may deem necessary or advisable. Seller may purchase the Posted Collateral in lieu of effecting any private sale of the Posted Collateral. Without limiting the generality of the foregoing, in any such event, the Secured Party in its discretion (x) may, in accordance with applicable securities laws, proceed to make such private sale, (y) may approach and negotiate with a single possible purchaser to effect such sale, including, without limitation, the Issuer and (z) may restrict such sale to a purchaser who is an accredited investor under the Securities Act of 1933, as amended, and, if required by the Issuer, a qualified purchaser under the Investment Company Act of 1940, as amended, and who will represent and agree that such purchaser is purchasing for its own account, for investment and not with a view to the distribution or sale of such Posted Collateral or any part thereof. In addition, the Secured Party in its reasonable discretion (subject only to applicable requirements of law), may require that any sale hereunder (including a sale at auction) be conducted subject to restrictions:

(1) as to the financial sophistication and ability of any Person permitted to bid or purchase at any such sale;

(2) as to the content of legends on the Shares sold in such sale, including restrictions on future transfer thereof;

(3)
as to the representations required to be made by each Person bidding or purchasing at such sale relating to that Person’s access to financial information about the Pledgor and such Person’s intentions as to the holding of the Posted Collateral so sold for investment for its own account and not with a view to the distribution thereof; and

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(4)
as to such other matters as the Secured Party may, in its discretion, deem necessary or appropriate in order that such sale (notwithstanding any failure so to register) may be effected in compliance with relevant insolvency or bankruptcy laws and other laws affecting the enforcement of creditors’ rights and the Securities Act of 1933, as amended and all applicable state securities laws.

(vi)
The Pledgor agrees to the maximum extent permitted by applicable law that following the occurrence and during the continuance of an Event of Default or Termination Event with respect to the Pledgor, it will not at any time plead, claim or take the benefit of any appraisal, valuation, stay, extension, moratorium or redemption law now or hereafter in force in order to prevent or delay the enforcement of this Agreement, or the absolute sale of the whole or any part of the Posted Collateral or the possession thereof by any purchaser at any sale hereunder, and the Pledgor waives the benefit of all such laws to the extent it lawfully may do so. The Pledgor agrees that it will not interfere with any right, power and remedy of the Secured Party provided for in this Agreement or in the other Credit Support Documents to which the Pledgor is a party or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by the Secured Party of any one or more of such rights, powers or remedies;

(vii)
The Pledgor further agrees that a breach of any of the covenants contained herein will cause irreparable injury to the Secured Party, that the Secured Party shall have no adequate remedy at law in respect of such breach and, as a consequence, agrees that each and every covenant contained herein shall be specifically enforceable against the Pledgor, and the Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants;

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(viii)
TO THE MAXIMUM EXTENT PERMITTED BY LAW, FOLLOWING THE DELIVERY BY PARTY A OF A NOTICE OF AN EVENT OF DEFAULT OR A TERMINATION EVENT WITH RESPECT TO THE PLEDGOR, THE PLEDGOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS THE SECURED PARTY AS THE PROXY AND ATTORNEY-IN-FACT OF THE PLEDGOR WITH RESPECT TO THE POSTED COLLATERAL, INCLUDING THE RIGHT TO VOTE SUCH POSTED COLLATERAL, WITH FULL POWER OF SUBSTITUTION TO DO SO. IN ADDITION TO THE RIGHT TO VOTE ANY SUCH POSTED COLLATERAL, SUBJECT TO THE LLC AGREEMENT OF THE ISSUER, THE APPOINTMENT OF THE SECURED PARTY AS PROXY AND ATTORNEY-IN-FACT SHALL INCLUDE THE RIGHT TO EXERCISE ALL OTHER RIGHTS, POWERS, PRIVILEGES AND REMEDIES TO WHICH A HOLDER OF SUCH POSTED COLLATERAL WOULD BE ENTITLED (INCLUDING GIVING OR WITHHOLDING WRITTEN CONSENTS OF MEMBERS, CALLING SPECIAL MEETINGS OF MEMBERS AND VOTING AT SUCH MEETINGS), IN EACH CASE SUBJECT TO THE LLC AGREEMENT OF THE ISSUER. SUCH PROXY SHALL BE EFFECTIVE, AUTOMATICALLY AND WITHOUT THE NECESSITY OF ANY ACTION (INCLUDING ANY TRANSFER OF ANY SUCH POSTED COLLATERAL ON THE RECORD BOOKS OF THE ISSUER THEREOF) BY ANY PERSON (INCLUDING THE ISSUER OF SUCH POSTED COLLATERAL OR ANY OFFICER OR AGENT THEREOF), UPON THE OCCURRENCE OF AN EVENT OF DEFAULT OR A TERMINATION EVENT WITH RESPECT TO THE PLEDGOR; AND

(ix)
THE APPOINTMENT OF THE SECURED PARTY AS PROXY AND ATTORNEY-IN-FACT IN THIS CLAUSE 8(A) IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL THE DATE ON WHICH THIS TRANSACTION IS TERMINATED IN ACCORDANCE WITH ITS TERMS. THE APPOINTMENT OF SECURED PARTY AS PROXY AND ATTORNEY-IN-FACT SHALL INCLUDE THE RIGHT, WITHOUT LIMITATION, TAKE ANY ACTION AND TO EXECUTE ANY INSTRUMENT THAT THE SECURED PARTY MAY DEEM NECESSARY OR ADVISABLE TO ACCOMPLISH THE PURPOSES OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION TO PAY OR DISCHARGE TAXES OR LIENS LEVIED OR PLACED UPON OR THREATENED AGAINST THE POSTED COLLATERAL, THE LEGALITY OR VALIDITY THEREOF AND THE AMOUNTS NECESSARY TO DISCHARGE THE SAME TO BE DETERMINED BY THE SECURED PARTY IN ITS SOLE DISCRETION, ANY SUCH PAYMENTS MADE BY THE SECURED PARTY TO BECOME OBLIGATIONS OF THE PLEDGOR TO THE SECURED PARTY, DUE AND PAYABLE IMMEDIATELY WITHOUT DEMAND. NOTWITHSTANDING ANYTHING CONTAINED HEREIN, NEITHER THE SECURED PARTY NOR ANY OF ITS RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL HAVE ANY DUTY TO EXERCISE ANY RIGHT OR POWER GRANTED HEREUNDER OR OTHERWISE OR TO PRESERVE THE SAME AND SHALL NOT BE LIABLE FOR ANY FAILURE TO DO SO OR FOR ANY DELAY IN DOING SO, EXCEPT IN RESPECT OF DAMAGES ATTRIBUTABLE SOLELY TO THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION; PROVIDED THAT, IN NO EVENT SHALL THEY BE LIABLE FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES.

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(vi)	Paragraph 9 of this Annex is hereby amended by adding the following representations to the end of clause (iv) thereof:

(v)
The Pledgor has not performed and will not perform any acts that might prevent the Secured Party from enforcing any of the terms of this Agreement or that might limit the Secured Party in any such enforcement;

(vi)
all Posted Collateral constituting the Shares has been duly authorized, validly issued, are fully paid and non-assessable; with respect to any Shares that are represented by certificates delivered to the Secured Party or attributed to a securities account, such Shares are Securities as defined in Article 8 of the UCC;

(vii)
none of the Posted Collateral has been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject, and there are existing no options, warrants, calls or commitments or liens of any character whatsoever relating to the Posted Collateral which are the Shares (except for any options, warrants, calls or commitments or liens created by or contemplated in this Agreement) or which obligate the Issuer of the Shares included in the Posted Collateral to issue additional membership interests to the Pledgor;

(viii)
The representations and warranties set forth in this Paragraph 9 shall survive the execution and delivery of this Agreement, and shall be deemed repeated on each Business Day on which Posted Collateral is removed, added or substituted pursuant to the terms hereof; and

(vii)
Paragraph 10 of this Annex is hereby amended by adding the following clause (d) at the end of clause (c) thereof: “The obligation of the Pledgor to pay expenses as set forth in this Paragraph 10 shall survive the termination of the Agreement and the discharge of the Pledgor’s obligations thereunder.”

(viii)	Paragraph 11 of this Annex is hereby amended by adding the following clauses at the end of such Paragraph:

(g)
The Pledgor will maintain, and will cause the Issuer to maintain, complete and accurate books and records with respect to the Posted Collateral. The Pledgor will not intervene with any rights that the Secured Party may have to inspect the books and records of the Issuer.

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(h)
The Pledgor hereby authorizes the Secured Party to file, and if requested will deliver to the Secured Party, all financing statements (including, without limitation, a UCC financing statement in the name of the Pledgor in the UCC jurisdiction) and other documents and other instruments and take such other actions as may from time to time be requested by the Secured Party in order to maintain a first-priority perfected security interest in and control of, the Posted Collateral in any relevant jurisdiction. Any financing statement filed by the Secured Party may be filed in any filing office in any UCC jurisdiction and may (i) describe the Collateral by any description which reasonably approximates the description contained in this Annex and the Confirmation, and (ii) contain any other information required by Part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including whether the Pledgor is an organization, the type of organization and any organization identification number issued to the Pledgor. The Pledgor also agrees to furnish any such information to the Secured Party promptly upon request. The Pledgor also ratifies its authorization for the Secured Party to have filed in any UCC jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof. The Pledgor shall pay all actual and reasonable out-of-pocket third party expenses incurred in connection with such liens and security interest within five (5) Business Days.

(i)
Except as specifically provided in the Agreement, the Pledgor will not sell, assign, transfer, pledge, dispose or otherwise encumber any of its rights in or to the Posted Collateral, or any unpaid dividends, interest or other distributions or payments with respect to the Posted Collateral or grant a security interest or lien in the Posted Collateral without the prior consent of the Secured Party.

(j)
The Pledgor will not create, incur, or suffer to exist any lien on the Posted Collateral except the security interest created by this Agreement and any lien created in favor of Party A in the usual course of business. The Pledgor will not authorize the filing of any financing statement or any other document or instrument naming the Pledgor as debtor covering all or any portion of the Posted Collateral other than in favor of the Secured Party. The Pledgor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement without the prior written consent of the Secured Party. The Pledgor shall ensure that the Issuer remains duly incorporated and in good standing in the jurisdiction in which it is organized and each jurisdiction in which it conducts its business.

(k)
The Pledgor shall (a) deliver to the Secured Party the originals of the Assignment Agreement relating to the Shares that constitute Posted Collateral, and (b) hold in trust for the Secured Party upon receipt and immediately thereafter deliver to the Secured Party any other securities and/or instruments constituting Posted Collateral.

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(1)
The Pledgor shall, and will permit the Secured Party to, from time to time cause the Issuer of any uncertificated securities or other types of Eligible Collateral that constitute Posted Collateral not represented by certificates to mark its books and records with the numbers and face amounts of all such uncertificated securities and all rollovers and replacements therefor to reflect the lien of the Secured Party granted pursuant to this Annex. The Pledgor will take any actions necessary to cause the Issuer of any such uncertificated securities to cause the Secured Party to have and retain control over such uncertificated securities.

(m)
The Pledgor shall not (i) permit or suffer the Issuer to dissolve, merge, liquidate, retire any of the Shares or other instruments or securities evidencing ownership, reduce its capital, sell or encumber all or substantially all of its assets or merge or consolidate with any other entity, or (ii) vote any of the Shares in favor of any of the foregoing.

(n)
The Pledgor shall, until the Secured Party delivers a notice of an Event of Default or a Termination Event with respect to the Pledgor, be entitled to exercise all voting rights and any other rights relating to any Shares constituting Posted Collateral with the prior written consent of the Secured Party. Upon delivery by the Secured Party of a notice of an Event of Default or a Termination Event with respect to the Pledgor, the Secured Party shall, at all times prior to the termination of this Annex but subject to all of the restrictions and limitations with respect to the Shares under the LLC Agreement of the Issuer, be entitled to exercise (or, if applicable, to direct the Pledgor with respect to its exercise of) all voting rights or other rights relating to Posted Collateral, including, without limitation, exchange, subscription or any other rights, privileges, or options pertaining to any Shares constituting Posted Collateral as if it were the absolute owner thereof.

(o)
The Pledgor will not interfere with any right, power and remedy of the Secured Party provided for in this Annex or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by the Secured Party of any one or more of such rights, powers or remedies.

(p)
The Pledgor shall not (a) change its name as it appears in official filings in the jurisdiction of its incorporation or organization, (b) change the type of entity that it is, (c) change its organization or registration identification number, if any, issued by its jurisdiction of incorporation or other organization, or (d) change its jurisdiction of incorporation or organization, in each case, unless the Secured Party shall have received at least ten (10) days prior written notice of such change and the Secured Party shall have acknowledged in writing that either (1) such change will not adversely affect the validity, perfection or priority of the Secured Party’s security interest in the Posted Collateral, or (2) any action requested by the Secured Party in connection therewith has been completed or taken (including any action to continue the perfection of any liens in favor of the Secured Party in any Posted Collateral).

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(q)
This Agreement and Annex shall remain in full force and effect and continue to be effective should any petition be filed by or against the Pledgor for liquidation or reorganization, should the Pledgor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of the Pledgor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

(r)
The Pledgor acknowledges that the agreements made by it and the authorizations granted by it hereunder are irrevocable and that the authorizations granted in this Paragraph 13 hereof are powers coupled with an interest until payment in full of all amounts due under this Agreement and Annex.

(s)
The Secured Party may execute any of its duties hereunder by or through agents or employees and shall be entitled to advice of counsel concerning all matters pertaining to its duties hereunder. Neither the Secured Party, nor any of its respective officers, directors, employees, agents or counsel shall be liable for any action lawfully taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

MAZAL 485 LLC	GREEN 485 HOLDINGS LLC

Name:	Name:
Title:	Title:
Date:	Date:

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EXHIBIT “2(F)”

Transferor Pledge and Security Agreement

PLEDGE AND SECURITY AGREEMENT

       This PLEDGE AND SECURITY AGREEMENT (this “Agreement”), dated as of the _______ day of ___________, 2009, between MAZAL 485 LLC, a Delaware limited liability company, its successors and/or assigns, having an office at 241 West 47th Street, Suite 11B, New York, New York 10036 (“Secured Party”) and GREEN 485 HOLDINGS LLC, a Delaware limited liability company having an office at c/o SL Green Realty Corp., 420 Lexington Avenue, New York, New York 10170 (“Pledgor”).

Preliminary Statement

       WHEREAS, Secured Party has agreed to make a loan in the principal sum of $______________ (the “Loan”) to Pledgor;

       WHEREAS, Pledgor is a member of Green 485 JV LLC, a Delaware limited liability company (the “Company”), under and pursuant to the LLC Agreement (as defined in Exhibit A attached hereto);

       WHEREAS, Secured Party was willing to make the Loan to Pledgor only if Pledgor executes and delivers this Agreement and grants and assigns to Secured Party a security interest in the Collateral (as hereinafter defined) in the manner hereinafter set forth;

       NOW, THEREFORE, in consideration of the making of the Loan and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Pledgor hereby represents and warrants to and covenants and agrees with Secured Party as follows:

       SECTION 1. Security Interest. As security for (i) the due and punctual payment of the Debt (as defined in Exhibit A attached hereto) and (ii) the due and punctual observance and performance by Pledgor of all of the terms, covenants and provisions of the Loan Documents (as defined in Exhibit A attached hereto) (collectively the “Obligations”), Pledgor hereby pledges, hypothecates, assigns, and delivers to Secured Party and grants to Secured Party a security interest in all of Pledgor’s right, title and interest now owned or hereafter acquired in and to the following described property (the “Collateral”):

       (a)    100% of Pledgor’s membership interest in the Company (the “Interest”) and certificates, if any, representing the Interest;

       (b)    all cash, securities, dividends, distributions, proceeds, and other property at any time from and after the date hereof and from time to time thereafter received, receivable or otherwise distributed to Pledgor in respect of or in exchange for any or all of the Interest, and any fees, commissions or other compensation payable from and after the date hereof to Pledgor as a member of the Company (all of the foregoing, collectively, “Distributions”);

       (c)    all contract rights, general intangibles, rights, claims, powers, privileges, benefits and remedies arising from or in any way related to ownership of the Interest, certificates, if any, representing the Interest and the other Collateral described above in paragraphs 1(a) and (b), including, without limitation, all rights to vote or consent, or to receive any notice, or to inspect or review any books, records or other information;

       (d)    all additions to the Collateral described in the foregoing clauses (a) through (c), all substitutions therefor and all replacements thereof; and

       (e)    all proceeds of any of the foregoing.

       SECTION 2. Representations and Warranties of Pledgor. Pledgor hereby represents and warrants to Secured Party as follows:

       (a)    Pledgor is duly organized and validly existing in accordance with the laws of the jurisdiction of its formation and is in good standing under the laws of the State of New York and has all requisite power and authority under the laws of such state and under its organizational and charter documents to enter into and perform its obligations under this Agreement.

       (b)    Pledgor has taken all necessary legal and other action to authorize the execution, delivery and performance of this Agreement, and this Agreement constitutes the valid and binding obligation and agreement of Pledgor, enforceable against Pledgor in accordance with its terms.

       (c)    Pledgor has not received any written notice of default under any agreement or instrument to which it is a party or by which it or its assets may be bound which default would have a Material Adverse Effect (as defined on Exhibit A attached hereto), and to the extent Pledgor is in default under any order, judgment, award or decree of any court, arbitrator or other governmental authority binding upon it or by which any of its assets may be bound or affected, such default would not have a Material Adverse Effect.

       (d)    Neither the execution and delivery of this Agreement nor the compliance by Pledgor with the terms and provisions hereof are events which of themselves, or with the giving of notice or the passage of time, or both, would constitute, on the part of Pledgor, a violation of or conflict with, or result in any breach of, or default under, the terms, conditions or provisions of, or require any consent, permit, approval, authorization, declaration or filing which has not been made or obtained under or pursuant to, any statute, law, judgment, decree, order, rule or regulation applicable to Pledgor, the organizational and charter documents of Pledgor, or any other material agreement or instrument to which Pledgor is a party or by which Pledgor, or its assets, are bound, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever (other than the security interest granted hereby) on any of the assets of Pledgor that would have a Material Adverse Effect, and no such condition or event of itself, or with the giving of notice or the passage of time, or both, will result in the acceleration of the due date of any obligation of Pledgor or by which any of its assets are bound which would have a Material Adverse Effect.

       (e)    To Pledgor’s actual knowledge, there are no judgments presently outstanding and unsatisfied against Pledgor or any of its assets that would have a Material Adverse Effect, and neither Pledgor nor any of its assets are a party to or the subject of any actions or suits or proceedings in equity or by any governmental authorities that would have a Material Adverse Effect, and no such litigation or proceeding has been threatened against Pledgor or against any of its assets that would have a Material Adverse Effect, and no investigation in contemplation of such litigation or proceeding has begun or is pending that would have a Material Adverse Effect.

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       (f)    Pledgor is the sole legal and equitable owner of the Interest, free and clear of all liens, security interests, charges and encumbrances of every kind and nature (other than as created hereunder); the Interest is duly authorized, validly issued, fully paid and non-assessable; Pledgor has legal title to the Interest and good right and lawful authority to grant a security interest in the same in the manner hereby done or contemplated; except as otherwise provided in the LLC Agreement, the Interest is not subject to any option or similar arrangement; and no consent or approval of any governmental body or regulatory authority, or of any securities exchange, is necessary to the validity of the rights created hereunder; and all action has been taken by Pledgor to create in favor of Secured Party, a valid security interest in the Interest.

       (g)    Pledgor is the legal and equitable owner of the Collateral free and clear of all liens, security interests, charges, and encumbrances of every kind and nature (other than those created hereunder); the membership interest comprising the Collateral has been duly authorized, validly issued and is fully paid and non-assessable; Pledgor has legal title to such Collateral and good and lawful authority to pledge, assign and deliver such Collateral in the manner hereby contemplated; and no consent or approval of any governmental body or regulatory authority, or of any securities exchange, is necessary to the validity of the rights created hereunder.

       (h)    Pledgor shall not take any action, or fail to take any action, in contravention of the terms, conditions and provisions of the Loan Documents.

       SECTION 3. Delivery of Collateral; Voting Rights; Distributions; Substitution of Collateral.

       (a)    Any and all certificates, if any, representing the Collateral (including without limitation additional or substitute certificates or instruments representing Distributions or other Collateral that hereafter may be issued) shall be delivered to the Secured Party in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, with signatures appropriately guaranteed, and accompanied by any required transfer tax stamps, all in form satisfactory to Secured Party. Upon the pledge of any Collateral hereunder, Pledgor shall forthwith take any action necessary to cause such Collateral to be registered in the name of Secured Party or its designee, and shall provide evidence of same to Secured Party within five (5) business days of written request.

       (b)    So long as there shall not have occurred and be continuing an Event of Default, Pledgor shall be entitled to exercise any and all voting rights and powers relating or pertaining to the Collateral or any part thereof for any purpose not inconsistent with the terms and provisions of the Loan Documents or otherwise in contravention of any of the terms, covenants or provisions of the Loan Documents.

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       (c)    Until the Obligations are paid and performed in full, Pledgor shall not receive or be entitled to retain any Distributions, if any, paid on the Collateral. Pledgor hereby irrevocably directs the Company to deliver directly to the Secured Party any Distribution that is payable to Pledgor prior to the Obligations having been paid and performed in full. All Distributions received by Secured Party shall be held by Secured Party in an account under the sole dominion and control of Secured Party. Pledgor hereby pledges to Secured Party, as collateral for the obligations, all right, title and interest of Pledgor to any monies placed in such account, including any interest earned on such monies. The monies placed into such account, together with interest earned thereon, if any, shall be applied by Secured Party in accordance with the provisions of the Note. To the extent Pledgor receives any Distributions prior to the Obligations having been paid and performed in full, Pledgor shall receive same in trust for the benefit of Secured Party and shall immediately deliver same to Secured Party or its designated agent (accompanied by proper instruments of assignment or stock powers executed by Pledgor in accordance with Secured Party’s instructions) to be held subject to the terms, provisions and conditions of this Agreement.

       (d)    Upon the occurrence and during the continuation of an Event of Default, at the option of Secured Party, (i) all rights of Pledgor to exercise the voting and consensual rights and powers which Pledgor is entitled to exercise pursuant to the foregoing subparagraph (b) shall cease, and all such rights shall thereupon and without any further action or notice become vested in Secured Party who shall have the sole and exclusive right and authority to exercise (or refrain from exercising) such voting and consensual rights and powers in its sole discretion, and (ii) without limiting the rights of Secured Party under Section 3(d), Secured Party shall continue to be entitled to receive and retain any and all Distributions until the Obligations are paid and performed in full. THIS ASSIGNMENT OF VOTING RIGHTS IS COUPLED WITH AN INTEREST AND IS IRREVOCABLE BY DISSOLUTION OR OTHERWISE. The exercise of any of the rights and remedies of Secured Party under this paragraph shall not be or be deemed to be a disposition of Collateral under Article 9 of the Uniform Commercial Code as in effect in any applicable jurisdiction (the “UCC”) or an acceptance or a retention or a proposal to accept or retain all or any part of the Collateral in satisfaction of all or any of the Obligations. Any and all Distributions received by Secured Party pursuant to the provisions of this paragraph shall be retained by Secured Party as part of the Collateral and applied in accordance with the provisions of Section 6 of this Agreement.

       (e)    No substitution of Collateral shall be permitted without the prior written consent of Secured Party.

       SECTION 4. Defaults. The Debt shall become immediately due and payable at the option of the Secured Party upon the occurrence of any of the following events (an “Event of Default”):

       (a)    if (i) any portion of the Debt is not paid within five (5) business days after the same is due (taking into account any right of Pledgor under the Note to defer payment of Deferred Interest, as defined in the Note) or (ii) the Debt is not paid in full on the Maturity Date.

       (b)    if any Federal tax lien is filed against Pledgor or the Collateral that would have a Material Adverse Effect, Pledgor is aware of such lien and the same is not discharged of record within thirty (30) days of Pledgor receiving notice of such lien from the lienor, Secured Party or any third party;

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       (c)    if without the written consent of Secured Party, to be granted or withheld in Secured Party’s sole discretion, any part of the Collateral or any interest therein is in any manner further encumbered, sold, transferred or conveyed;

       (d)    if any representation or warranty of Pledgor made in the Loan Documents or in any certificate, report, financial statement or other instrument furnished in connection with the making of the Loan or the execution of the Loan Documents shall prove to have been false or misleading in any material respect when made and would have a Material Adverse Effect;

       (e)    if Pledgor shall make a general assignment for the benefit of creditors;

       (f)    if a court of competent jurisdiction enters a decree or order for relief with respect to Pledgor under Title 11 of the United States Code as now constituted or hereafter amended or under any other applicable Federal or state bankruptcy law or other similar law, or if such court enters a decree or order appointing a receiver, liquidator, assignee, trustee, sequestrator (or similar official) of Pledgor or of any substantial part of its property, or if such court decrees or orders the winding up or liquidation of the affairs of Pledgor;

       (g)    if Pledgor files a petition or answer or consent seeking relief under Title 11 of the United States Code as now constituted or hereafter amended, or under any other applicable Federal or state bankruptcy law or other similar law, or if Pledgor consents to the institution of proceedings thereunder or to the filing of any such petition or to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Pledgor, or of any substantial part of its property, or if Pledgor fails generally to pay its debts as such debts become due, or if Pledgor takes any action in furtherance of any action described in this subparagraph;

       (h)    except with respect to defaults arising under Section 4(a), if Pledgor shall be in default (i) under this Agreement with respect to any monetary obligation which continues for five (5) business days after notice from Secured Party or with respect to any non-monetary default which continues for thirty (30) days after notice from Secured Party or (ii) under the terms of any other agreement between Pledgor and Secured Party or any affiliate of Secured Party.

       SECTION 5. Remedies Upon Default. Upon the occurrence and during the continuation of an Event of Default, Secured Party may, in addition to any other rights or remedies which Secured Party may have at law or in equity (including, without limitation, any rights or remedies provided under this Agreement or the other Loan Documents), immediately and without demand exercise with respect to the Collateral any and all rights and remedies granted to a secured party under the UCC.

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       SECTION 6. Sale of Collateral.

       (a)    Sale of the Collateral may be made at any public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery, as Secured Party shall deem appropriate. Secured Party shall be authorized at any such sale, in its sole discretion, to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Collateral then being sold for their own account for investment and not with a view to the distribution or resale thereof, and upon consummation of any such sale Secured Party shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of Pledgor, and Pledgor hereby waives, to the extent permitted by law, all right of redemption, stay or appraisal which Pledgor now have or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. To the extent that notice of sale shall be required to be given by law, Secured Party shall give Pledgor ten (10) days’ notice in the manner herein specified of Secured Party’s intention to make any such public or private sale or sale at any broker’s board or on any such securities exchange. Such notice, in case of public sale, shall state the time and place fixed for such sale, and, in the case of sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. In case of private sale, such notice shall state the time after which the Collateral will be sold. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as Secured Party may fix in the notice of such sale. At any such sale, the Collateral, or any portion thereof, may be sold in one lot as an entirety or in separate parcels, as Secured Party may in its sole discretion determine. To the extent permitted by law, Secured Party may bid, which bid may be in whole or in part, in the form of cancellation of indebtedness, for and purchase for the account of Secured Party or its nominee the whole or any part of the Collateral. Secured Party shall not be obligated to make any sale of the Collateral if Secured Party shall determine not to do so, regardless of the fact that notice of sale of the Collateral may have been given. Secured Party may, without notice of publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by Secured Party until the sales price is paid by the purchaser or purchasers thereof, but Secured Party shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in the case of any such failure, such Collateral may be sold again upon like notice. As an alternative to exercising the power of sale herein conferred upon it, Secured Party may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral, or any portion thereof, pursuant to a judgment or decree of a court or courts of competent jurisdiction. Pledgor agrees, to the extent permitted by law, that any sale or other disposition of any of the Collateral in accordance with the foregoing procedures shall be deemed to be commercially reasonable under the UCC and otherwise proper.

       (b)    In connection with any disposition of the Collateral, if Secured Party elects to obtain the advice of any one or more independent nationally known investment banking firms which are member firms of the New York Stock Exchange (or other nationally recognized exchange), with respect to the method or manner of sale or disposition of any of the Collateral, the best price reasonably obtainable therefor and any other details concerning such sale or disposition, Pledgor agrees, to the extent permitted by law, that any sale or other disposition of any of the Collateral in reliance on such advice shall be deemed to be commercially reasonable under the UCC and otherwise proper.

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       (c)    Pledgor understands that compliance with federal or state securities laws may strictly limit the course of conduct of Secured Party if Secured Party were to attempt to dispose of all or any part of the Collateral and may also limit the extent to which or the manner in which any subsequent transferee of the Collateral may dispose of the same. Pledgor agrees that in any sale of any of the Collateral, Secured Party is hereby authorized to comply with any such limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable law (including, without limitation, compliance with such procedures as may restrict the number of prospective bidders and purchasers or further restrict such prospective bidders or purchasers to persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any governmental regulatory authority or official, and Pledgor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall Secured Party be liable or accountable to Pledgor for any discount allowed by reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

       SECTION 7. Application of Monies. All monies (including, without limitation, Distributions) received or collected by Secured Party pursuant to this Agreement shall be held as Collateral by Secured Party and applied in accordance with the provisions of the Note and after the occurrence of an Event of Default shall be applied by Secured Party first, to the payment of all costs incurred in the collection of such monies (including reasonable attorneys’ fees and legal expenses) and second, to the payment of the Obligations in such order and priority as Secured Party may in its sole discretion determine. The balance, if any, of such monies remaining after payment in full of such costs and the Obligations shall be remitted to Pledgor or as otherwise directed by a court of competent jurisdiction.

       SECTION 8. Secured Party Appointed Attorney-in-Fact. Pledgor hereby appoints Secured Party the attorney-in-fact of Pledgor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument which Secured Party may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, Secured Party shall have the right and power to receive, endorse and collect all checks and other orders for the payment of money made payable to Pledgor representing any Distribution or any part thereof and to give full discharge for the same.

       SECTION 9. No Waiver. No failure or delay on the part of Secured Party in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power preclude any other or further exercise thereof or the exercise of any other right or power hereunder, nor shall Secured Party’s waiver of any right or remedy against Pledgor release or relieve Pledgor from its obligations hereunder. No modification or waiver of any provision of this Agreement or consent to any departure by Pledgor therefrom shall be effective unless the same shall be in writing and signed by Secured Party, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on Pledgor in any case shall, of itself, entitle Pledgor to any other or further notice or demand in similar or other circumstances. If any notice is required by law to be given to Pledgor by Secured Party, ten (10) days’ notice given in the manner herein provided for and addressed to Pledgor at the address set forth herein shall be deemed for all purposes to be reasonable notice.

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       SECTION 10. Duration of Secured Party’s Rights and Termination. Until the Obligations shall have been paid and performed in full, all rights, powers and remedies granted to Secured Party under this Agreement shall continue to exist and may be exercised by Secured Party at any time and from time to time irrespective of the fact that the Obligations or any part thereof may have become barred by any statute of limitations or that the liability of Pledgor or any other party therefor may have ceased. Upon payment and performance in full of the Obligations, Secured Party shall reassign and redeliver, without recourse or warranty and at the expense of Pledgor, or cause to be so reassigned and redelivered, to Pledgor or to such person or persons as Pledgor shall designate, against receipt, such of the Collateral, if any, as shall not have been sold or otherwise applied by Secured Party pursuant to the terms hereof and still be held by Secured Party hereunder, together with appropriate instruments of reassignment and release.

       SECTION 11. No Further Transfer or Encumbrance of Collateral. Until the Obligations are paid and performed in full, Pledgor covenants and agrees with Secured Party that Pledgor shall not in any manner further encumber, sell, transfer or convey, or permit to be further encumbered, sold, transferred or conveyed in any manner, the Collateral and security interests created hereby.

       SECTION 12. Limitation on Duties and Liabilities of Secured Party; Indemnification.

       (a)    Beyond the exercise of reasonable care in the custody of any Collateral in its possession, Secured Party (in its capacity as Secured Party) shall have no duty as to any Collateral or as to the preservation of rights against prior parties or any other rights pertaining thereto. Secured Party (in its capacity as Secured Party) shall have no duty as to any Collateral, to ascertain or take action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral. Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords other collateral of the same type in its possession. Secured Party (in its capacity as Secured Party) shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of Secured Party (in its capacity as Secured Party) or any agent, bailee or custodian selected by Secured Party in good faith or for taking any necessary steps to preserve rights against any parties with respect to any Collateral or for the collection of any proceeds of any Collateral or for any invalidity, lack of value or uncollectability of any of the Collateral.

       (b)    The pledge and assignment of the Collateral and grant of a security interest is for collateral purposes only, and Secured Party shall neither by virtue of this Security Agreement, by the receipt of Distributions, by exercise of voting rights or by the exercise of any of its rights or remedies hereunder be deemed to be a member of the Company or to have any liability for the debts, obligations or liabilities of Pledgor, the Company or any other member of the Company. Without limiting the generality of the foregoing, by accepting the pledge, assignment and security interests described herein, Secured Party does not thereby assume any debts, obligations, responsibilities, covenants, agreements or liabilities of Pledgor in connection with the Collateral or of Pledgor to the Company or to any third parties dealing with the Company.

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       (c)    Pledgor upon demand shall pay to Secured Party the amount of any and all reasonable expenses, including the reasonable fees and disbursements of counsel and of any experts and agents, which Secured Party may incur in connection with (i) the sale of, collection from, or other realization upon, any of the Collateral, (ii) the exercise or enforcement of any of the rights of Secured Party hereunder, or (iii) the failure by Pledgor to perform or observe any of the provisions hereof.

       (d)    All advances, charges, costs, taxes, liens, assessments, and expenses, including reasonable attorneys’ fees, incurred or paid by Secured Party in exercising any right, power or remedy conferred in this Agreement, or in the enforcement thereof, shall become a part of the Obligation secured hereby and shall bear interest from the date incurred or paid by Secured Party at a rate per annum equal to the lesser of (i) the Default Rate (as defined in the Note) and (ii), the maximum rate which Secured Party may lawfully be entitled to receive.

      SECTION 13. Security Interest Absolute. All rights of Secured Party and the security interests hereunder, and all obligations secured hereby, shall be absolute and unconditional, irrespective of any lack of validity or enforceability of any of the Loan Documents; any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations or any other amendment or waiver of or any consent to any departure from any of the Loan Documents; any exchange, release or non-perfection of any other collateral for the Obligations, or any release or amendment or waiver of or consent to departure from any of the Loan Documents; or any other circumstance (other than payment and performance of the Obligations in full) that might otherwise constitute a defense available to, or a discharge of Pledgor or any other obligor under any of the Loan Documents, or any third party grantor of collateral for the Obligations or any part thereof.

      SECTION 14. Notice. Any notice, request, demand, statement, authorization, approval or consent made All notices of default, demands, requests for or grants of consents or approvals, which any of the parties to this Agreement may desire or be required to give hereunder shall be in writing and shall be given by (a) personal delivery, (b) facsimile transmission or (c) a nationally recognized overnight courier service, fees prepaid, addressed as follows:

If to the Pledgor, to:	c/o SL Green Realty Corp.
420 Lexington Avenue
New York, New York 10170
Attn: Andrew S. Levine, Esq.
Facsimile No.: (212) 356-4135

With a copy to:	Paul, Weiss, Rifkind, Wharton & Garrison, LLP
1285 Avenue of the Americas
New York, New York 10019
Attn: Peter E. Fisch, Esq.
Facsimile No.: (212) 492-0424

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If to the Secured Party, to:	241 West 47th Street
Suite 11B New York, New York 10036
Attn: ______________________________
Facsimile No.: ________________________________

With a copy to:	Greenberg Traurig, LLP
200 Park Avenue
New York, New York 10166
Attention: Joseph D. Farrell, Esq.
Facsimile No.: ________________________________

Any Member may designate another addressee (and/or change its address) for notices hereunder by a notice given pursuant to this Section 14. A notice sent in compliance with the provisions of this Section 14 shall be deemed given on the date of receipt.

       SECTION 15. Further Assurances.

       (a)    Pledgor will, at Pledgor’s expense and in such manner and form as Secured Party may require, execute, deliver, file and record any financing statement, specific assignment or other customary paper and take any other action necessary or desirable, or that Secured Party may reasonably request, in order to create, preserve, perfect or validate any security interest, or to enable Secured Party to exercise and enforce its rights hereunder with respect to any of the Collateral, or better to assure and confirm unto Secured Party its rights, powers and remedies hereunder. To the extent permitted by applicable law, Pledgor hereby authorizes Secured Party to execute and file, in the name of Pledgor or otherwise, UCC financing statements (which may be carbon, photographic, photostatic or other reproductions of this Agreement or of a financing statement relating to this Agreement) which Secured Party in its sole discretion may deem necessary or appropriate to further perfect its rights under this Agreement. Pledgor hereby consents and agrees that the issuer of the Collateral or any registrar or transfer agent for any of the Collateral shall be entitled to accept the provisions hereof as conclusive evidence of the right of Secured Party to effect any transfer pursuant to the provisions hereof, notwithstanding any other notice or direction to the contrary heretofore or hereafter given by Pledgor or any other party to such issuer, registrar or transfer agent.

       (b)    Pledgor agrees that Pledgor will not change (i) Pledgor’s name or (ii) the location of Pledgor’s chief executive office unless Pledgor shall have given Secured Party not less than thirty (30) days’ prior written notice thereof.

       (c)    Pledgor agrees to do such further reasonable acts and things, and to execute and deliver such additional conveyances, assignments, agreements and instruments, as Secured Party may at any time reasonably request in connection with the administration or enforcement of this Agreement (including, without limitation, to aid Secured Party in the sale of all or any part of the Collateral) or related to the Collateral or any part thereof or in order better to assure and confirm unto Secured Party its rights, powers and remedies hereunder.

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       SECTION 16. Cumulative Rights and Remedies. All remedies afforded to Secured Party by reason of this Agreement are separate and cumulative remedies and it is agreed that no one of such remedies shall be deemed to be in exclusion of any other remedies available to Secured Party and shall not in any manner limit or prejudice any other legal or equitable remedies which Secured Party may have. The rights, powers and remedies given to Secured Party by this Agreement shall be in addition to all rights, powers and remedies given to Secured Party by virtue of any statue or rule of law and all such rights, powers and remedies are cumulative and not alternative, and may be exercised and enforced successively or concurrently. Any forbearance or failure or delay by Secured Party in exercising any right, power or remedy hereunder shall not be deemed to be a waiver of such right, power or remedy, and any single or partial exercise of any right, power or remedy hereunder shall not preclude the further exercise thereof, and every right, power and remedy of Secured Party hereunder shall continue in full force and effect until such right, power or remedy is specifically waived by an instrument in writing executed by Secured Party.

       SECTION 17. Parties Bound. This Agreement shall be binding upon and inure to the benefit of Pledgor and Secured Party and their respective successors and assigns.

       SECTION 18. Severability. If any term, covenant or provision of this Agreement shall be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such term, covenant or provision.

       SECTION 19. No Oral Change. This Agreement may only be modified, amended, changed, discharged or terminated by an agreement in writing signed by the parties hereto.

       SECTION 20. Governing Law. This agreement shall be governed by and construed in accordance with the laws of the State of New York.

       SECTION 21. Headings. Section headings used herein are for convenience only and shall not affect the construction of this Agreement.

       SECTION 22. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall for all purposes be deemed to be an original, and all such counterparts together shall constitute but one and the same agreement.

       SECTION 23. Exculpation. The provisions of paragraph 17 of the Note are hereby incorporated by reference to the fullest extent as if the text of such paragraph were set forth in its entirety herein. In the event of any conflict or inconsistency between the provisions of paragraph 17 of the Note, as incorporated herein by this Section 23, on the one hand, and any other Section or provision of this Agreement, on the other, the provisions of paragraph 17 of the Note shall govern and control.

[SIGNATURE PAGE FOLLOWS IMMEDIATELY]

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       IN WITNESS WHEREOF, Secured Party and Pledgor have duly executed this Agreement as of the date first above written.

SECURED PARTY:

MAZAL 485 LLC, a Delaware limited liability company

By:
Name:
Title:

PLEDGOR:

GREEN 485 HOLDINGS LLC, a Delaware limited liability company

By:
Name:
Title:

Green 485 JV LLC, the Company referred to in this Agreement, by its signature:

(i)	consents in all respect to the transactions effected by this Agreement,

(ii)
agrees to make all Distributions payable to Pledgor directly to Secured Party, pursuant to instructions to be provided by Secured Party, until Secured Party provides written notice to Green 485 JV LLC to the contrary,

(iii)
agrees to be bound by all of the terms, covenants and provisions of this Agreement, including, without limitation, the right of Secured Party to declare the Debt immediately due and payable in accordance with the provisions hereof.

GREEN 485 JV LLC,
a Delaware limited liability company

By:	GREEN 485 HOLDINGS LLC, its managing member

By:
Name: Andrew S. Levine
Title: Executive Vice President

EXHIBIT A

1.	Debt:	The term “Debt” as used in this Agreement shall mean, collectively, all principal, interest and other sums of a nature whatsoever which may or shall become due and payable under the Loan Documents.

2.	Loan Documents:	The term “Loan Documents” as used in this Agreement shall mean, collectively, the following documents and instruments executed and delivered in connection with the Loan:

		(A)	This Agreement.

		(B)	The Note.

		(C)	All other documents and instruments of any nature whatsoever executed and delivered in connection with the Loan or otherwise relating thereto.

3.	Material Adverse Effect:	The term “Material Adverse Effect” as used in this Agreement shall mean a material adverse effect on Pledgor’s ability to perform its obligations under this Agreement.

4.	LLC Agreement:
The term “LLC Agreement” as used in this Agreement shall mean that certain Amended and Restated Limited Liability Company Agreement of Green 485 JV LLC, dated as of _____________, 2009, among Secured Party, Pledgor and [SLGOP Subsidiary], as the same may hereafter be amended, modified, restated or supplemented in accordance with its terms.

5.	Note:
The term “Note” as used in this Agreement shall mean that certain Secured Note dated as of the date hereof in the principal sum of $______________ given by the Pledgor to the Secured Party, as the same may be hereafter amended, modified, restated or supplemented in accordance with its terms or by the mutual consent of Secured Party and Pledgor.

EXHIBIT “2(G)”

Assignment of Limited Liability Company Interest

ASSIGNMENT OF MEMBERSHIP INTEREST

    This ASSIGNMENT OF MEMBERSHIP INTEREST,dated as of ______________, 2009 (this “Assignment”), is entered into by and among GREEN 485 HOLDINGS LLC, a Delaware limited liability company (“Assignor”) and MAZAL 485 LLC, a Delaware limited liability company (“Assignee”).

WITNESSETH:

    WHEREAS, Green 485 JV LLC, (the “Company”) is a limited liability company duly formed under the laws of the State of Delaware, pursuant to the (i) Certificate of Formation of the Company filed with the Secretary of State of the State of Delaware on December 8, 2006 and (ii) the Limited Liability Company Agreement, dated as of December 15, 2006 (the “Operating Agreement”);

    WHEREAS, Assignor is the owner and holder of a ninety-nine percent (99%) membership interest in the Company; and

    WHEREAS, Assignor and Assignee have entered into that certain Sale-Purchase Agreement, dated as of August _____, 2009, pursuant to which Assignor has agreed to assign to Assignee a portion of its membership interest in the Company constituting a forty-nine percent (49.5%) membership interest therein (the “Interest”).

    NOW, THEREFORE, for value received, the receipt and sufficiency of which are hereby acknowledged, the undersigned, in consideration of the premises, covenants and agreement contained herein, do hereby agree as follows:

    1.   Assignment. Assignor hereby unconditionally and irrevocably assigns, transfers and conveys to Assignee, effective as of the date hereof, all of the right, title and interest of Assignor in and to the Interest, including, without limitation, all right, title and interest of Assignor, if any, in and to the properties (real and personal) and capital of the Company and all distributions and allocations made or to be made in respect of the Interest.

    2.   Assumption. Assignee hereby accepts the assignment of the Interest and expressly assumes the obligations of Assignor with respect to the Interest accruing from and after the date hereof.

    3.   Books and Records. The members of the Company shall take all actions necessary to evidence the admission of Assignee as a member of the Company.

    4.   Future Cooperation. Each of the parties hereto agrees to cooperate at all times from and after the date hereof with respect to all of the matters described herein, and to execute such further assignments, releases, assumptions, amendments of the Operating Agreement, notifications and other documents as may be reasonably requested for the purpose of giving effect to, or evidencing or giving notice of, the transaction contemplated by this Assignment.

    5.   Binding Effect. This Assignment shall be binding upon, and shall inure to the benefit of the parties hereto and their respective successors and assigns.

    6.   Execution in Counterparts. This Assignment may be (a) executed in counterparts, each of which shall be deemed an original, but all which shall constitute one and the same instrument and (b) by telecopy or other electronic signature (which shall be deemed an original for all purposes).

    7.   Governing Law. This Assignment shall be governed by, and construed under, the laws of the State of New York, all rights and remedies being governed by said laws, without regard to principles of conflict of law.

[REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

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    IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be duly executed as of the day and year first-above written.

ASSIGNOR:

GREEN 485 HOLDINGS LLC, a Delaware limited liability company

By:
Name: Andrew S. Levine
Title: Executive Vice President

ASSIGNEE:

MAZAL 485 LLC, a Delaware limited liability company

By:
Name:
Title: